Exhibit 10.1

LEASE

Domain Junction 2 LLC,

Landlord,

and

HomeAway, Inc.,

Tenant

TABLE OF CONTENTS

(continued)

Page
38. EXAMINATION NOT OPTION	29

39. RECORDATION	29

40. LIMITATION OF LIABILITY	29

41. SPECIAL PROVISIONS	29

NET OFFICE LEASE

REFERENCE PAGES

BUILDING:	That certain five (5) story retail/office building which: (i) is depicted as the “Domain Two Office Building” on the site plan attached to this Lease as Exhibit “A”; and (ii) will be constructed on the tract of land owned by Landlord described on Exhibit “B” attached to this Lease.

PARKING FACILITY:	A multi-story structured parking facility depicted as the “Phase 1 Garage” on the site plan attached to this Lease as Exhibit “A”, for which Landlord has an easement estate.

LANDLORD:	Domain Junction 2 LLC, a Delaware limited liability company

LANDLORD’S ADDRESS:	c\o Endeavor Real Estate Group, Ltd. Attn: Property Management Group 11401 Century Oaks Terrace, Suite 350 Austin, Texas 78758

WIRING INSTRUCTIONS FOR RENT PAYMENT:

LEASE REFERENCE DATE:	July 3, 2013

TENANT:	HomeAway, Inc., a Delaware corporation

TENANT’S NOTICE ADDRESS:	1011 West Fifth Street, Suite 300 Austin, Texas 78703 Attention: Chief Financial Officer With copy to: HomeAway, Inc. 1011 West Fifth Street, Suite 300 Austin, Texas 78703 Attention: General Counsel

PREMISES:	All of the rentable space on the second, third, fourth and fifth floors of the Building (for floor plans of the Premises, see Exhibit C)

PREMISES ADDRESS:	11800 Domain Blvd., Suite Number 200, Austin, Texas 78758

PREMISES RENTABLE AREA:	Approximately 114,665 sq. ft.

PROJECT:	The Building and the Parking Facility (as defined in Section 30), combined

THE DOMAIN:	The real estate development project locally known as “The Domain”, in which the Project is located, generally including the area within and bounded by Burnet Road, Gault Lane, Loop 1 (MoPac) and Braker Lane in the City of Austin, Texas, SAVE AND EXCEPT the building known as “Building 45” located on Braker Lane which is currently occupied by IBM. The area identified herein as “The Domain” currently includes:

(i) the office building known as “Domain 5” located at 11501 Domain Drive; (ii) the office building known as “Domain 2” (to be renamed), located at 3110 Esperanza Crossing; (iii) the office building known as “Domain Gateway” located at 2900 Esperanza Crossing; and (iv) the “Offices at the Domain” (office above retail) and the retail center currently anchored by Neiman Marcus, Macy’s, Dillard’s and Dick’s Sporting Goods.

SCHEDULED COMMENCEMENT DATE:	September 1, 2014 (subject to adjustment as provided in Section 2)

TERM:	Eleven and one-half (11 1⁄2) years, beginning on the Commencement Date and ending on the Termination Date.

TERMINATION DATE:	The last day of the one hundred thirty-eighth (138th) full calendar month after the Commencement Date.

ANNUAL RENT and MONTHLY INSTALLMENT OF

RENT(Article 3):

Period*		Occupied	Rentable Square		Annual Rate	Annual Rent**	Monthly Rent**
from	through	Floors	Footage**		(Per Square Foot)
9/1/2014	6/30/2015	2 and 3	57,165		$22.65	$1,294,787.30	$107,898.94
7/1/2015	8/31/2015	2, 3 and 4	86,059	***	$22.65	$1,294,787.30	$107,898.94
9/1/2015	2/29/2016	2, 3 and 4	86,059		$23.15	$1,992,265.85	$166,022.15
3/1/2016	8/31/2016	2, 3, 4 and 5	114,665		$23.15	$2,654,494.75	$221,207.90
9/1/2016	8/31/2017	2, 3, 4 and 5	114,665		$23.65	$2,711,827.25	$225,985.60
9/1/2017	8/31/2018	2, 3, 4 and 5	114,665		$24.15	$2,769,159.75	$230,763.31
9/1/2018	8/31/2019	2, 3, 4 and 5	114,665		$24.65	$2,826,492.25	$235,541.02
9/1/2019	8/31/2020	2, 3, 4 and 5	114,665		$25.15	$2,883,824.75	$240,318.73
9/1/2020	8/31/2021	2, 3, 4 and 5	114,665		$25.65	$2,941,157.25	$245,096.44
9/1/2021	8/31/2022	2, 3, 4 and 5	114,665		$26.15	$2,998,489.75	$249,874.15
9/1/2022	8/31/2023	2, 3, 4 and 5	114,665		$26.65	$3,055,822.25	$254,651.85
9/1/2023	8/31/2024	2, 3, 4 and 5	114,665		$27.15	$3,113,154.75	$259,429.56
9/1/2024	8/31/2025	2, 3, 4 and 5	114,665		$27.65	$3,170,487.25	$264,207.27
9/1/2025	2/28/2026	2, 3, 4 and 5	114,665		$28.15	$3,227,819.75	$268,984.98

NOTES:
*	The time periods have been calculated assuming a September 1, 2014 Commencement Date. If the Commencement Date is delayed under the terms and provisions of Section 3 or Exhibit B attached to this Lease, then the dates will be adjusted accordingly.
**	The Rentable Square Footage Amounts and the Annual Rent and Monthly Rent amounts have been adjusted to take into account the rent abatement provisions set out in Section 3.1.1 of this Lease.
***	During the eleventh and twelfth months of the Term, Tenant will be allowed to occupy 86,059 square feet of rentable area but will be paying rent on only 57,165 square feet of rentable area (see Section 3.1.1).

TENANT’S PROPORTIONATE SHARE:	82.1%

SECURITY DEPOSIT:	A $1,000,000.00 letter of credit (as provided in Section 5).

ASSIGNMENT/SUBLETTING FEE	$750.00

BUILDING BUSINESS HOURS:	7:00 a.m. to 6:30 p.m. each Monday through Friday and 8:00 a.m. to 12:00 p.m. on each Saturday (or such other times specified by Tenant by notice to Landlord), other than New Year’s Day, Memorial Day, the Fourth of July, Labor Day, Thanksgiving Day and Christmas Day.

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes the exhibits attached to this Lease, all of which are incorporated into and made a part of this Lease.

LANDLORD:			TENANT:

By:	Domain Junction 2 LLC, a Delaware limited liability company		HomeAway, Inc., a Delaware corporation

	By:	/s/ Paul W. Grafft	By:	/s/ Lynn Atchison
	Printed Name:	Paul W. Grafft	Printed Name:	Lynn Atchison
	Title:	Vice President	Title:	CFO

		Dated: 6/27/13	Dated:	6/24/13

v

LEASE

By this Lease Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord. The Premises are defined on the Reference Pages and are depicted on the floor plans attached hereto as Exhibit C. The Project is defined on the Reference Pages and is depicted on the site plan attached hereto as Exhibit A. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for general office and related incidental purposes. Tenant shall not allow the Premises to be used for any improper, immoral or unlawful purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Project or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way invalidate or prevent the procuring of any insurance protecting against loss or damage to the Project or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Project or any part thereof.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Project any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Project and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Project and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 31) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.

1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Project as they exist from time to time during the Term, subject to Landlord’s reasonable rules and regulations regarding such use. Notwithstanding the foregoing, the Building shall not contain common areas on the second, third, fourth or fifth floors, and Tenant shall have exclusive use and occupancy of such floors.

1.4 The Project and the Premises are subject to that certain Amended and Restated Declaration of Covenants, Conditions and Restrictions for “The Domain” dated July 24, 2007 recorded as Document No. 2007136702 of the Official Public Records of Travis County, Texas, as amended if applicable (the “Domain CCRs”) and the assessments and charges levied thereunder (the “Domain Assessments”). Under the terms of the Domain CCRs, owners and occupants of the Premises have the right to utilize certain common areas and private streets more fully described therein and are subject to the restrictions and obligations set out therein. Tenant agrees to comply with all of the terms, conditions and requirements applicable to Tenant and/or the Premises under the Domain CCRs.

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1.5 Landlord intends to subject the Building to a condominium declaration and the Parking Facility to a separate condominium declaration (individually a “Condominium Declaration” and collectively, the “Condominium Declarations”). Pursuant to the Condominium Declaration covering the Building, the first floor of the Building will be divided into one or more condominium units which will be used for retail purposes and the Premises will be divided into one or more condominium units which will be used for office purposes. The form of Condominium Declaration for the Building is attached hereto as Exhibit “I” and the “Domain Building 2 Expense Allocation Document” which will be executed in connection therewith (the “Expense Allocation Document”) is attached hereto as Exhibit “J”. Pursuant to the Condominium Declaration covering the Parking Facility, the Parking Facility (as the same is expanded from time to time) will be divided into multiple condominium units which will be utilized by occupants of the Building and also by others. It is anticipated that the Condominium Declaration for the Building will be executed and filed of record prior to the Commencement Date and the Expense Allocation Document will be executed (but not filed of record) in conjunction therewith. With respect to the Parking Facility: (i) the rights of Landlord will be governed by that certain “Parking Garage Easement Agreement” which will be filed of record prior to the Commencement Date in substantially the form of Exhibit “K” attached hereto (the “Parking Easement Agreement”); and, (ii) the Condominium Declaration for the Parking Facility will be filed of record after the Commencement Date and concurrently with such filing, the Parking Easement Agreement will be terminated. Tenant agrees to comply with all of the terms, conditions and requirements applicable to Tenant and/or Tenant’s use and occupancy of the Project under the Condominium Declarations, the Expense Allocation Document and the Parking Easement Agreement; provided, however, in the event of any inconsistency between the terms and provisions of this Lease and the terms and conditions of the Condominium Declarations, the Expense Allocation Document and the Parking Easement Agreement, the terms and conditions of this Lease shall control in determining the obligations of Landlord and Tenant to each other pursuant to this Lease. Landlord may attach the necessary exhibits and may make and/or consent to minor changes to the Condominium Declarations, the Expense Allocation Document and/or the Parking Easement Agreement without necessity of obtaining Tenant’s consent, but Landlord will not make or consent to any amendments to the Condominium Declarations, the Expense Allocation Document or the Parking Easement Agreement that materially adversely affects the Premises without the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed. In addition, Tenant will also have the right to review and approve the Condominium Declaration for the Parking Facility, but such approval will not be unreasonably withheld, conditioned or delayed. The assessments and charges levied against the Project under the Condominium Declarations and the Expense Allocation Document (the “Condominium Assessments”) and all expenses incurred by Landlord pursuant to the Parking Easement Agreement (the “Parking Easement Assessments”) will be added to the “Expenses” (hereinafter defined). If Landlord delivers written notice to Tenant attaching the proposed Condominium Declaration for the Parking Facility or any proposed amendment to the Condominium Declarations, the Expense Allocation Document and/or the Parking Easement Agreement and Tenant fails to deliver a written notice of objection to Landlord within twenty (20) calendar days after Landlord’s delivery of such notice and document or documents to Tenant, stating with specificity Tenant’s objections to the proposed document(s), then Tenant will be deemed to have provided Tenant’s written consent to the proposed document(s). Notwithstanding anything else herein to the contrary, Landlord’s notice under this Section must contain a statement in conspicuous, capitalized font that Tenant’s failure to respond within the specified time period will be considered Tenant’s deemed approval of the attached documents.

2. TERM.

2.1 The Term of this Lease shall begin on the date (“Commencement Date”) which shall be the later of: (a) the Scheduled Commencement Date, as shown on the Reference Pages; or (b) the date which is ninety (90) days after the “Delivery Date” (as defined in Exhibit D). Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit E attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises for any reason, Tenant shall not be liable for any rent until ninety (90) days after the Delivery Date (subject to adjustment as provided in Section 2.4 below). No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that (i) if the Delivery Date does not occur on or before September 15, 2014 (other than as a result of Force Majeure or Tenant Delay), Tenant shall receive one (1) additional day of free Annual Rent for each day thereafter until Landlord delivers possession of the Premises; and (ii) if the Delivery Date does not occur on or before December 15, 2014 (other than as a result of Force Majeure or Tenant Delay), Tenant shall have the option to terminate this Lease. If Tenant terminates the Lease as permitted in this section, Landlord shall reimburse Tenant within thirty (30) days thereafter for $1,000,000.00, as Tenant’s sole and exclusive remedy and as liquidated damages which the parties stipulate is a reasonable estimate of Tenant’s damages for disruption to its business, reputation and operations, which are difficult to quantify.

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2.2.1

(a)	Landlord represents and warrants to Tenant that it has received its site development permit for construction of the Project.

(b)	Landlord agrees that if Landlord fails to commence construction of the Building on or before December 15, 2013 (and if such failure is not due to Force Majeure or Tenant Delay), then Tenant may terminate this Lease by written notice to Landlord. For purposes of this Lease, construction of the Building shall be deemed to have commenced when the excavation for the foundation of the Building shall have been commenced. If Tenant terminates this Lease as permitted in this subsection, Landlord shall, as Tenant’s sole and exclusive remedy, reimburse Tenant within thirty (30) days thereafter for the aggregate amount of all sums paid by Tenant to Tenant’s architects, attorneys and other consultants in connection with this Lease, including but not limited to the design of and preparation of proposed plans and specifications for the Premises prior to the date of termination; except, however, that Landlord’s liability to Tenant under this provision is limited to a maximum of $250,000.00.

(c)	Subject to Force Majeure and Tenant Delay, Landlord must complete the structural concrete frame for the Building by June 15, 2014 [said event being referred to as “Interim Construction Requirement” and the corresponding date by which the Interim Construction Requirement must be satisfied being the “Interim Construction Requirement Date”]. If Landlord has not satisfied the Interim Construction Requirement by the Interim Construction Requirement Date (and such failure is not due to Force Majeure or Tenant Delay), then Tenant may terminate this Lease by written notice to Landlord. If Tenant terminates this Lease as permitted in this subsection, Landlord shall reimburse Tenant within thirty (30) days thereafter for $500,000.00, as Tenant’s sole and exclusive remedy and as liquidated damages which the parties stipulate is a reasonable estimate of Tenant’s damages for disruption to its business, reputation and operations, which are difficult to quantify.

2.2.2 In the event of any termination of this Lease under this Section 2.2: (a) the Security Deposit will be returned by Landlord to Tenant; (b) Tenant shall have the right to recover the applicable reimbursement from Landlord provided for in this Section 2.2 as Tenant’s sole and exclusive remedy; and (c) neither Landlord nor Tenant thereafter will have any further rights, remedies or obligations under this Lease.

2.2.3

(a)	The obligations of Landlord to make the payments under this Section 2.2 will be guaranteed by SHORENSTEIN REALTY INVESTORS TEN, L.P., a Delaware limited partnership, or another guarantor with financial strength reasonably acceptable to Tenant, pursuant to the form of guaranty attached hereto as Exhibit H; provided, however, that: (i) Landlord may, in lieu of providing such guaranty, deliver to Tenant a letter of credit in the amount of $1,000,000.00 securing the obligations of Landlord to make the payments under this Section 2.2; and (ii) if such letter of credit is provided by Landlord to Tenant after the execution and delivery of the guaranty agreement, then Tenant will promptly return the original executed guaranty agreement to Landlord and execute and deliver to the guarantor under the guaranty agreement, a written release of liability thereunder.

(b)	Landlord will provide to Tenant, within ten (10) days after the date of execution of this Lease, either the guaranty referenced above in clause (a) of this Section 2.2.3 or the letter of credit referenced above in clause (a) of this Section 2.2.3.

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(c)	If Tenant has not previously terminated this Lease pursuant to a right afforded hereunder, the potential liabilities of Landlord to Tenant under this Section 2.2 will otherwise terminate on the Delivery Date and will be of no further force or effect thereafter (such event being a “Liability Termination”). If the above referenced guaranty has been provided, then the guarantor thereunder will be released from all liability under the guaranty after a Liability Termination. Alternatively, if the above referenced letter of credit has been provided, then all of Tenant’s rights with respect to such Letter of Credit will terminate and be of no further force or effect after a Liability Termination. Tenant shall, within five (5) business days after a Liability Termination: (i) return the original guaranty and execute and deliver to the guarantor under the above referenced guaranty and upon such guarantor’s written request, a full and final release of the guaranty (if a guaranty has been provided); or (ii) return the original letter of credit and execute and deliver to Landlord upon Landlord’s written request a full and final release of all rights to call upon the above referenced letter of credit (if a letter of credit has been provided).

2.3 In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.

2.4 Notwithstanding any provision in this Lease to the contrary, if Landlord is delayed in commencing the construction of the Project or in completing the construction of the Project (or any component portion thereof) due to any “Tenant Delay” (as defined in Section 2.5 hereinbelow), then: (a) the December 15, 2013 deadline set out in Section 2.2.1(b) above, the June 15, 2014 deadline set out in Section 2.2.1(c) above, the September 15, 2014 deadline set out in Section 2.2 above and the December 15, 2014 deadline set out in Section 2.2 above will each be extended day for day for each day of Tenant Delay; but (b) the Delivery Date, the Commencement Date and Tenant’s obligations under this Lease, including, without limitation, the obligation to pay Rent, shall be adjusted so that the Delivery Date shall be deemed to be the date that the Delivery Date would have occurred but for such Tenant Delay and the Commencement Date shall be deemed to be the date that the Commencement Date would have occurred but for such Tenant Delay.

2.5 For purposes of this Lease the term “Tenant Delay” shall mean and include any delay caused by: (i) any improper act or neglect on the part of Tenant or any employee, agent, consultant or other party operating by, through or under Tenant; (ii) any failure by Tenant to timely comply with Tenant’s obligations under this Lease; or (iii) any changes by Tenant with respect to the “Landlord’s Work” as defined in Exhibit “D” attached to this Lease or to any of the other work of Landlord under this Lease (including without limitation, any repair or restoration work after a casualty, as contemplated under Section 22 of this Lease). Landlord may not treat an event as a “Tenant Delay” unless Landlord has delivered to Tenant written notice of same.

3. RENT.

3.1 Subject to the rent abatement provisions set out in Section 3.1.1 hereinbelow, Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord in readily available funds, without deduction or offset and without notice or demand by wire transfer to Landlord pursuant to the wiring instructions set out in the Reference Pages (or if Landlord shall so instruct Tenant in writing, Tenant shall deliver all payments to any physical address specified by Landlord in a written notice to Tenant or pursuant to alternative wiring instructions delivered by Landlord to Tenant from time to time or to such other person or at such other place as Landlord may from time to time designate in writing). Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.1.1 Tenant will be entitled to the following abatements of the Monthly Installments of Rent under this Lease: (a) during the first twelve (12) months of the Term, the Monthly Installment of Rent with respect to the portion of the Premises located on the fourth floor of the Building shall be abated; and (b) during the first eighteen (18) months of the Term, the Monthly Installment of Rent with respect to the portion of the Premises located on the fifth floor of the Building shall be abated. Tenant may proceed with Tenant’s Work and take occupancy of the fourth and/or fifth floors of the Building before the dates set forth above, without Monthly Installments of Rent otherwise becoming due.

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3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid within five (5) days of when due and payable pursuant to this Lease, a late charge shall be imposed on Tenant in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) three percent (3%) of the unpaid rent or other payment. Notwithstanding the foregoing, if any late charge would be otherwise payable pursuant to the immediately preceding sentence, but Tenant has not been late in making any payments required under this Lease during the immediately preceding twelve (12) month period, then no late charge shall be assessed unless such failure to pay shall continue for a period of five (5) days after receipt of written notice from Landlord that such payment was not made when due. Landlord agrees that only one (1) late charge will be levied against Tenant for each late payment under this Lease. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

3.3 Any rent, expense reimbursements, tax reimbursements and other sums required to be paid under this Lease and not paid within five (5) business days after written notice that it was not paid when due and payable pursuant to this Lease (including all late charges and attorneys’ fees) shall bear interest, until paid, at the lesser of the following rates: (i) 10% per annum; or (ii) the highest rate allowed under applicable law (provided, however, that if late payment notice shall be given on two (2) or more occasions within any twelve (12) month period, then commencing with the date of the second such notice and continuing for twelve (12) months thereafter, the interest under this Section 3.3 shall begin to accrue immediately upon any subsequent failure to pay any rent or other sum due under this Lease, without necessity of any prior notice). All agreements between Landlord and Tenant, whether now existing or hereafter arising, whether herein contained or in any other instrument or agreement, whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall any acceleration of rents due, late charges, returned check charges, interest charges, or any other charges whatsoever, be deemed as interest charged, contracted for or received in excess of the amount permitted under applicable law, it particularly being the intention of the parties hereto to conform strictly to the laws of the State of Texas. Any portion of such charges which are deemed as interest in excess of the amount permitted under applicable law, as of the date such charge is due, shall be applied to a reduction of the rental payment next coming due hereunder, or, if such portion of charges exceeds the rental payment next coming due hereunder, such amount shall be refunded to Tenant. To the extent permitted by law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating, and spreading in equal parts during the period of the full term of this Lease, all amounts deemed as interest at any time contracted for, charged or received from Tenant in connection with this Lease.

4. RENT ADJUSTMENTS.

4.1 Subject to the special provisions set out in Section 4.7 of this Lease, Tenant shall pay to Landlord, as additional rent under this Lease: (a) one hundred percent (100%) of all commercially reasonable “Expenses” (as defined hereinbelow) which are properly attributable solely to the Premises; (b) Tenant’s Proportionate Share of all commercially reasonable Expenses which are properly attributable to the Project as a whole; (c) one hundred percent (100%) of all “Taxes” (as defined hereinbelow) which are properly attributable solely to the Premises; and (d) Tenant’s Proportionate Share of all Taxes which are properly attributable to the Project as a whole. All of the foregoing payments are referred to in this Lease collectively as the “Rent Adjustments” and for purposes of this Lease, the terms “Lease Year”, “Expenses” and “Taxes” are defined below:

4.1.1 Lease Year: As used in this Lease, the term ‘Lease Year” means and includes each calendar year falling partly or wholly within the Term.

4.1.2 Expenses: As used in this Lease, the term “Expenses” means and includes all costs of operation, maintenance, repair, replacement and management of the Project (including the amount of any cost-equivalent credits which Landlord may grant to particular tenants of the Project in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Project or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, chilled water, gas; waste disposal; the cost of janitorial

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services; the cost of security and alarm services (including any central station signaling system); the Domain Assessments, the Condominium Assessments, the Parking Easement Assessments and any other applicable property association dues and charges; costs of cleaning, repairing, replacing and maintaining the common areas, including parking maintenance and repair costs, landscaping expenses and window cleaning costs; labor costs; costs and expenses of managing the Project including management fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs on maintenance or operating equipment; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased (otherwise subject to the limitation on permitted capital item categories under the Lease); tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees. Notwithstanding the foregoing (i) the annualized Domain Assessment for 2014 allocable to the Premises shall not exceed the product of the number of square feet of floor space in the Premises, multiplied by $0.30; (ii) the Condominium Assessments and the Parking Easement Assessments will be included in the Expenses to the extent and only to the extent that the Condominium Assessments and the Parking Easement Assessments are utilized to pay for items which are included in the definition of Expenses under this Lease; and (iii) except for capital items which are in need of repair or replacement due to casualty, condemnation, intentional misconduct of Tenant or Force Majeure, the Expenses may not include any capital items for five (5) years following the Commencement Date.

4.1.2.1 In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item): (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; and (ii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Project at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at the rate of seven percent (7%) per annum (the “Amortized Capital Costs”).

4.1.2.2 Expenses shall not include “Taxes” (as defined in Section 4.1.3 below), depreciation or amortization of the Project or equipment in the Project except as provided herein, and the following additional categories of expenses:

(a) costs incurred in connection with the original construction of the Project or in connection with any major change in the Project, such as adding or deleting floors;

(b) costs of the design and construction of tenant improvements to the Premises or the premises of any tenants or other occupants and the amount of any allowances or credits paid to or granted to tenants or other occupants for any such design or construction;

(c) depreciation, interest and principal payments on mortgages and other debt costs, if any;

(d) marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing of the Project;

(e) costs of any items to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be excluded from Expenses in the year in which received, except that any reasonable deductible amount under any insurance policy shall be included within Expenses), or from a third party;

(f) any bad debt loss, rent loss, or reserves for bad debts or rent loss or any reserves of any kind;

(g) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and project management, or between Landlord and other tenants or occupants;

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(h) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Regional Operations Manager;

(i) late charges, penalties, liquidated damages, and interest;

(j) amount paid as ground rental or as rental for the Project by the Landlord, if any;

(k) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

(l) costs of capital repairs and alterations, capital improvements and equipment and other capital expenses except as set forth in Section 4.1.2.1. above;

(m) any amount paid by Landlord or to the parent organization or a subsidiary or affiliate of the Landlord for supplies and/or services in the Project to the extent the same exceeds the costs of such supplies and/or services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(n) any compensation paid to clerks, attendants or other persons in commercial concessions (including the parking facility) operated by or on behalf of the Project;

(o) rentals and other related expenses incurred in Landlord’s lease of air conditioning systems, elevators or other equipment (i) which are not commercially reasonable either as to type or amount, based upon the practices of landlords in other first class office buildings located in the Capital of Texas Highway (Loop 360) corridor between Lake Austin on the south and MoPac Expressway (Loop 1) on the north, in the U.S. Highway 183 corridor between the MoPac Expressway (Loop 1) on the south and Oak Knoll Boulevard on the north and in the MoPac Expressway (Loop 1) corridor between Far West Boulevard on the south and Parmer Lane on the north (“Comparable Buildings”), and (ii) which if purchased the cost of which would be excluded from Expenses as a capital cost;

(p) all items and services for which Tenant or any other tenant in the Project is obligated to reimburse Landlord (other than de minimus amounts), or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(q) electric power or other utility costs for which any tenant directly contracts with a public service company;

(r) costs for sculptures, paintings, fountains or other objects of art;

(s) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings, and if used for the management of other projects as well, such rent shall be appropriately pro-rated;

(t) Landlord’s general corporate overhead and general and administrative expenses;

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(u) any cost or expense related to monitoring or testing (above routine monitoring or testing), removal, cleanup, abatement or remediation of any Hazardous Substances either now existing in, on or under the Project or brought into the Building or onto the Project after the date of this Lease by Landlord Parties or any other tenant of the Project;

(v) any finder’s fees, brokerage commissions, job placement costs or job advertising costs, other than with respect to dedicated on-site employees providing services to the Project at or below the level of Project Manager;

(w) the cost of any training or incentive programs, or for tenant life-safety information services, other than with respect to dedicated on-site employees providing services to Project at or below the level of Project Manager;

(x) costs arising from Landlord’s charitable or political contributions;

(y) in-house legal and/or accounting;

(z) legal fees and costs, settlements, judgments or awards paid or incurred because of disputes between Landlord and Tenant, Landlord and other tenants or prospective occupants or prospective tenants/occupants;

(aa) legal fees and costs concerning the negotiation and preparation of this Lease or any litigation between Landlord and Tenant;

(bb) any reserves retained by Landlord (other than for Taxes);

(cc) costs for extra or after-hours HVAC, utilities or services which are provided to Tenant and or any occupant of the Project and as to which either (x) Tenant is separately charged, or (y) the same is not offered or made available to Tenant at no charge;

(dd) insurance deductibles in excess of commercially reasonable deductible amounts (provided, however, that all deductible amounts which are $25,000.00 or less will be deemed to be reasonable for all purposes under this Lease and, if Landlord delivers to Tenant written notice of the deductible amount under any particular policy of insurance and Tenant does not deliver to Landlord a written notice objecting to such deductible amount within twenty (20) days after Tenant’s receipt of such notice, then the deductible amount specified in the notice from Landlord to Tenant will be deemed to be reasonable for all purposes under this Lease; provided, however, Landlord’s notice under this Subsection must contain a statement in conspicuous capitalized font that Tenant’s failure to respond within the specified time period will be considered Tenant’s deemed approval of the deductible amount);

(ee) fees payable by Landlord for management of the Project in excess of four percent (4%) of Landlord’s gross rental revenues (excluding the cost of after-hours services or utilities and unapplied security deposits and unearned prepaid rent) from the Project for any calendar year or portion thereof;

(ff) costs arising from the gross negligence, illegal acts or willful misconduct of any Landlord Parties and any of their respective agents, contractors or employees;

(gg) costs associated with portions of the Common Areas dedicated for the exclusive use of other tenants of the Project;

(hh) advertising and promotional expenses and costs of signs in or on the Project;

(ii) all assessments and premiums, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law, and any such installment payments will be given the same accounting treatment by Landlord as other periodic payments;

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(jj) any parties (other than reasonable and customary tenant appreciation and/or holiday events open to all tenants of the Project), entertainment, dining or travel expenses for any purpose;

(kk) the costs of any flowers, gifts, balloons, etc. provided to any prospective tenants, Tenant, other tenants, and occupants of the Project;

(ll) costs reimbursed to Landlord under any warranty carried by Landlord for the Building and/or the Project, which warranties Landlord shall use commercially reasonable efforts to enforce;

(mm) costs of specialty clubs and services and any “validated” parking for any entity;

(nn) costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building or the Project; and

(oo) costs of magazine and newspaper subscriptions;

In addition, Landlord shall (i) not make a profit by charging items to Expenses that are otherwise also charged separately to others, (ii) not collect Expenses from Tenant and all other tenants/occupants in the Project in an amount in excess of what Landlord incurred for the items included in Expenses, and (iii) not charge a management fee on any expense on which Landlord also receives an administrative charge or fee. Any refunds or discounts actually received by Landlord for any category of Expenses shall reduce Expenses.

4.1.2.3 Notwithstanding any provision in this Lease, if Landlord or Tenant provides for the separate metering of electricity or any other utilities serving the Premises, then either such party may elect by delivering a written notice to the other party for Tenant to pay the electricity or other utility charges directly to the providers thereof, in which event: (i) those electricity or other charges paid directly by Tenant will be excluded from the definition of Expenses reimbursable by Tenant to Landlord under this Lease; and (ii) any subsequent failure by Tenant to pay any electrical or other utility charges applicable to the Premises as and when due and prior to delinquency will constitute a default by Tenant under this Lease, in which event: (a) Landlord will be entitled, at Landlord’s option and election, to pay all past due charges; (b) the amounts paid by Landlord will be reimbursable by Tenant to Landlord as additional rent under this Lease and will bear interest as provided in this Lease for past due installments of rent; and (c) any failure by Tenant to pay such additional rent and interest to Landlord upon demand by Landlord will constitute a default by Tenant under this Lease, subject to the notice and cure periods otherwise set forth herein, entitling Landlord to exercise any and all rights and remedies which may be available to Landlord, under this Lease or otherwise.

4.1.2.4 All Expenses incurred in connection with the elevators in the Building and the areas located on the first floor of the Building and depicted without shading on Page 1 of Exhibit “C” (which include the restrooms, hallways, mechanical rooms and areas depicted as “Electrical Room”, “Mail Room”, “Stair B” and “Lobby”) shall be allocated 100% to the Premises.

4.1.3 Taxes: As used in this Lease, the term “Taxes” means and includes: (i) all taxes and assessments against the Project and all taxes and assessments levied in substitution or supplementation, in whole or in part, of such taxes and assessments; (ii) all personal property taxes and license expenses levied against personal property on location at and used in connection with the operation or maintenance of the Project; (iii) all taxes imposed on any services provided to Landlord, if the charges for such services are included within the definition of Expenses under this Lease; (iv) all sales taxes, use taxes, margin taxes and other taxes now or hereafter imposed by any governmental authority upon the rents or other revenues received by Landlord attributable to the Project, including without limitation all taxes imposed on Landlord pursuant to Chapter 171 of the Texas Tax Code (the “Texas Margin Tax”, but only to the extent such tax is incurred as a result of normal Project operations, and not as a result of sale of all or any part of the Project), but specifically excluding income taxes, as provided herein below; (v) all other taxes, fees or assessments now or hereafter levied by any governmental authority against the Project or its contents or on the operation or use thereof; (vi) all taxes, fees or assessments now or hereafter levied or assessed in lieu of or in whole or in partial replacement of any of the above listed items; (vii) all third party out-of-pocket

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costs and fees incurred in connection with seeking reductions in or refunds of any of the above listed items, including without limitation, any costs incurred by Landlord to challenge the appraised value of the Project (which Landlord agrees to challenge from time to time upon Tenant’s request); (viii) all governmental impositions and charges which may be assessed against the Project, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof which shall or may during the Term be levied, assessed, imposed, become due and payable, or liens upon, or arising in connection with the use, occupancy or possession of or become due or payable out of or for the Project or any part thereof, and all reasonable third party out-of-pocket costs including attorneys’ fees incurred by Landlord in contesting or negotiating the same with the appropriate governmental authorities; and (ix) all taxes payable by Landlord whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. If the Project is included in any public improvement district, tax increment financing district or other district pursuant to which assessments for capital expenses are levied against the Premises, then all assessments and premiums payable to such districts with respect to such capital improvements which can be paid by Landlord in installments shall be paid by Landlord in the maximum number of installments permitted by law, provided any additional costs for such deferral shall be included in Expenses and amortized over such installment payment period.

4.1.3.1 Nothing herein contained shall be construed to include in the definition of “Taxes” any income, inheritance, estate, succession, transfer, gift, or franchise (as opposed to margin) tax that is or may be imposed upon Landlord; provided, however, that, if at any time during the Term the methods of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such, there shall be levied, assessed or imposed (i) a tax or taxes on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Project or any portion thereof, or (iii) a tax or license fee imposed upon Landlord which is otherwise measured by or based in whole or in part upon the Project or any portion thereof, then the same shall be included in the computation of Taxes hereunder, to be computed as if the amount of such tax or fee so payable were that due if the Project were the only property of Landlord subject thereto.

4.1.3.2 In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

4.2 Landlord and Tenant agree that Tenant’s Proportionate Share was determined by dividing the rentable area of the Premises by the rentable area of the Building. Landlord may, at any time and from time to time, modify the ground floor of the Building to add or remove rentable areas from such ground floor. If the rentable area of the Building increases or decreases due to such modifications, Tenant’s Proportionate Share will be recalculated and proportionately increased or decreased, as the case may be. If there is any such adjustment, Landlord and Tenant shall confirm Tenant’s recalculated Tenant’s Proportionate Share in a written amendment to this Lease which will be executed by both Landlord and Tenant. Any recalculation of Tenant’s Proportionate Share under the procedures outlined above will be done by Landlord and Landlord’s recalculation will be binding upon Tenant, absent manifest error.

4.3 The annual determination of Expenses and Taxes shall be made by Landlord, and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within one hundred twenty (120) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a commercially reasonable confidentiality agreement acceptable to Landlord, and provided that each such audit shall be: (a) conducted at Landlord’s Austin property management office; (b) performed by a reputable independent accounting firm which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is subject to the confidentiality agreement referenced above; and (c) paid for by Tenant, at Tenant’s sole cost and expense (but if any such audit reveals an overstatement of three percent (3%) or more in the Expenses, then Landlord shall reimburse Tenant for the reasonable and direct costs incurred by Tenant for the audit). During any such audit, Tenant shall have access to Expense records for the

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prior two calendar years (in addition to the year in question) for comparison purposes. If Tenant fails to object to Landlord’s determination of Expenses and Taxes within one hundred eighty (180) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses and Taxes to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses and Taxes that would have been paid or incurred by Landlord had the Building been one hundred percent (100%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Taxes for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash. within thirty (30 days of such determination.

4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

4.7 Notwithstanding any provision in this Lease to the contrary, Landlord and Tenant agree to the following special provisions related to Expenses and Taxes:

4.7.1 During the first ten (10) months of the Term, Tenant will only be required to pay Expenses and Taxes with respect to the portion of the Premises located on the fourth floor of the Building if and after Tenant occupies any portion of the fourth floor of the Building.

4.7.2 During the eleventh and twelfth months of the Term, Tenant will not be required to pay any Expenses or Taxes with respect to the portion of the Premises located on the fourth floor of the Building regardless of whether or not Tenant is occupying all or any portion of the fourth floor of the Building.

4.7.3 During the first eighteen (18) months of the Term, Tenant will only be required to pay Expenses and Taxes with respect to the portion of the Premises located on the fifth floor of the Building if and after Tenant occupies any portion of the fifth floor of the Building.

4.7.4 The first 11-1/2 years of the Term are sometimes referred to in this Lease as the “Initial Term”; the first full calendar year of the Initial Term (which Landlord and Tenant anticipate will be calendar year 2015) is sometimes referred to in this Lease as the “Initial Term Base Year”; the first full calendar year of the First Renewal Term (as defined in Section 41.10 of this Lease) is sometimes referred to in this Lease as the “First Renewal Term Base Year”; and the first full calendar year of the Second Renewal Term (as defined in Section 41.10) is sometimes referred to in this Lease as the “Second Renewal Term Base Year”.

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4.7.4.1 During the Initial Term Base Year and all preceding portions of the Initial Term, the charges to Tenant under this Lease for Expenses will be determined based upon the actual Expenses incurred during such period of time, subject to the “gross-up” provision set out in Section 4.3 of this Lease. After the Initial Term Base Year and during the remainder of the Initial Term, increases in common area maintenance expenses, salaries, janitorial expenses, Domain Assessments and Parking Easement Assessments included in the calculation of “Expenses” will be limited to a maximum of five percent (5%) per annum, determined on a cumulative and compounding basis.

4.7.4.2 If the Term is renewed with respect to the First Renewal Term, then: (i) during the First Renewal Term Base Year and all preceding portions of the First Renewal Term, the charges to Tenant under this Lease for Expenses will be determined based upon the actual Expenses incurred during such period of time, subject to the “gross-up” provision set out in Section 4.3 of this Lease; but (ii) after the expiration of the First Renewal Term Base Year and during the remainder of the First Renewal Term, increases in common area maintenance expenses, salaries, janitorial expenses, Domain Assessments and Parking Easement Assessments included in the calculation of “Expenses” will be limited to a maximum of five percent (5%) per annum, determined on a cumulative and compounding basis.

4.7.4.3 If the Term is renewed with respect to the Second Renewal Term, then: (i) during the Second Renewal Term Base Year and all preceding portions of the Second Renewal Term, the charges to Tenant under this Lease for Expenses will be determined based upon the actual Expenses incurred during such period of time, subject to the “gross-up” provision set out in Section 4.3 of this Lease; but (ii) after the expiration of the Second Renewal Term Base Year and during the remainder of the Second Renewal Term, increases in common area maintenance expenses, salaries, janitorial expenses, Domain Assessments and Parking Easement Assessments included in the calculation of “Expenses” will be limited to a maximum of five percent (5%) per annum, determined on a cumulative and compounding basis.

5. SECURITY DEPOSIT.

5.1 Tenant shall deposit the letter of credit referred to in the Reference Pages of this Lease (the “Letter of Credit”) with Landlord within ten (10) days after the date of execution of this Lease. The form and content of the Letter of Credit and the financial institution issuing the Letter of Credit must be acceptable to Landlord in Landlord’s reasonable discretion. The Letter of Credit, plus all funds drawn on the Letter of Credit from time to time, are referred to in this Lease collectively as the “Security Deposit”.

5.2 The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. Upon the occurrence of an “Event of Default” (hereinafter defined), Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord cash or other readily available funds in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after the termination of this Lease as may be required by law.

5.3 Upon the occurrence of a monetary Event of Default of any kind or amount or any non-monetary Event of Default giving rise to any sums payable under this Lease, Landlord may draw such portion of the Letter of Credit and apply the funds received by Landlord (the “Drawn Funds”) as may be necessary for the payment of any amount owed under this Lease. Thereafter Tenant shall, within ten (10) days after written demand therefor, deposit with Landlord cash or other readily available funds in an amount equal to the funds expended by Landlord out of the Drawn Funds, so as to restore the Security Deposit to its then required amount or cause a replacement Letter of Credit to be issued in the then required amount hereunder and Tenant’s failure to do so shall be a material breach of this Lease. Landlord will thereafter hold any funds received as a cash Security Deposit.

5.4 For purposes of this Lease, the term “Letter of Credit Reduction Commencement Date” shall mean the date upon which all of the following have occurred: (a) Tenant has completed all of the “Tenant’s Work” (as defined in Section 2.2 of Exhibit “D” attached to this Lease); (b) Tenant has taken occupancy of the Premises for the normal operation of its business; and (c) Tenant has commenced paying Monthly Installments of Rent on the entirety of the Premises and has commenced paying Rent Adjustments with respect to the entirety of the Premises. Until the Letter of Credit Reduction

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Commencement Date the amount of the Letter of Credit will remain at One Million and No/100 Dollars ($1,000,000.00). Provided Tenant is not in default of any of its obligations under this Lease, then the amount of the Letter of Credit will be reduced by One Hundred Thousand and No/100 Dollars ($100,000.00) on the Letter of Credit Reduction Commencement Date and on the final day of each subsequent twelve (12) month period until the Letter of Credit has been reduced to One Hundred Thousand and No/100 Dollars ($100,000.00). During the initial 11  1⁄2 years of the Term, the amount of the Letter of Credit will not be reduced below One Hundred Thousand and No/100 Dollars ($100,000.00). If Tenant renews the Term, the amount of the Security Deposit will remain at $100,000.00 provided Tenant is not in default of any of its obligations under this Lease.

5.5 If the issuer of the Letter of Credit is placed into receivership or if at any time the issuer of the Letter of Credit is not acceptable to Landlord due to a material deterioration in its financial condition (as reasonably determined by Landlord), then Landlord may deliver a written notice to Tenant demanding that the Letter of Credit be replaced by a letter of credit drafted on similar form or another form reasonably acceptable to Landlord and issued by a financial institution which is acceptable to Landlord in its reasonable discretion. Thereafter, Tenant will cause the Letter of Credit to be replaced in the manner required by Landlord, within thirty (30) days after the delivery of Landlord’s notice to Tenant.

5.6 Tenant acknowledges and agrees that but for the agreements of Tenant in this Lease, (including without limitation, the agreement of Tenant to post the Letter of Credit), Landlord would not agree to enter into this Lease. Tenant agrees and acknowledges that no funds drawn from the Letter of Credit will be considered or deemed to be an advance payment of rent, liquidated damages, or a limitation on, or measurement of, Landlord’s damages resulting from the occurrence of an Event of Default under this Lease. Landlord may, without prejudice to any other right or remedy under this Lease, use any Drawn Funds from the Letter of Credit to: (a) pay any arrearages in rent or any other sum owing by Tenant under this Lease; and (b) pay or reimburse Landlord for any other damage, injury, expense or liability of Landlord arising from any Event of Default by Tenant under this Lease.

5.7 Tenant shall renew the Letter of Credit from to time as necessary, so that the Letter of Credit is renewed in each instance at least thirty (30) days prior to its expiration date. If the issuer of the Letter of Credit will not renew the Letter of Credit as required hereunder, then Tenant shall have until the date which is thirty (30) days prior to the then current expiration date of the Letter of Credit to provide to Landlord a replacement letter of credit in form acceptable to Landlord issued by a financial institution which is acceptable to Landlord, in each case subject to Landlord’s reasonable discretion. If Tenant fails to provide a replacement letter of credit to Landlord within the required time and in form approved by Landlord from an issuer approved by Landlord, then Landlord may draw the full amount of the Letter of Credit in which event all of the Drawn Funds will be held by Landlord as a cash Security Deposit.

6. ALTERATIONS.

6.1 Except for those, if any, specifically provided for in Exhibit D to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements.

6.2 Landlord’s consent shall not be required with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in the aggregate do not cost more than $100,000.00 as to any related set of alterations (“Minor Alterations”). In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. In any event Landlord may charge Tenant a construction management fee not to exceed three percent (3%) of the cost of such alterations (other than Minor Alterations) to cover its overhead as it relates to such proposed work, plus reasonable third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due thirty (30) days after Landlord’s demand.

6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, and to protect

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Landlord and the Project and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; said sums shall be paid in the same way as sums due under Article 4.

7. REPAIR.

7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit D if attached to this Lease, and except that Landlord shall repair and maintain the structural portions of the Building and Building operating systems, including the plumbing, air conditioning, heating, elevator and electrical systems installed or furnished by Landlord, and the common areas of the Project, in each case in first class condition in accordance with Comparable Buildings. The costs incurred by Landlord to satisfy the requirements under this Article 7 will be included in the Expenses to the extent permitted under Section 4.1 of this Lease. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except for latent defects. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant, except as specifically set forth in this Lease.

7.2 Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.

7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time (not to exceed thirty (30) days) after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.4 Except as provided in Articles 13 and 22 of this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs in or to any portion of the Project or the Premises or to fixtures, appurtenances and equipment in the Project. Except to the extent, if any, prohibited by law, and as provided in Article 13 of this Lease, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

8. LIENS. Tenant shall keep the Premises, the Project and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within thirty (30) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord’s demand.

9. ASSIGNMENT AND SUBLETTING.

9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy if: (a) any Event of Default on the part of Tenant remains uncured; or (b) Landlord has not given its prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). The restrictions set out in the preceding sentence shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least fifteen (15) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Notwithstanding the foregoing, Landlord’s prior written consent shall not be required for an “Affiliate Transfer” (as defined in Section 9.8 below).

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9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 [INTENTIONALLY DELETED.]

9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease (other than pursuant to an Affiliate Transfer), Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section: (a) “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time (and for purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith); and (b) the “Costs Component” with respect to any sale, sublease, assignment or other transfer is the reasonable costs incurred by Tenant for marketing expenses, attorneys’ fees, brokerage commissions and tenant improvements in connection with such sale, sublease, assignment or other transfer.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in current negotiations; (b) is already an occupant of any space in the building located at 3110 Esperanza Crossing, the building located at 11501 Domain Drive, the building currently known as “Domain Seven” to be located at 11501 Alterra Parkway and the building currently known as “Domain Eight” to be located at the southwest corner of the Burnet Road/Palm Way Intersection (but only to the extent the applicable building is (i) then less than eighty percent (80%) occupied, and (ii) owned by Landlord or an entity under common ownership control with Landlord); (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Project; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Project; or, (ii) involve a violation of Section 1.2.

9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee specified in the Reference Pages plus, on demand, a sum equal to all of Landlord’s out-of-pocket costs (not to exceed $2,500.00), including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment. The foregoing provisions of Section 9.7 shall not apply to any transfers of ownership interests of Tenant on a public stock exchange.

9.8 Notwithstanding the foregoing or anything else to the contrary in this Lease, Tenant shall have the right, without Landlord’s consent, to assign this Lease or sublet all or any part of the Premises to any person or entity who controls, is controlled by, or is under common control with the original Tenant named in this Lease (an “Affiliate”). A Transfer to an Affiliate is referred to herein as an “Affiliate Transfer.” The term “control” shall mean with respect to a corporation, the right

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to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation, and with respect to a person or entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person or entity. Tenant shall provide Landlord with written notice of any Affiliate Transfer at least ten (10) days prior to the effective date thereof, together with copies of all documents evidencing such transfer, including without limitation all formation documents of the Affiliate and any other documents reasonably requested by Landlord.

9.9 For purposes of this Lease, the term “Permitted Assignee” shall mean any person or entity receiving an assignment of the rights of Tenant under this Lease pursuant to an assignment that is permitted under the terms and provisions of this Lease and the term “Permitted Subtenant” shall mean and refer to any person or entity subleasing any portion of the Premises from Tenant pursuant to a sublease which is permitted pursuant to the terms and provisions of this Lease. Notwithstanding any provision in this Lease to the contrary, it is agreed and understood that the signage rights afforded to Tenant pursuant to this Lease: (a) may be afforded to any Permitted Assignee; (b) will not be afforded or made available to any subtenant of Tenant subleasing less than seventy percent (70%) of the Premises Rentable Area; (c) may be afforded to any Permitted Subtenant subleasing seventy percent (70%) or more of the Premises Rentable Area only with the prior written approval of Landlord, which will not be unreasonably withheld, conditioned or delayed [it being specifically agreed and understood, however, that it will be reasonable for Landlord to withhold such consent with respect to any proposed sublease to a sub-tenant whose business or name would (in the reasonable opinion of Landlord) be controversial or reflect poorly upon the Project, including without limitation, any business engaged in the dissemination of “adult content” materials (such as Playboy magazine or Hustler magazine), any business engaged in the promotion or sale of fire arms (such as the National Rifle Association or Remington Arms Company, LLC), any business engaged in gambling or the promotion of gambling (such as the Texas Lottery Commission or businesses engaged in casino gambling or horse racing), any business engaged in the disposition of waste products (such as Texas Disposal Systems) or any other business, the name or image of which is not consistent with or might reasonably be considered to detract from the image of The Domain or the environment at The Domain]; and (d) shall otherwise be subject to the requirements of Section 41.8 of this Lease.

10. [INTENTIONALLY DELETED]

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $2,000,000 per occurrence and not less than $5,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $2,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $2,000,000 per accident; (c Worker’s Compensation Insurance with limits as required by statute with Employers Liability and limits of $500,000 each accident; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord as an additional insured (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

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11.4

(a) Landlord shall insure the Project during the Term against loss or damage due to fire and other casualties covered within the classification of special form cause of loss property insurance, including , vandalism coverage and malicious mischief, sprinkler leakage and water damage. Such coverage shall be for full replacement cost of the Project (as reasonably determined by Landlord) in compliance with all then existing applicable laws, or as otherwise required by any mortgagee of Landlord, and include a rental loss endorsement. Additionally, at the sole option of Landlord, such insurance coverage may include the risks of flood damage and additional hazards, and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof.

(b) Landlord shall carry commercial general liability insurance with respect to the Project during the Term, in coverage and amounts as Landlord shall from time to time reasonably determine consistent with the practices of landlords of Comparable Buildings, or as otherwise required by any mortgagee of Landlord.

(c) Landlord may elect to carry such other policies of insurance with respect to the Project or the operation thereof in coverages and amounts as Landlord may from time to time reasonably determine, consistent with the practices of landlords of Comparable Buildings or as otherwise required by any mortgagee of Landlord.

(d) All costs incurred by Landlord to satisfy the requirements under this Section 11.4 will be included in the Expenses to the extent permitted under Section 4.1 of this Lease.

12. WAIVER OF SUBROGATION. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES.

13.1 Provided Tenant shall not be in default under this Lease, and subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises during Building Business Hours (specified on the Reference Pages), the following services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) water suitable for normal office use of the Premises; (b) heat and air conditioning suitable for the normal use and occupation of the Premises during Building Business Hours; (c) cleaning and janitorial service; (d) 24/7 elevator service by non-attended automatic elevators; and, (e) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use (collectively “Required Services”). To the extent any of the Required Services require electricity, gas, water, wastewater, trash collection and/or any other utilities or services of any kind that are supplied by public utilities or others, Landlord’s covenants hereunder shall only impose on Landlord the obligation to use its good faith and diligent efforts to cause the applicable public utilities or other providers to furnish the same. Failure by Landlord to furnish any of the Required Services to any extent, or any interruption thereof, due to failure of any public utility or other provider to furnish service to the Building, or any other cause beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent (except as provided below), nor relieve Tenant from fulfillment of any covenant or agreement hereof (except as provided below). As used herein, the phrase “cause beyond the reasonable control of Landlord” shall include, without limitation, acts of the public enemy, restraining of government, unavailability of materials, strikes, civil riots, floods, hurricanes, tornadoes, earthquakes and other severe weather conditions or acts of God, provided, however, that, at all times Landlord shall use good faith diligent efforts to minimize the impact of such cause on its ability to provide the Required Services. In the event of any failure by Landlord to furnish any of the Required Services to any extent, or any cessation thereof, due to malfunction of any equipment or machinery, or any other cause within the reasonable control of Landlord, Tenant shall have no claim for rebate of Rent or damages on account thereof (except as provided below) provided that Landlord utilizes its good faith and diligent efforts to promptly repair said equipment or machinery and to restore said Required Services as soon thereafter as is reasonably practicable. Notwithstanding the foregoing if (i) any service interruption of a Required Service renders all or any portion of the Premises untenantable, (ii) such interruption does not arise as a result of the negligence or willful misconduct of any Tenant Party, (iii) such interruption does not arise as a result of Force Majeure, (iv) such interruption is not caused by damage to the Building resulting from a fire or casualty (in which case Section 22 shall control), (v) Tenant notifies Landlord of such interruption in writing, and (vi) such interruption continues for five (5) consecutive full business days (the “Restoration Period”), then the Annual Rent (but not Tenant’s obligation to pay Tenant’s Proportionate Share of Expenses)

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with respect to the untenantable portion of the Premises shall be abated prospectively from and after the expiration of such Restoration Period until the Required Service(s) are restored or the affected portion(s) of the Premises are otherwise returned to a tenantable condition. The Premises shall be considered “untenantable” only if they are not reasonably usable (and are not used) by Tenant for the normal operation of its business (and if Tenant uses the Premises, but not for the normal operation of its business), then the Annual Rent will not be fully abated, but will be abated to a fair and equitable extent, based upon Tenant’s actual usage of the Premises). Without limitation of the foregoing, if the Required Services have not been restored prior to the expiration of the Restoration Period, then Tenant may deliver to Landlord a written notice (“Restoration Notice”) describing with specificity the Required Services in need of restoration and the actions necessary to complete such restoration (the “Restoration Work”). In the Restoration Notice, Tenant shall include a statement as to whether or not Tenant will undertake the Restoration Work on its own if Landlord fails to complete the Restoration Work (“Self Help Election Statement”). If Tenant delivers a Restoration Notice to Landlord and includes therein a Self Help Election Statement pursuant to which Tenant notifies Landlord that Tenant will undertake the Restoration Work if Landlord fails to complete the Restoration Work and thereafter Landlord fails to cause the Required Services to be restored within five (5) business days after Landlord’s receipt of the Restoration Notice, then Tenant shall have the right and option to complete the Restoration Work described in the Restoration Notice, and Landlord agrees to reimburse Tenant for the amount of any actual, customary and reasonable out-of-pocket expenses which Tenant may incur in connection therewith. If the Required Services are not restored following an additional sixty (60) day period after the expiration of the Restoration Period (the “Section 13.1 Termination Date”), then Tenant shall have the right to terminate this Lease by delivering a written notice of termination to Landlord at any time up until the time such Required Services are restored. Tenant understands and hereby acknowledges that: (i) if Tenant does not deliver a Restoration Notice to Landlord, then Tenant will have no right to exercise the self help remedies or the termination right afforded to Tenant under this Section 13.1; (ii) if Tenant delivers a Restoration Notice to Landlord, but such Restoration Notice does not include a Self Help Election Statement pursuant to which Tenant notifies Landlord that Tenant intends to undertake the Restoration Work if Landlord fails to do so, then Tenant will have no right to exercise the self help remedies afforded to Tenant under this Section 13.1; (iii) the exercise by Tenant of Tenant’s self-help rights hereunder will not affect Landlord’s right to continue to engage in efforts to restore the Required Services; (iv) if Tenant exercises Tenant’s self-help rights, Tenant will not interfere with any efforts on the part of Landlord to restore the Required Services; and (v) if any actions of Tenant delay Landlord in Landlord’s efforts to restore the Required Services, then the “Section 13.1 Termination Date” referenced above will be extended day for day for each day of such delay.

13.2 Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord may, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord its actual third-party cost therefor.

13.3 Wherever heat-generating machines or equipment are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system in either event whether with or without Landlord’s approval, Landlord and/or Tenant reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within thirty (30) days of Landlord’s demand.

13.4 Tenant will not, without the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, use any apparatus or device in the Premises which will in any way materially increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which shall not be unreasonably withheld, conditioned or delayed, and if Landlord does consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current. The cost of any such meters shall be paid for by Tenant. Tenant agrees to pay to Landlord within thirty (30) days of Landlord’s demand, the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same.

13.5 Tenant will not, without the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in The Domain. Subject to Landlord’s reasonable rules and regulations and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring (“Communications Wiring”) from the existing telecommunications nexus in the Building to the

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Premises, sufficient for normal general office use of the Premises. Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent may be withheld in Landlord’s reasonable discretion.

13.6 Tenant may at any time upon notice to Landlord elect to perform all or a portion of its own cleaning and janitorial service for the Premises, whereupon those charges will be excluded from the definition of Expenses reimbursable by Tenant to Landlord under this Lease.

13.7 Landlord will institute a recycling program for Project Tenants consistent with City of Austin guidance.

14. HOLDING OVER. After the termination of this Lease by lapse of time or otherwise, Tenant shall be a tenant at sufferance and shall pay Landlord for each day Tenant retains possession of the Premises or part of them at the “Holdover Rate” (hereinafter defined) prorated on a daily basis. Tenant shall also pay all damages sustained by Landlord by reason of such retention. No provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law. For a period of three (3) months following the date of termination of this Lease, the “Holdover Rate” shall be the Annual Rate in effect under this Lease during the last period of time prior to the date of termination of this Lease (the “Existing Rate”). Thereafter, the “Holdover Rate” will be one hundred and twenty-five percent (125%) of the Existing Rate. At all times during any holdover period, Tenant shall continue to pay Rent Adjustments on the same basis as during the last period prior to the date of termination of this Lease.

15. SUBORDINATION. Subject to receipt of a commercially reasonable non-disturbance agreement, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Project, Landlord’s interest or estate in the Project, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within fourteen (14) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. The following shall apply with respect to any non-disturbance agreement, to the extent applicable to any casualty occurring at the Project after the Delivery Date: such non-disturbance agreement must contain a confirmation that insurance proceeds resulting from the casualty will be made available to make repairs to the extent provided for under this Lease if and only if: (i) Tenant has stockholder equity (as determined by generally accepted accounting principles) in an amount equal to or greater than $300,000,000.00 (the “Net Worth Test”); (ii) the loan Landlord has in place on the Project is in compliance with a 65% loan to value requirement (with value measured as of the date of the lender’s assessment of the casualty, assuming completion of casualty repairs) (the “LTV Test”); (iii) the insurance proceeds available to Landlord as a result of the casualty are sufficient to pay for all estimated costs of repair or restoration, as certified by an independent architect (it being agreed and understood that such proceeds shall not be advanced for repair or restoration unless and until the amount of any shortage of funds necessary to complete such repair or restoration has been deposited by Landlord for the purposes of paying the costs of such repair or restoration); (iv) the Lease remains in full force and effect (with any termination rights by Tenant resulting from such casualty or condemnation having been waived in writing by Tenant); (v) there shall not be an Event of Default by Tenant under this Lease: (vi) there shall not then be a material event of default by Landlord under the applicable mortgage or deed of trust; (vii) the beneficiary of the applicable mortgage or deed of trust has approved the plans and specifications for reconstruction in its reasonable discretion; and (viii) disbursement of casualty proceeds will be subject to such other commercially reasonable and customary requirements as may be specified in the applicable mortgage or deed of trust. It shall not be necessary for Tenant or the Property to comply with the Net Worth Test or the LTV Test if the casualty event in question results in damage which will cost less than $1,000,000.00 to repair, as estimated and certified by an independent architect. Upon written request by Tenant, but no more than once in any given twelve (12) month period, Landlord will provide Tenant with the amount of the outstanding loan balance on the Building. These statements will be provided for information purposes only. Tenant will have no right to restrict or limit the amount of Landlord’s debt.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit F to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Project of any such rules and regulations, although Landlord agrees to enforce such rules and regulations in a uniform and non-discriminatory manner, taking into account and allowing differences in treatment and enforcement based upon appropriate distinctions between office users and retail users of the Project.

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17. REENTRY BY LANDLORD.

17.1 Upon reasonable prior written or verbal notice to Tenant (except in the event of an emergency), Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers or mortgagees, to show said Premises to prospective tenants (but only during the last nine (9) months of the Term), and to repair the Premises and any portion of the Project, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Project and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Project and to change the name, number or designation by which the Project (or portion thereof) is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Landlord may, following advance written notice to Tenant: (i) add additional space to the first floor of the Building; (ii) expand the Parking Facility; and (iii) make such alterations to the Project as may be required in connection with the work described in clause (i) and/or clause (ii). Otherwise, Landlord may not alter any part of the Project in any manner that would have any material effect on Tenant’s access to or use of the Premises without Tenant’s prior written consent, which will not be unreasonably withheld, conditioned or delayed. If Landlord delivers to Tenant written notice of any proposed alteration to the Project and Tenant fails to deliver a written notice of objection to Landlord within fifteen (15) calendar days after the date of Landlord’s delivery of such notice, then Tenant will be deemed to have provided Tenant’s written consent to such alteration; provided, however, Landlord’s notice under this subsection must contain a statement in conspicuous capitalized font that Tenant’s failure to respond within the specified time period will be considered Tenant’s deemed approval of such alteration. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within thirty (30) days of Landlord’s demand.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after delivery of written notice from Landlord that such payment was not made when due, but if any two (2) such notices shall be given within any twelve (12) month period, then for the twelve (12) month period commencing with the date of the last such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default without necessity of any notice.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an Event of Default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

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18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

18.1.6 Tenant shall be placed in receivership; or the whole or any substantial part of Tenant’s property shall be placed in receivership; or this Lease shall be rejected, disaffirmed, repudiated or terminated for any reason by any receiver or other person or entity with legal powers to reject, disaffirm, repudiate or terminate this Lease.

19. REMEDIES.

19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

19.1.4 Upon any termination of Tenant’s right to possession only without termination of the Lease:

19.1.4.1 Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

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19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

19.2 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.3 [Intentionally Deleted.]

19.4 If, on account of any breach or default by either party in such party’s obligations under the terms and conditions of this Lease it shall become necessary or appropriate for either party to employ or consult with an attorney or collection agency concerning or to enforce or defend any of such party’s rights or remedies arising under this Lease or to collect any sums due, the prevailing party shall be entitled to all reasonable costs and fees so incurred, including, without limitation, reasonable attorneys’ fees and costs. EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY.

19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.6 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by either party of any violation or breach of any of

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the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by either party in enforcing one or more of the remedies provided in this Lease upon an Event of Default or otherwise shall not be deemed or construed to constitute a waiver of such Default or of such party’s right to enforce any such remedies with respect to such Default, or any subsequent Default or otherwise.

19.7 Landlord hereby waives the benefit of any statutory landlord’s lien and agrees the same shall not apply to Tenant’s property.

19.8 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

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21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term and will have access to the Premises 24 hours per day, 7 days per week, without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY

22.1 In the event the Premises or the Project are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one (1) year after Landlord’s discovery of the casualty, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within thirty (30) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Project or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one (1) year after Landlord’s discovery of the casualty, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant other than the initial Tenant Improvements. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Project or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefore as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord within fifteen (15) days after the expiration of said sixty (60) day period, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, delays in Landlord’s receipt of insurance proceeds, Force Majeure or Tenant Delay, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5 Notwithstanding anything to the contrary contained in this Article or elsewhere in this Lease: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; (b) Landlord shall not have any obligation to commence any repair, reconstruction or restoration of the Premises prior to Landlord’s (or Landlord’s lender’s) receipt of insurance proceeds; (c) if, on or before the Delivery Date, the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Project requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder; (d) if (i) a casualty event occurs at the Premises or the Project after the Delivery Date; and (ii) any one or more of the following conditions exists: (1) Tenant does not meet the “Net Worth Test” referenced and defined in Section 15 of this Lease; (2) Tenant has not waived, in writing, any termination rights which Tenant may have resulting from the casualty; or (3) there exists an Event of Default by Tenant under this Lease; then (iii) Landlord shall have

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the right to terminate this Lease by delivering a written notification of termination to Tenant; and (e) Tenant agrees that Landlord will have a reasonable period of time, prior to any required commencement of work to repair or reconstruct the Premises or the Project, to satisfy the conditions and requirements of Landlord’s lender referenced in Section 15 of this Lease. In the event of a termination of this Lease pursuant to the provisions set out in clause (c) in the immediately preceding sentence, the payment obligations in Section 2.2 of this Lease will terminate and be of no further force or effect. It shall not be necessary for Tenant to comply with the Net Worth Test if the casualty event in question results in damage which will cost less than $1,000,000.00 to repair, as estimated and certified by an independent architect.

22.6 In the event of any damage or destruction to the Project or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Project or Premises as Landlord shall request.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Project shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building and the successor in interest’s assumption of Landlord’s obligations under this Lease, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest, and thereupon Landlord shall be automatically and immediately discharged from any further liability with regard to such security provided Landlord delivers notice of the transfer to Tenant.

25. ESTOPPEL CERTIFICATES. Within fourteen (14) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such fourteen (14) day period, and following five (5) days additional written notice and opportunity to cure, Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES.

26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises.

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26.2 Upon the expiration or termination of the Term, all alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant (collectively, the “Alterations”) shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, Tenant shall, prior to the expiration of the Term and at Tenant’s sole cost and expense: (i) remove from the Project any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (collectively, “Personalty”); (ii) remove from the Project any and all “Removal Items” (hereinafter defined); and (iii) repair any damage to the Project caused by Tenant’s removal of the Personalty and the Removal Items. Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. For purposes of this Lease, the term “Removal Items” shall mean and refer to all of the following items, unless Landlord delivers to Tenant a subsequent written notice specifically waiving the requirement for removal of any items (in which event the items specifically identified by Landlord will be no longer considered to be “Removal Items”), to-wit: (a) all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (other than installed as part of the initial Tenant Improvements if such cabling is tagged and labeled at both ends of each installed cable in a manner so that it may be reusable by a subsequent tenant); (b) any improvements or Alterations that are special purpose (including second and third floor lobby stairwells, shower and changing areas on floors 2–5, and birdhouses) and not customary to typical office requirements; and (c) any Alterations [other than the initial Tenant Improvements, except for those falling under the categories referenced in the immediately preceding clauses (a) and (b)] which are designated for removal or potential removal by Landlord in a written notice delivered by Landlord to Tenant at or prior to Landlord’s written approval of plans and specifications for such improvements or Alterations.

26.3 All obligations of either party under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. [INTENTIONALLY DELETED].

29. [INTENTIONALLY DELETED].

30. PARKING.

30.1 Landlord shall provide Tenant with the use of five (5) parking spaces for each 1,000 square feet of rentable floor area within the Premises actually occupied by Tenant from time to time. Those parking spaces will be made available in the Parking Facility from 7:00 a.m. to 6:30 p.m. each Monday through Friday (except holidays). After 6:30 p.m. on each Monday through Friday (except for holidays), Tenant may continue to park in the Parking Facility, but during those times Landlord’s commitment to Tenant will be reduced to four (4) parking spaces for each 1,000 square feet of rentable floor area within the Premises actually occupied by Tenant from time to time. For example, during the period of time while Tenant is occupying only the second and third floors of the Building, Landlord will be required to provide 286 parking spaces to Tenant during the above-described daytime hours and 229 parking spaces to Tenant during the above-described nighttime hours.

30.1.1 Landlord will reserve and designate ten (10) parking spaces in the Parking Facility for Tenant’s exclusive use from 7:00 a.m. to 6:30 p.m. each Monday through Friday (other than holidays) at a location on the third floor of the Parking Facility in reasonable proximity to the sky bridge connecting the Parking Facility to the Building. Otherwise, Tenant’s right to park in the Parking Facility shall be on an unreserved, non-exclusive, “first-come, first-served” basis.

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30.2 Tenant acknowledges that Landlord intends to (and Tenant agrees that Landlord has the right to) expand the Parking Facility from time to time. Landlord may, at Landlord’s option and election, from time to time and at any time, deliver to Tenant a written notice (“Parking Designation Notice”) specifying one or more designated portions of the Parking Facility (as expanded, if applicable) as the exclusive area within the Parking Facility to be used by Tenant. Tenant’s parking rights may at some point be limited to the third and higher floors in the Parking Facility (as expanded, if applicable), provided, however, that in such event no more than twenty percent (20%) of Tenant’s available parking spaces will be located on the top floor of the Parking Facility (as expanded, if applicable), and at least twenty percent (20%) of Tenant’s available parking spaces shall be located on the floor of the Parking Facility (as expanded, if applicable) connected by the sky bridge to the Building. Tenant shall, after delivery by Landlord to Tenant of a Parking Designation Notice, comply with the provisions set out in such Parking Designation Notice.

30.3 Tenant’s right to park in the Parking Facility shall be at no additional cost to Tenant or its visitors (other than Tenant’s proportionate share of the Expenses and Taxes associated therewith) and shall be provided to Tenant subject to the following terms, conditions, limitations and requirements:

30.3.1 Tenant shall at all times abide by and shall cause each of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) to abide by any rules and regulations (“Rules”) for use of the Parking Facility that Landlord or Landlord’s garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner. Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

30.3.2 At least ninety percent (90%) of the parking spaces shall be full size spaces (9’ x 17.5’) spaces. All parking spaces provided to Tenant pursuant to this Lease will be utilized by Tenant only for vehicles small enough to fit within the provided parking spaces. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, fuel efficient or electric cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve. Tenant acknowledges that the Parking Facility may be temporarily closed at any time and from time to time, either in its entirety or in part in order to make repairs or perform maintenance services, or to re-stripe the Parking Facility, or if required by casualty, condemnation or Force Majeure, but in any such case, Landlord will make available to Tenant temporary equivalent parking spaces at a nearby location in the Domain.

30.3.3 Tenant understands and hereby acknowledges that Landlord will have the right to expand the Parking Facility from time to time and to utilize the Parking Facility (as expanded, if applicable) for other uses and general purposes related to the other occupants and users in The Domain. However, if the Parking Facility (as expanded, if applicable) is at any time not entirely utilized for the benefit of Tenant and other occupants of the Building, then a pro rata portion of the expenses and the taxes attributable to the portion of the Parking Facility utilized for occupants other than Building tenants will be deducted from the Expenses and Taxes under this Lease. For example, if twenty percent (20%) of the spaces in the Parking Facility are utilized by parties other than tenants and other occupants of the Building, then twenty percent (20%) of the expenses and taxes attributable to the Parking Facility will be excluded from the Expenses and the Taxes under this Lease. The Parking Facility shall remain open and Tenant’s parking spaces shall remain available during any such Parking Facility expansion work.

30.3.4 Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the Parking Facility (including without limitation, any loss or damage to automobiles or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant’s Parties, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD’S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION. The limitation on Landlord’s liability under the preceding sentence shall not apply however to loss or damage arising directly from Landlord’s gross negligence or willful misconduct. Further, and without limiting the foregoing, if Landlord arranges for the Parking Facility to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Tenant and Tenant’s Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant’s Parties arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any

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claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents.

30.3.5 In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing after two (2) weeks’ notice to Tenant) pay, per parking pass, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the month installment of rent due under this Lease. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.

30.3.6 If Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever and in each such event, Tenant shall reimburse Landlord or the operator of the Parking Facility for all costs and expenses incurred in connection with such vehicle removal.

31. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The terms “rentable area”, “rentable space” and other similar terms shall mean the rentable area of the Premises or the Building as determined by the American National Standard Method for Measuring Useable Floor Area in Office Buildings, ANSI/BOMA Z65.1-2010 published by the Building Owners and Managers Association International. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, either party may request the re-measurement and re-calculation of either or both figures upon completion of the Building, or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (sidewalks, landscaping, etc.) appurtenant thereto.

32. TENANT’S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Project is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease. Tenant hereby represents and warrants that Tenant is not (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons”.

33. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request from time to time (but no more than once in any twelve (12) month period), Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

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34. COMMISSIONS. Landlord shall pay commissions to Endeavor Real Estate Group, Ltd., and to Southwest Strategies Group (collectively, the “Brokers”) in conformance with one or more separate commission agreements entered into by and between Landlord and the Brokers. Landlord and Tenant each represents and warrants to the other that it has not been represented by any broker or agent in connection with this Lease, other than the Brokers. Except for the real estate commissions payable by Landlord to the Brokers, Tenant shall indemnify and hold Landlord harmless from and against all claims (including costs of defense and investigation) of any broker or agent or similar party claiming by, through or under Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant harmless from and against any and all claims (including costs of defense and investigation) of the Brokers and any other broker or agent or similar party claiming by, through or under Landlord in connection with this Lease (except, however, that Landlord will not be required to indemnify Tenant against any claims by Southwest Strategies Group if Tenant has entered into a separate agreement to pay any commissions or other sums to Southwest Strategies Group).

35. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Project is located. For purposes of this Lease (including all exhibits attached to this Lease), the term “business day” or “business days” shall mean and refer to all calendar days, other than Saturdays, Sundays and days on which the U.S. Federal Reserve Bank in Dallas, Texas is closed.

36. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

37. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

38. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

39. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

40. LIMITATION OF LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents.

41. SPECIAL PROVISIONS.

41.1 Construction of Improvements. Pursuant to the provisions set out in Exhibit “D” attached to this Lease, Landlord will complete the construction of the Parking Facility and the “Shell Improvements” (as defined in Exhibit “D”) and Tenant will complete the construction of the “Tenant Improvements” (as defined in Exhibit “D”). Except for the completion of the Shell Improvements and the Parking Facility, Landlord has no obligation to construct any improvements for the benefit of Tenant or to otherwise modify the Project or the Premises in any way.

41.2 Early Access. Landlord will allow Tenant to commence construction of the Tenant Improvements on the “Delivery Date” (as defined in Exhibit “D”). Further, to the extent practical, Landlord will provide Tenant with access to the Premises prior to the Delivery Date for purposes of interior construction preparation and preconstruction requirements associated with the Tenant Improvements, provided Tenant does not interfere with the performance of “Landlord’s Work” (as defined in Exhibit “D” attached to this Lease). Additionally, Tenant shall have access to the Premises thirty (30) days prior to the Commencement Date for the sole purpose of move coordination, installing wiring and cabling and furniture installation. The early access rights afforded to Tenant pursuant to this Section 41.2 shall not be construed to affect or modify the Delivery Date or the Commencement Date in any way.

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41.3 The Allowances. Landlord will provide to Tenant the “TI Allowances” and the “Refurbishment Allowance” which are defined and more fully described in Exhibit “D” attached to this Lease.

41.4 Roof Rights. Subject to and conditioned upon Tenant obtaining Landlord’s written consent (which shall not be unreasonably, withheld, conditioned or delayed) and all required approvals from the City of Austin, Texas, Tenant may, at Tenant’s option and expense, have the non-exclusive right to utilize up to but not in excess of 500 square feet of space on the roof above the fifth floor of the Building for the purpose of installing equipment to be utilized in connection with Tenant’s use and enjoyment of the Premises, including without limitation, any supplemental heating, ventilating and air conditioning equipment and equipment for the sending and receiving of communications. Additionally, if and only if Tenant so requests in a written notice delivered to Landlord within six (6) months after the Lease Reference Date, Tenant will make the area above the first floor of the Building depicted on Exhibit “L” attached to this Lease as the “Area For Roof Deck” available to Tenant for the construction and installation by Tenant of a roof top deck if and to the extent Tenant can obtain all necessary building permits for the construction thereof and subject to all limitations or requirements that may be imposed upon Tenant pursuant to such building permits. Prior to the installation of any of the items permitted under this Section 41.4, Tenant will prepare and submit to Landlord plans and specifications for such installations and for all roof penetrations anticipated in connection therewith. In addition, Tenant will provide, in such plans and specifications, for improvements as necessary to screen all rooftop equipment from view. All equipment and other items installed by Tenant on the roof of the Building (including any rooftop deck) will be considered to be a part of the “Tenant Improvements”, as defined in Exhibit “D” attached to this Lease and will be subject to all the conditions, limitations and requirements set out in Exhibit “D” which relate to the Tenant Improvements. Tenant shall pay all costs and expenses of any kind or nature incurred in connection with such items, including without limitation all design, engineering and construction costs.

41.5 Telecommunications. Multiple telecommunications companies have installed fiber optic cables in The Domain. Tenant is responsible for contracting for its own telecommunications needs and all lines and improvements required in connection therewith will be included in the Tenant Improvements and will be subject to the conditions, limitations and requirements relating thereto set out in Exhibit “D” attached to this Lease. Tenant will have the use of riser space in the Building for the purpose of installing Tenant’s telecommunications wiring, so long as such use is consistent with the design of the Building and so long as it does not interfere with any Building systems and so long as Tenant obtains Landlord’s approval of such use in conjunction with the approvals obtained by Tenant for the Tenant Improvements.

41.6 Family Medical. The current restroom and central core design for the Building does not allow room to incorporated breastfeeding areas. Landlord will design such areas to be incorporated into the Building design (either in common areas or within the Premises).

41.7 ADA Requirements. Landlord and Tenant agree that responsibility for compliance with the Americans With Disabilities Act, the Texas Accessibility Standards and the Texas Architectural Barriers Act (collectively, the “ADA”) shall be allocated as follows: (a) Landlord shall be responsible for compliance with the ADA in all common areas of the Building; and (b) Tenant will be responsible for compliance with the ADA in the Premises. All costs and expenses incurred by Landlord (after Landlord’s completion of the Shell Improvements and resulting from laws and requirements not in effect at the time of completion of such Shell Improvements) to comply with the obligations set out in clause (a) in the preceding sentence will be added to the Expenses.

41.8 Signage. Tenant shall have the right to construct and install, on the top fascia exterior of the Building, the signage identified and described on Exhibit “G” attached to this Lease. Such signage shall be considered to be a portion of the “Tenant Improvements” (as defined in Exhibit “D” attached to this Lease) and is subject to all of the conditions, limitations and requirements set out in Exhibit “D” with respect thereto. Without limitation on the generality of the foregoing, it is agreed and understood that the exact location, size, materials and graphics utilized for Tenant’s signage must be approved in advance in writing by Landlord, which approval will not be unreasonably withheld or denied. All of Tenant’s signage will be installed at Tenant’s expense or may be paid for out of the TI Allowances afforded to Tenant pursuant to Exhibit “D” attached to this Lease. Prior to the expiration or termination of this Lease, Tenant shall remove all of Tenant’s signage from the Building and shall repair all damage caused by such removal, at Tenant’s sole cost and expense. All first floor signage will be reserved for future retail tenants in the Building and will not be made available to Tenant.

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41.9 Security. Tenant may, at Tenant’s option and expense, install card key readers at the entrances to any floor in the Building included within the Premises and restrict public access to such floors so long as: (a) Tenant is leasing one hundred percent (100%) of such floor; and (b) Landlord is at all times provided with cards or other means of access to such floor. All card key readers installed by Tenant pursuant to this provision will be included in the Tenant Improvements and will be subject to the conditions, limitations and requirements regarding Tenant Improvements set out in Exhibit “D” attached to this Lease.

41.10 Renewal Options. Subject to the condition that, at the time of exercise of any renewal option hereunder and at all times thereafter until such renewal option is consummated by an amendment to this Lease, no Event of Default is then in existence under this Lease, Tenant is hereby granted the option to renew the Lease Term for two (2) successive periods of five (5) years each, the first such period (“First Renewal Term”) to commence on the day following the expiration of the Initial Term; and the second such period (the “Second Renewal Term”) to commence on the date following the expiration of the First Renewal Term. Tenant must exercise the option to renew for the First Renewal Term by delivering written notice of such election to Landlord no more than twelve (12) months and no less than nine (9) months prior to the expiration of the Initial Term; and Tenant must exercise the option to renew for the Second Renewal Term by delivering written notice of such election to Landlord no more than twelve (12) months and no less than nine (9) months prior to the expiration of the First Renewal Term. Any renewal of this Lease shall be upon the same terms and conditions as this Lease, except: (i) the Annual Rate utilized to calculate the Annual Rent and Monthly Installments of Rent during the First Renewal Term shall be the prevailing Market Base Rent Rate (defined below) as of the date of Tenant’s exercise of the first renewal option; (ii) the Annual Rate used to calculate the Annual Rent and Monthly Installments of Rent during the Second Renewal Term shall be the prevailing Market Base Rent Rate as of the date of Tenant’s exercise of the second renewal option; (iii) Landlord will not be required to construct or install any improvements or refurbishments to the Premises, nor will Landlord be required to afford any construction or refurbishment allowance to Tenant, it being agreed and understood that the terms and provisions of Exhibit D attached to this Lease will not be applicable during any renewal term; (iv) Tenant will not be entitled to any rent abatement during any renewal term; (v) the expense limitations set out in Section 4.7 of this Lease will not be effective after the expiration of the Initial Term; and (vi) the Security Deposit will be as set forth in Section 5.4 hereof. Within ten (10) days after the date upon which the Market Base Rent Rate is determined with respect to any renewal term, Landlord and Tenant will enter into a written amendment to this Lease, renewing the Term of the Lease and otherwise amending the Lease to conform with the agreements set out in this Section 41.10. The Market Base Rent Rate shall, with respect to each renewal term, be determined as follows:

41.10.1 The “Market Base Rent Rate” shall be determined based upon a comparison to the annual base rental rates (net of all pass-throughs for taxes and expenses) then being charged for lease renewals of office space in Comparable Buildings (as defined in Section 4.1.2.2(o) of this Lease), taking into account and adjusting for: (i) differences between the Building and the Premises on the one hand and the building and the leased premises being compared to (including without limitation, differences in the quality, age and location of the applicable buildings being compared to the Building); (ii) differences in quality and credit rating between the Tenant and the tenants being compared; (iii) differences in the operating expenses of the Building and operating expenses of the buildings being compared; (iv) differences between the free rent, abated rent and other concessions (if any) which Landlord may voluntarily choose to offer with respect to the Premises as compared to any free rent, abated rent or other concessions offered in the buildings being compared; (v) all sustainability designations of the Building, if any; (vi) the definition of rentable area; (vii) the leasehold improvements provided; (viii) the time the particular rate under consideration became effective; (ix) differences in the size of the Premises and the premises being compared; (x) differences in the parking ratio and parking facilities provided for the Premises and the premises being compared; (xi) differences in building signage for the Premises and the premises being compared; (xii) differences in nearby amenities for the Premises and the premises being compared; and (xiii) all other relevant factors.

41.10.2 If Tenant exercises any renewal option hereunder, then Tenant shall be obligated to lease the Premises for the applicable renewal term and Landlord shall, within fifteen (15) days after Landlord’s receipt of any notice by Tenant exercising a renewal right hereunder, deliver to Tenant written notice of Landlord’s determination of the Market Base Rent Rate as of the applicable rental adjustment date (the “Rent Adjustment Notice”). If Tenant does not agree with Landlord’s determination of the Market Base Rent Rate, then Tenant shall deliver written notice of such disagreement to Landlord within fifteen (15) days after Landlord’s delivery to Tenant of the Rent Adjustment Notice and if Landlord and Tenant cannot reach mutual agreement as to the amount of the Market Base Rent Rate within a total of forty-five (45) days after the date upon which Tenant exercises any renewal option hereunder (the “Arbitration Commencement Date”), then Landlord and Tenant shall follow the following arbitration provisions which shall be binding upon both parties: Landlord and Tenant shall each, within fifteen (15) days after the Arbitration Commencement Date, simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Market Base Rent Rate (collectively referred to herein as the “Estimates”).

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If the higher of the two Estimates is not more than 105% of the lower Estimate, then the average of the two Estimates shall be deemed to be the Market Base Rent Rate. If the higher Estimate is more than 105% of the lower Estimate, then Landlord and Tenant shall, within ten (10) days of submitting the Estimates, select a Qualified Appraiser (defined below) to determine the Market Base Rent Rate in accordance with the definition provided above. If Landlord and Tenant cannot agree upon a Qualified Appraiser within said ten (10) day period, either Landlord or Tenant may elect to have the Qualified Appraiser appointed by the American Arbitration Association or its successor organization. The Qualified Appraiser shall, within thirty (30) days of being appointed to serve hereunder, determine which of the Landlord’s or Tenant’s Estimates most closely approximates the Market Base Rent Rate and the Estimate so selected shall be deemed to be the Market Base Rent Rate for all purposes hereunder. Landlord and Tenant each hereby covenants and agrees that the Market Base Rent Rate determined in accordance with the foregoing procedures shall be binding upon each of them.

41.10.3 For purposes hereof, the term “Qualified Appraiser” shall mean and refer to an appraiser or broker who: (i) regularly appraises property in Travis County, Texas; (ii) has no personal stake or interest in the outcome of the appraisal; and (iii) has at least three (3) years experience appraising office leasehold interests in Austin, Texas. The cost of the appraisal hereunder shall be borne equally by Landlord and Tenant.

41.10.4 If, for any reason, the Market Base Rent Rate hereunder is not determined prior to any applicable rental adjustment date hereunder, then Tenant shall continue to pay rent at the then existing rate, and, upon final determination of the Market Base Rent Rate hereunder, Tenant shall, if the Market Base Rent Rate is higher than the then existing Annual Rent rate hereunder, pay to Landlord a cash payment equal to such amounts as may be necessary to adjust each Monthly Installment of Rent which has been paid hereunder to the Market Base Rent Rate effective as of the applicable rental adjustment date, and if the Market Base Rent Rate is lower than the existing Annual Rent Rate hereunder, any amount as may be necessary to adjust each Monthly Installment of Rent which has been paid hereunder to the Market Base Rent Rate effective as of the applicable rent adjustment shall be immediately credited against amounts next coming due under this Lease.

41.11 Force Majeure. If either party is delayed or prevented from performing any activities required under this Lease (except for the payment of money) by reason of strikes, lockouts, labor troubles, work stoppages, shortages of materials, transportation delays, failure of power, riots, insurrections, war, acts of God, floods, storms, weather (including delays due to rain or wet ground), fire or other casualty, or any other cause beyond such party’s reasonable control (collectively, “Force Majeure”), the period of delay caused by such event shall be deemed to be added to the time period provided for performing the required activities. In no event shall any period of Force Majeure associated with a time period set forth in Section 2.2 or 22.4 hereof exceed an aggregate of one hundred eighty (180) days.

41.12 Execution. To facilitate execution, this Lease may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all Parties be contained in any one counterpart hereof. Additionally, Landlord and Tenant hereby covenant and agree that, for purposes of facilitating the execution of this Lease: (a) the signature pages taken from separate individually executed counterparts of this Lease may be combined to form multiple fully executed counterparts; and (b) a facsimile signature or a signature sent by electronic mail shall be deemed to be an original signature for all purposes. All executed counterparts of this Lease shall be deemed to be originals, but all such counterparts, when taken together, shall constitute one and the same agreement.

41.13 Generator. Subject to and conditioned upon Tenant obtaining Landlord’s written consent (which shall not be unreasonably withheld, conditioned or delayed) and all required approvals from the City of Austin, Texas, Tenant shall be entitled to install generators or other back-up power supply sources at a location approved by Landlord in writing and convenient to the Building (which location will be on the roof of the Parking Facility if Landlord so requires). Prior to the installation of any such items, Tenant will prepare and submit plans and specifications for such installations for Landlord’s approval (which will not be unreasonably withheld, conditioned or delayed). Tenant will provide, in such plans and specifications, for improvements as necessary to screen all generators from view. All generators will be considered to be part of the “Tenant Improvements”, as defined in Exhibit “D” attached to this Lease and will be subject to the conditions, limitations and requirements set out in Exhibit “D” which relate to the Tenant Improvements.

Executed by Landlord and Tenant on the separate counterpart signature pages attached to this Lease and made a part thereof by this reference.

[REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK]

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COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO LEASE AGREEMENT BY AND

BETWEEN DOMAIN JUNCTION 2 LLC AS “LANDLORD” AND HOMEAWAY, INC. AS “TENANT”

Executed by the undersigned on the date set fort hereinbelow.

LANDLORD:	DOMAIN JUNCTION 2 LLC, a Delaware limited liability company

	By:	/s/ Paul W. Grafft
	Printed Name:	Paul W. Grafft
	Title:	Vice President

Date: 6/27/13

COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO LEASE AGREEMENT BY AND

BETWEEN DOMAIN JUNCTION 2 LLC AS “LANDLORD” AND HOMEAWAY, INC. AS “TENANT”

Executed by the undersigned on the date set fort hereinbelow.

TENANT:	HOMEAWAY, INC., a Delaware corporation

	By:	/s/ Lynn Atchison
	Printed Name:	Lynn Atchison
	Title:	CFO

Date: 6/24/13

EXHIBIT A – SITE PLAN

attached to and made a part of Lease bearing the

Lease Reference Date of July 3, 2013 between

Domain Junction 2 LLC, as Landlord and

HomeAway, Inc., as Tenant

Exhibit A is intended only to show the general location of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Project and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1

DOMAIN DRIVE
FUTURE GROUND FLOOR RETAIL
DOMAIN 2 OFFICE BUILDING
DOMAIN BLVD.
PHASE 1 GARAGE
FUTURE GROUND FLOOR RETAIL
Z5 GARAGE
Z2-Z3 RESIDENTIAL OVER RETAIL
ROCK ROSE
Z2-Z3 RESIDENTIAL OVER RETAIL
PALM WAY

The DOMAIN

Austin continued.

Gensler

DOMAIN 2

Z BLOCK - SITE EXHIBIT

01/15/13

SCALE: NTS

North

ENDEAVOR

221 West 6th St, Ste 1300
Austin, Texas 78701
512.682.5500

A-2

EXHIBIT B – DESCRIPTION OF LAND

attached to and made a part of Lease bearing the

Lease Reference Date of July 3, 2013 between

Domain Junction 2 LLC, as Landlord and

HomeAway, Inc., as Tenant

Lot 3-A, RREEF Domain U Subdivision, a subdivision of record in Travis County, Texas, according to the subdivision plat recorded as Document No. 201300086 in the Official Public Records of Travis County, Texas.

B-1

EXHIBIT C – FLOOR PLANS DEPICTING THE PREMISES

attached to and made a part of Lease bearing the

Lease Reference Date of July 3, 2013 between

Domain Junction 2 LLC, as Landlord and

HomeAway, Inc., as Tenant

EXHIBIT D — INITIAL ALTERATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of July 3, 2013 between

Domain Junction 2 LLC, as Landlord and

HomeAway, Inc., as Tenant

ARTICLE I

PARTIES

Section 1.1 Landlord. Domain Junction 2 LLC, a Delaware limited liability company

Section 1.1.1 As of the date hereof and subject to the change at any time and from time to time without notice, Landlord’s review will be performed by Landlord or Endeavor Real Estate Group, Ltd. (hereinafter referred to as “Landlord’s Representative”).

Section 1.2 Tenant. HomeAway, Inc., a Delaware corporation

ARTICLE II

THE WORK

Section 2.1 Landlord’s Work. Landlord shall, at Landlord’s sole cost and expense, complete the construction of the Building shell improvements and Parking Facility pursuant to the plans and specifications described on Exhibit D-1 attached hereto and incorporated herein by reference (the “Shell Improvements”). The Shell Improvements and all work conducted at any time by Landlord and/or by any employee, contractor, agent, or other person or entity acting by, through, under or on behalf of Landlord in connection with the Shell Improvements are referred to herein collectively as the “Landlord’s Work”. Notwithstanding any provision herein to the contrary, Landlord shall have the right (without necessity of obtaining approval from Tenant) to make changes to the plans and specifications described on Exhibit D-1, so long as such changes do not: (a) have a material adverse effect on the Project or Tenant’s rights of access to and from the Premises; or (b) affect the exterior appearance of the Building or the layout of the Premises in any material way.

Section 2.2 Tenant’s Work. Subject to the terms, conditions, limitations and requirements set out hereinbelow, Tenant shall, at Tenant’s sole cost and expense, design and construct any and all additional improvements (over and above the Shell Improvements) which may be desired by Tenant in connection with the Premises (the “Tenant Improvements”). The Tenant Improvements and all work conducted at any time by Tenant and/or by any employee, contractor, agent, or other person or entity acting by, through, under or on behalf of Tenant in connection with the Tenant Improvements are referred to in this Exhibit D collectively as the “Tenant’s Work”. Landlord agrees to cooperate with Tenant as reasonably necessary so that the Tenant Improvements can qualify for LEED silver certification.

Section 2.2.1 Landlord hereby consents to substitution of the following core materials: a) 2x2 ceiling grid, 2x2 ceiling tiles, b) building standard lighting fixtures, c) all wrapped medium pressure duct, and d) fan powered VAV boxes and associated electrical and fire alarm. All cost reductions achieved due to changes under this Section 2.2.1 will be credited to Tenant and all increased costs incurred as a result of changes pursuant to this Section 2.2.1. will be borne by Tenant.

Section 2.2.2 Landlord agrees that Landlord will not unreasonably withhold Landlord’s approval of revisions to the current finish selections of the following restroom core materials provided Tenant delivers adequate documentation to Landlord within thirty (30) days after execution of the Lease, as necessary to allow Landlord’s evaluation of same: a) plumbing fixtures and accessories, b) wall and floor tile, c) lavatory counters, d) toilet partitions, e) ceiling treatments, and f) lighting fixtures. All cost reductions achieved due to changes under this Section 2.2.2 will be credited to Tenant and all increased costs incurred as a result of changes pursuant to this Section 2.2.2. will be borne by Tenant.

Section 2.2.3 Landlord agrees to perform the following core shell changes: a) relocate the rooftop chillers and pumps above the occupied Tenant space to above the mechanical room, b) switch 6-inch sanitary wastewater main to an 8-inch wastewater main, and c) install a screen wall to separate the vent risers from the air intake. All cost reductions achieved due to changes under the preceding sentence will be credited to Tenant and all increased costs incurred as a result of changes pursuant to the preceding sentence will be borne by Tenant. In addition, Landlord agrees to perform the following core shell changes at Landlord’s expense: a) remove all wrapped medium pressure duct within the tenant lease space, tap the restroom VAV box within the mechanical room and use either lined or double wall low pressure duct from the mechanical room to the restroom, b) for the end suction pump, add inertial pads or spring isolators, and c) extend the five plumbing vent risers that currently terminate within the roof screen wall to the top of the screen wall to prevent introduction of odors into the outside air intake.

Section 2.2.4 The Tenant Improvements to the second and third floors of the Building are referred to in this Exhibit D as the “Second and Third Floor TI Improvements”.

Section 2.2.5 The Tenant Improvements to the fourth floor of the Building is referred to in this Exhibit D as the “Fourth Floor TI Improvements”.

Section 2.2.6 The Tenant Improvements to the fifth floor of the Building, rooftop items permitted under Section 41.4 of the Lease, signage permitted under Section 41.8 of the Lease, and generators permitted under Section 41.13 of the Lease are referred to in this Exhibit D as the “Fifth Floor TI Improvements”.

Section 2.3 Delivery Date. For purposes of the Lease and this Exhibit D, the “Delivery Date” shall mean the date that is ten (10) days after the date Landlord has completed a sufficient amount of the Shell Improvements so as to allow Tenant to begin construction of the Tenant Improvements without interference or interruption by Landlord or Landlord’s contractors and has notified Tenant thereof in writing.

ARTICLE III

TENANT’S PLANS AND SPECIFICATIONS

Section 3.1 Tenant’s Plans and Specifications. Tenant’s preliminary space plan is approved and attached hereto as Exhibit D-2. Prior to commencement of Tenant’s Work, Tenant shall submit to Landlord’s representative, for Landlord’s approval, two (2) complete, full-size, hard copy detailed plans and specifications for the Tenant Improvements showing the layout of and fully describing all proposed improvements and modifications to the Building, including mechanical and electrical drawings and decorating-plans showing the location of partitions, reflected ceiling plans including light fixtures, electrical outlets, telephone outlets, sprinklers, doors, wall finishes, floor coverings, and all other work to be performed by Tenant (collectively referred to as “Tenant’s Plans”). Tenant’s Plans shall be prepared for Tenant by an architect selected by Tenant and approved in writing by Landlord (“Tenant’s Architect”) and an engineer selected by Tenant and approved in writing by Landlord (“Tenant’s Engineer”) and shall be in a form sufficient to secure the approval of governmental authorities with jurisdiction over the approval thereof. Landlord hereby approves the following potential architects and engineers: Lauckgroup, Kent Engineering.

Section 3.2 Approval of Tenant’s Plans. Tenant’s Plans shall be subject to Landlord’s prior written approval, which approval will not be unreasonably withheld, conditioned or delayed and subject to any required approvals of the City of Austin, Texas (the “City”). Landlord agrees that Landlord will not unreasonably withhold, condition, or delay Landlord’s approval of Tenant’s Plans if the same are consistent with Exhibit D-3 and otherwise acceptable to the City. Landlord shall notify Tenant in writing whether it approves of the Tenant Plans within ten (10) calendar days after its receipt thereof. If Landlord fails to notify Tenant that it disapproves of the Tenant Plans after the submission thereof, then Landlord shall be deemed to have approved the Space Plans. The final plans and specifications approved by Landlord and the City for the Tenant’s Work are referred to in this Exhibit D as the “Final TI Plans”. Tenant may, at Tenant’s option and election, prepare and submit the Tenant’s Plans to Landlord in separate discreet sets of plans and specifications for: (a) the Second and Third Floor TI Improvements; (b) the Fourth Floor TI Improvements; and/or (c) the Fifth Floor TI Improvements.

ARTICLE IV

TENANT’S WORK

Section 4.1 Conduct of Tenant’s Work. The Tenant’s Work shall include and Tenant, at its sole cost and expense, shall perform all work required to complete the Premises strictly in accordance with the Final TI Plans to a finished condition ready for the conduct of business.

Section 4.2 Building Alterations. Except as permitted under Section 6.2 in the body of this Lease (after completion of the Tenant Improvements), Tenant shall not, without (in each instance) the prior written approval of Landlord, alter or modify the Building, which approval will not be unreasonably withheld, conditioned or delayed. Without limitation on the foregoing, Tenant agrees and acknowledges that Landlord’s written approval is required prior to any (i) modifications to the exterior of the Building; (ii) penetrations of the roof or any floor slab; (iii) alterations to any structural component of the Building; and/or (iv) alterations to any component of any Building system.

Section 4.3 Heavy Articles. All vaults, safes and other heavy articles (“Heavy Articles”) shall be carried onto or within the Building only at such times and in such manner as prescribed by Landlord. Landlord shall have the right to specify weight limitations and positioning of all Heavy Articles. Any damage done to the Building by installation, presence, or removal of any Heavy Article placed by Tenant within or upon the Building shall be repaired at the sole cost and expense of Tenant. Notwithstanding any provision in this Exhibit D or elsewhere in this Lease to the contrary, it is agreed and understood that Landlord will have the right to require Tenant to construct any structural supports or other modifications or alterations that are reasonably necessary in order to support or otherwise accommodate any Heavy Articles placed by Tenant within or upon the Building.

Section 4.4 Requirements For Tenant’s Contractor. Tenant’s Work shall be performed by a general contractor selected by Tenant and approved in writing by Landlord (“Tenant’s Contractor”). Tenant shall cause Tenant’s Contractor to perform all work in a good and workmanlike manner, and at times which do not impede or delay any other tenant in the performance of its work. Any damage to the Premises or the remainder of the Building caused by Tenant or Tenant’s Contractor shall be at the sole cost and expense of Tenant. Tenant shall submit to Landlord, via hand delivery or certified or registered mail, at least three (3) days prior to the commencement of each phase of Tenant’s construction, the following information with respect to that phase:

(a)	The name and address of the Tenant’s Contractor, and the names of the plumbing, mechanical, fire sprinkler and electrical contractors (if any) Tenant’s Contractor intends to engage in the construction of its improvements to the Premises. All such contractors shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves the following potential contractors and subcontractors:

Balfour-Beatty

Harvey-Cleary Builders

Yates Construction

DPR

Flynn Construction

(b)	The actual commencement date of construction and estimated date of completion of the work, fixturing work and date of projected opening.

(c)	Evidence of insurance as called for in Section 4.10 of this Exhibit D.

Section 4.5 Compliance With Laws; Liens. All Tenant’s Work shall comply in all respects with applicable Federal, State, City and County statutes, ordinances, regulations, laws and codes. All required building and other permits in connection with the construction and completion of the Premises shall be obtained and paid for by Tenant. Tenant’s Work shall be subject to the general inspection and approval of Landlord or Landlord’s Representative. Tenant’s Contractor shall agree to perform all work under the coordination of Landlord’s Representative. Tenant shall have no authority to place any lien upon the Premises or any interest therein nor in any way to bind Landlord, and any attempt to do so shall be void and of no effect. If, because of any actual or alleged act or omission of Tenant, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Premises or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at Tenant’s own cost and expense, cause the same to be discharged of record by payment, bonding or otherwise no later than ten (10) days after written notice to Tenant of the filing thereof, but in all events prior to the foreclosure thereof.

Section 4.6 Quality Materials. All materials used in the performance of Tenant’s Work and in the fixturing of the Premises shall be new and good quality.

Section 4.7 Temporary Facilities During Construction. Landlord shall provide and pay for all temporary power, water, other utility facilities. Tenant’s Contractor shall provide and pay for the collection of debris, as necessary and required in connection with the Tenant’s Work in the Premises. Storage of construction materials, tools, equipment and debris shall be confined within the Premises. No pipes or conduits may be placed in, on or through any portions of the Project outside of the Premises, except as may be specifically approved in writing by Landlord.

Section 4.8 Discipline. Tenant shall be responsible for the preservation of good order and discipline among the employees of Tenant and Tenant’s Contractor. Tenant shall take such reasonable action as is necessary to avoid a work stoppage in the construction or renovation of the Premises. If, at any time, anyone performing construction work in the Premises on behalf of Tenant shall cause disharmony or interference with anyone performing construction work in the Project on behalf of Landlord or any other tenant, Landlord may, upon forty-eight (48) hours written notice to Tenant, require Tenant to remove from the Premises any person or persons causing such disharmony or interference. In addition, at all times while Tenant is performing Tenant’s Work and installing its trade equipment, furniture and fixtures, Tenant shall not unreasonably interfere with the conducting of business in the Project. Tenant shall comply with such reasonable requests of Landlord as Landlord might make for the purpose of avoiding such interference.

Sections 4.9 Cleanup. Tenant shall maintain the Premises in a clean and or orderly condition during construction and merchandising. Tenant shall promptly remove all unused construction materials, equipment, shipping containers, packaging debris and flammable waste from the Premises. Common areas are not to be used for Tenant’s storage of equipment, merchandise, fixtures, refuse or debris.

Section 4.10 Insurance. Tenant shall provide or shall cause its contractors and subcontractors to provide insurance in responsible companies licensed to do business in Texas in favor of Landlord and Tenant, as their respective interests may appear, as follows:

(a)	Liability insurance as required under Section 11 of the Lease.

(b)	Worker’s Compensation insurance covering all persons employed in connection with Tenant’s Work and with respect to whom death or bodily injury claims could be asserted against Landlord or the Premises.

At Tenant’s request, Landlord has deleted requirements under this Section 4.10 that Tenant carry builder’s risk insurance. Tenant understands and hereby acknowledges that Tenant will bear all risk of loss with respect to the Tenant Improvements prior to substantial completion thereof. If Landlord advances funds pursuant to the provisions set out in Article V below with respect to the “TI Allowances” and thereafter any Tenant Improvements are damaged or destroyed prior to substantial completion thereof, then Landlord’s obligations with respect to the TI Allowances will be only to advance any remaining undisbursed portions of the TI Allowances and Landlord will have no obligation to advance any additional funds to repair or replace any damaged or destroyed Tenant Improvements.

Section 4.11 Indemnity. Tenant shall and does hereby indemnify and hold Landlord, its agents and employees, harmless from and against any and all claims, demands, suits and causes of action for injury to person or death and for damage to property, including property of Landlord, arising out of or in any way connected with the construction and installation of the Tenant’s Work.

Section 4.12 Lien Waivers. Tenant shall deliver to Landlord a waiver of liens from Tenant’s Contractor and major subcontractors and suppliers and evidence in form acceptable to Landlord that all bills of every description resulting from Tenant’s Work have been paid. Tenant shall keep the Premises free and clear of all claims and liens on account of Tenant’s Work.

Section 4.13 Change Orders. Subject to the terms and provisions hereof, Tenant may, from time to time, submit to Landlord any reasonably requested changes or additions to the Final TI Plans for the Tenant Improvements (each, a “Change Order”) together with the estimated pricing and delays associated with any such Change Order. Landlord agrees to approve reasonable changes which are requested by Tenant, provided such changes are feasible from a design, construction and schedule standpoint.

ARTICLE V

CONSTRUCTION ALLOWANCES

Section 5.1 The TI Allowances. Landlord will provide to Tenant three (3) separate construction allowances (collectively, the “TI Allowances”), as follows: (a) a construction allowance with respect to the Second and Third Floor TI Improvements (the “Second and Third Floor TI Allowance”) in an amount equal to $2,286,600.00; (b) a construction allowance with respect to the Fourth Floor TI Improvements (the “Fourth Floor TI Allowance”) in an amount equal to $1,155,760.00; and (c) a construction allowance with respect to the Fifth Floor TI Improvements (the “Fifth Floor TI Allowance”) in an amount equal to $1,144,240.00. Any amount left over from the Second and Third Floor TI Allowance may be applied to the Fourth Floor TI Improvements (if and only if Tenant has previously completed the construction of the Second and Third Floor TI Improvements in conformance with the Final TI Plans and there is a sufficient remaining amount of the applicable allowances to pay for remaining construction of such improvements) and the Fifth Floor TI Improvements (if and only if Tenant has previously completed the construction of the Second and Third Floor TI Improvements and the Fourth Floor TI Improvements in conformance with the Final TI Plans and there is a sufficient remaining amount of the applicable allowances to pay for remaining construction of such improvements). Any amount left over from the Fourth Floor TI Allowance may be applied to the Fifth Floor TI Improvements (if and only if Tenant has previously completed the construction of the Second and Third Floor TI Improvements and the Fourth Floor TI Improvements in conformance with the Final TI Plans and there is a sufficient remaining amount of the applicable allowances to pay for remaining construction of such improvements).

Section 5.2 Disbursement of the Second and Third Floor TI Allowance.

Section 5.2.1 After Tenant has accepted all bids for the Second and Third Floor TI Improvements, Tenant shall provide Landlord with a written detailed cost breakdown (the “Second and Third Floor TI Costs Statement”), by trade, of the final costs to be incurred, or which have been incurred, in connection with the design and construction of the Second and Third Floor TI Improvements (the “Second and Third Floor TI Costs”).

Section 5.2.2 For purposes hereof, any excess of the amount of the Second and Third Floor TI Costs over and above the remaining unexpended funds in the Second and Third Floor Allowance is referred to as the “Excess Second and Third Floor TI Costs”. Tenant shall from time to time make payments to the Architect, the Engineer and the Contractor for a proportionate amount (based on total Second and Third Floor TI Costs) of the Excess Second and Third Floor TI Costs with each draw request.

Section 5.2.3 On or before the twentieth (20th) day of each calendar month thereafter during the construction of the Second and Third Floor TI Improvements, Tenant shall deliver to Landlord the following items (collectively, the “Second and Third Floor Payment Request Materials”):

(a)	a request for payment of the Tenant’s Contractor showing the schedule, by trade, of percentage of completion of the Second and Third Floor TI Improvements, detailing the portion of the Second and Third Floor TI Improvements completed and the portion not completed;

(b)	invoices from the Tenant’s Contractor for labor rendered and materials delivered to the Premises in connection with the Second and Third Floor TI Improvements;

(c)	a general contractor’s affidavit and lien waiver, executed by Tenant’s Contractor releasing all liens against the Project for work previously performed and stating that all subcontractors, laborers and material suppliers engaged in or supplying materials for the work have been paid in full or will be paid with such disbursement;

(d)	subcontractors lien waivers releasing all liens against the Project for work previously performed and executed by all subcontractors and materialmen who have furnished labor and/or material for Tenant’s Work;

(e)	a certificate for payment, executed by Tenant verifying and confirming the statements made in the Tenant’s Contractor’s request for payment and certifying that the Tenant’s Work has progressed to the point indicated in the Tenant’s Contractor’s request for payment and certifying that all portions of the Tenant’s Work which have been completed are in conformance with the Final TI Plans and this Exhibit D.

Section 5.2.4 If full and complete Second and Third Floor Payment Request Materials are received by Landlord on or before the twentieth (20th) day of a calendar month and if none of the payment amounts requested therein are contested by Landlord in good faith, then Landlord shall (subject to the retainage provisions set out in Section 5.6 below) make a progress payment to Tenant no later than the twentieth (20th) day of the next succeeding calendar month.

Section 5.2.5 Notwithstanding any provision herein to the contrary, prior to the final disbursement of funds out of the Second and Third Floor TI Allowance, Tenant shall furnish to Landlord the following items (on forms approved by Landlord) as the same relate to and concern the Second and Third Floor Improvements:

(a)	A temporary or final certificate of occupancy for the Second and Third Floor Improvements;

(b)	[Intentionally Deleted].

(c)	A certificate executed by Tenant, stating that construction of the Second and Third Floor TI Work has been completed in accordance with the Final TI Plans and this Exhibit D, which certificate shall also state the total Tenant Improvement Costs incurred in connection with the Second and Third Floor TI Work in reasonable detail;

(d)	A general contractor’s affidavit and lien waiver, executed by Tenant’s Contractor stating that construction of the Second and Third Floor TI Improvements has been fully and finally completed in accordance with the Final TI Plans and this Exhibit D and that all subcontractors, laborers and material suppliers engaged in or supplying materials for such work have been paid in full or will be paid with such disbursement;

(e)	Subcontractor’s lien waivers, executed by all subcontractors and materialmen who have furnished labor and/or materials for Tenant’s Work;

(f)	A certificate of completion from Tenant’s Architect certifying that the Second and Third Floor TI Work has been fully and finally completed in accordance with the Final TI Plans and this Exhibit D;

(g)	Delivery to Landlord of one set of as-built plans for the Second and Third Floor of the Building.

Section 5.3 Disbursement of the Fourth Floor TI Allowance.

Section 5.3.1 After Tenant has accepted all bids for the Fourth Floor TI Improvements, Tenant shall provide Landlord with a written detailed cost breakdown (the “Fourth Floor TI Costs Statement”), by trade, of the final costs to be incurred, or which have been incurred, in connection with the design and construction of the Fourth Floor TI Improvements (the “Fourth Floor TI Costs”).

Section 5.3.2 For purposes hereof, any excess of the amount of the Fourth Floor TI Costs over and above the remaining unexpended funds in the Fourth Floor Allowance is referred to as the “Excess Fourth Floor TI Costs”. Tenant shall from time to time make payments to the Architect, the Engineer and the Contractor for a proportionate amount (based on total Fourth Floor TI Costs) of the Excess Fourth Floor TI Costs with each draw request.

Section 5.3.3 On or before the twentieth (20th) day of each calendar month thereafter during the construction of the Fourth Floor TI Improvements, Tenant shall deliver to Landlord the following items (collectively, the “Fourth Floor Payment Request Materials”):

(a)	a request for payment of the Tenant’s Contractor showing the schedule, by trade, of percentage of completion of the Fourth Floor TI Improvements, detailing the portion of the Fourth Floor TI Improvements completed and the portion not completed;

(b)	invoices from the Tenant’s Contractor for labor rendered and materials delivered to the Premises in connection with the Fourth Floor TI Improvements;

(c)	a general contractor’s affidavit and lien waiver, executed by Tenant’s Contractor releasing all liens against the Project for work previously performed and stating that all subcontractors, laborers and material suppliers engaged in or supplying materials for the work have been paid in full or will be paid with such disbursements;

(d)	subcontractors lien waivers releasing all liens against the Project for work previously performed and executed by all subcontractors and materialmen who have furnished labor and/or material for Tenant’s Work;

(e)	a certificate for payment, executed by Tenant verifying and confirming the statements made in the Tenant’s Contractor’s request for payment and certifying that the Tenant’s Work has progressed to the point indicated in the Tenant’s Contractor’s request for payment and certifying that all portions of the Tenant’s Work which have been completed are in conformance with the Final TI Plans and this Exhibit D.

Section 5.3.4 If full and complete Fourth Floor Payment Request Materials are received by Landlord on or before the twentieth (20th) day of a calendar month and if none of the payment amounts requested therein are contested by Landlord in good faith, then Landlord shall (subject to the retainage provisions set out in Section 5.6 below) make a progress payment to Tenant no later than the twentieth (20th) day of the next succeeding calendar month.

Section 5.3.5 Notwithstanding any provision herein to the contrary: (a) Landlord will not, in any event, be obligated to pay any portion of the Fourth Floor TI Allowance prior to the date that is six (6) months after the Commencement Date; and (b) prior to the final disbursement of funds out of the Fourth Floor TI Allowance, Tenant shall furnish to Landlord the following items (on forms approved by Landlord) as the same relate to and concern the Fourth Floor Improvements:

(a)	A temporary or final certificate of occupancy for the Fourth Floor Improvements;

(b)	[Intentionally Deleted].

(c)	A certificate executed by Tenant, stating that construction of the Fourth Floor TI Work has been completed in accordance with the Final TI Plans and this Exhibit D, which certificate shall also state the total Tenant Improvement Costs incurred in connection with the Fourth Floor TI Work in reasonable detail;

(d)	A general contractor’s affidavit and lien waiver, executed by Tenant’s Contractor stating that construction of the Fourth Floor TI Improvements has been fully and finally completed in accordance with the Final TI Plans and this Exhibit D and that all subcontractors, laborers and material suppliers engaged in or supplying materials for such work have been paid in full or will be paid with such disbursements;

(e)	Subcontractor’s lien waivers, executed by all subcontractors and materialmen who have furnished labor and/or materials for Tenant’s Work;

(f)	A certificate of completion from Tenant’s Architect certifying that the Fourth Floor TI Work has been fully and finally completed in accordance with the Final TI Plans and this Exhibit D;

(g)	Delivery to Landlord of one set of as-built plans for the Fourth Floor of the Building.

Section 5.4 Disbursement of the Fifth Floor TI Allowance.

Section 5.4.1 After Tenant has accepted all bids for the Fifth Floor TI Improvements, Tenant shall provide Landlord with a written detailed cost breakdown (the “Fifth Floor TI Costs Statement”), by trade, of the final costs to be incurred, or which have been incurred, in connection with the design and construction of the Fifth Floor TI Improvements (the “Fifth Floor TI Costs”).

Section 5.4.2 For purposes hereof, any excess of the amount of the Fifth Floor TI Costs over and above the remaining unexpended funds in the Fifth Floor Allowance is referred to as the “Excess Fifth Floor TI Costs”. Tenant shall from time to time make payments to the Architect, the Engineer and the Contractor for a proportionate amount (based on total Fifth Floor TI Costs) of the Excess Fifth Floor TI Costs with each draw request.

Section 5.4.3 On or before the twentieth (20th) day of each calendar month thereafter during the construction of the Fifth Floor TI Improvements, Tenant shall deliver to Landlord the following items (collectively, the “Fifth Floor Payment Request Materials”):

(a)	a request for payment of the Tenant’s Contractor showing the schedule, by trade, of percentage of completion of the Fifth Floor TI Improvements, detailing the portion of the Fifth Floor TI Improvements completed and the portion not completed;

(b)	invoices from the Tenant’s Contractor for labor rendered and materials delivered to the Premises in connection with the Fifth Floor TI Improvements;

(c)	a general contractor’s affidavit and lien waiver, executed by Tenant’s Contractor releasing all liens against the Project for work previously performed and stating that all subcontractors, laborers and material suppliers engaged in or supplying materials for the work have been paid in full or will be paid with such disbursements;

(d)	subcontractors lien waivers releasing all liens against the Project for work previously performed and executed by all subcontractors and materialmen who have furnished labor and/or material for Tenant’s Work;

(e)	a certificate for payment, executed by Tenant verifying and confirming the statements made in the Tenant’s Contractor’s request for payment and certifying that the Tenant’s Work has progressed to the point indicated in the Tenant’s Contractor’s request for payment and certifying that all portions of the Tenant’s Work which have been completed are in conformance with the Final TI Plans and this Exhibit D.

Section 5.4.4 If full and complete Fifth Floor Payment Request Materials are received by Landlord on or before the twentieth (20th) day of a calendar month and if none of the payment amounts requested therein are contested by Landlord in good faith, then Landlord shall (subject to the retainage provisions set out in Section 5.6 below) make a progress payment to Tenant no later than the twentieth (20th) day of the next succeeding calendar month.

Section 5.4.5 Notwithstanding any provision herein to the contrary: (a) Landlord will not, in any event, be obligated to pay any portion of the Fifth Floor TI Allowance prior to the date that is twelve (12) months after the Commencement Date; and (b) prior to the final disbursement of funds out of the Fifth Floor TI Allowance, Tenant shall furnish to Landlord the following items (on forms approved by Landlord) as the same relate to and concern the Fifth Floor Improvements:

(a)	A temporary or final certificate of occupancy for the Fifth Floor Improvements;

(b)	[Intentionally Deleted].

(c)	A certificate executed by Tenant, stating that construction of the Fifth Floor TI Work has been completed in accordance with the Final TI Plans and this Exhibit D, which certificate shall also state the total Tenant Improvement Costs incurred in connection with the Fifth Floor TI Work in reasonable detail;

(d)	A general contractor’s affidavit and lien waiver, executed by Tenant’s Contractor stating that construction of the Fifth Floor TI Improvements has been fully and finally completed in accordance with the Final TI Plans and this Exhibit D and that all subcontractors, laborers and material suppliers engaged in or supplying materials for such work have been paid in full or will be paid with such disbursement;

(e)	Subcontractor’s lien waivers, executed by all subcontractors and materialmen who have furnished labor and/or materials for Tenant’s Work;

(f)	A certificate of completion from Tenant’s Architect certifying that the Fifth Floor TI Work has been fully and finally completed in accordance with the Final TI Plans and this Exhibit D;

(g)	Delivery to Landlord of one set of as-built plans for the Fifth Floor of the Building.

Section 5.5 Tenant Improvement Costs. The phrase “Tenant Improvement Costs” as used herein shall include all actual costs and expenses incurred in connection with the performance of the Tenant’s Work, including: (a) actual hard construction costs incurred in connection with the Tenant’s Work; plus (b) the cost of space planning, architectural services, construction document preparation and engineering fees; plus (c) a construction management fee which shall be paid by Tenant to Landlord in an amount equal to 1.7% of the costs outlined in subpart (a) above (and Tenant shall engage Tenant’s own construction manager to supervise and coordinate Tenant’s Work); plus (d) up to (but not in excess of) $229,330.00 for Tenant’s moving and cabling costs.

Section 5.6 Retainage. Landlord and Tenant agree that eight percent (8%) retainage will be withheld from all payments to Tenant’s Contractor in order to comply with statutory retainage requirements. Landlord may withhold funds payable out of each TI Allowance as necessary to satisfy such retainage requirements and the retainage withheld by Landlord will not be disbursed until the later of the date which is forty (40) days after the final completion of the portion of the Tenant Improvements covered by such TI Allowance or the date upon which all of the requirements under this Exhibit D relating to the final disbursements of such TI Allowance have been satisfied.

Section 5.7 Disbursement Deadlines. Notwithstanding any provision in this Lease to the contrary, Landlord will not in any event be obligated to disburse any portion of the TI Allowances after the date that is thirty (30) months after the Commencement Date. Any unutilized portion of the TI Allowances remaining after the payment of all Tenant Improvement costs will be forfeited.

Section 5.8 Landlord Failure to Pay TI Allowances. Should Landlord fail to timely pay Tenant for any portions of the TI Allowances as the same shall otherwise be due and payable hereunder, and provided Tenant has provided landlord with thirty (30) days prior written notice of such failures, Tenant may thereafter deliver to Landlord a second written notice of such failure (the “Second TI Allowance Notice”). If a Second TI Allowance Notice includes a statement of the exact amount of TI Allowances payable pursuant to this Lease and such amounts are in fact due and payable pursuant to this Lease and the Second TI Allowance Notice includes a statement and Landlord fails to pay to Tenant the amount rightfully demanded by Tenant pursuant to the Second TI Allowance Notice, then Tenant may offset the amount of such unpaid portion of the TI Allowances against the amounts next becoming due by Tenant under this Lease.

ARTICLE VI

REFURBISHMENT ALLOWANCE

Section 6.1 The Refurbishment Allowance. In addition to the TI Allowances, Landlord will (at Tenant’s option and election) provide to Tenant a refurbishment allowance (the “Refurbishment Allowance”) in an amount equal to the lesser of: (a) the costs actually incurred by Tenant (the “Refurbishment Costs”) in connection with any repainting, recarpeting or other refurbishment of the Premises (the “Refurbishment Work”); or (b) $1,146,650.00.

Section 6.2 Approval of Refurbishment Plans. Prior to the commencement of any Refurbishment Work, Tenant shall submit to Landlord, for Landlord’s approval, a description in reasonable detail of the proposed Refurbishment Work (the “Refurbishment Plans”). The Refurbishment Plans shall be subject to Landlord’s prior written approval (which will not be unreasonably withheld, conditioned or delayed) and subject to any required approvals by the City. The Refurbishment Plans approved by Landlord and the City are referred to in this Exhibit D as the “Final Refurbishment Plans”.

Section 6.3 Disbursement of Refurbishment Allowance. Landlord will provide the Refurbishment Allowance to Tenant if and after and only if and after Tenant completes the Refurbishment Work in conformance with the requirements set out in this Article VI and Tenant furnishes to Landlord the following items (on forms approved by Landlord) as the same relate to and concern the Refurbishment Work:

(a)	copies of all contracts with contractors or suppliers with respect to the Refurbishment Work;

(b)	a certificate executed by Tenant, stating that the Refurbishment Work has been fully and finally completed in accordance with the Final Refurbishment Plans and this Exhibit D, which certificate shall also state the total of all Refurbishment Costs incurred by Tenant; and

(c)	lien waivers executed by all contractors, subcontractors and materialmen who have furnished labor and/or materials in connection with the Refurbishment Work.

Section 6.4 The Refurbishment Deadline. Notwithstanding any provision in this Lease to the contrary, the Refurbishment Allowance will be provided to Tenant only if and to the extent: (a) Tenant commences the Refurbishment Work within one hundred eighty (180) days after the date that is sixty (60) months after the Commencement Date, and (b) completes the Refurbishment Work on or before the date that is seventy-two (72) months after the Commencement Date. Any unutilized portion of the Refurbishment Allowance remaining after the payment of all Refurbishment Costs incurred in conformance with this Exhibit “D” will be forfeited.

Section 6.4.1 Reimbursement of Refurbishment Costs. In addition to all rent and other sums which are payable by Tenant to Landlord under this Lease, Tenant agrees to pay to Landlord the full amount of all Refurbishment Costs paid for by Landlord pursuant to the provisions of this Article 6 (the “Reimbursed Refurbishment Costs”) plus interest as provided below.

Section 6.4.2 For purposes hereof, the term “Refurbishment Cost Repayment Period” shall mean the remainder of the Initial Term, after the date upon which Landlord delivers the Refurbishment Allowance to Tenant.

Section 6.4.3 On the first day of the Refurbishment Cost Repayment Period and on the first day of each calendar month thereafter during the remainder of the Term, Tenant shall pay to Landlord, as additional rent, an amount sufficient to amortize the Reimbursed Refurbishment Costs over the Refurbishment Cost Repayment Period, utilizing an eight percent (8%) per annum interest factor.

EXHIBIT D-1 – PLANS AND SPECIFICATIONS FOR SHELL IMPROVEMENTS AND PARKING FACILITY

attached to and made a part of Lease bearing the

Lease Reference Date of July 3, 2013 between

Domain Junction 2 LLC, as Landlord and

HomeAway, Inc., as Tenant

1.	Building Z1 drawings and project manual
Construction Set and Addendum #1 (drawings and specifications) dated April 1, 2013, prepared by Arthur M. Gensler Jr. & Associates, Inc., as well as the following Addendums:

Addendum #2 (drawings and specifications) dated April 17, 2013
Addendum #3 (drawings and specifications) dated April 23, 2013
Addendum #4 (drawings and specifications) dated April 24, 2013

2.	Z5 Garage drawings and project manual
Construction Set and Addendum #1, dated 4/3/13, prepared by Arthur M. Gensler Jr. & Associates, Inc.

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EXHIBIT D-2 – TENANT’S PRELIMINARY SPACE PLAN

attached to and made a part of Lease bearing the

Lease Reference Date of July 3, 2013 between

Domain Junction 2 LLC, as Landlord and

HomeAway, Inc., as Tenant

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D-2-2

D-2-3

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EXHIBIT E – COMMENCEMENT DATE MEMORANDUM

attached to and made a part of Lease bearing the

Lease Reference Date of July 3, 2013 between

Domain Junction 2 LLC, as Landlord and

HomeAway, Inc., as Tenant

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of             , 20            , by and between             (“Landlord”) and             (“Tenant”).

Recitals:

A.	Landlord and Tenant are parties to that certain Lease, dated for reference , 20 (the “Lease”) for certain premises (the “Premises”) consisting of approximately square feet at the building commonly known as .

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1. The actual Commencement Date is             .

2. The actual Termination Date is             .

3. The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefore:

[insert rent schedule]

4. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

By: Domain Junction 2 LLC, a Delaware limited liability company		HomeAway, Inc., a Delaware corporation

By:	, a	By:
	, its	Printed Name:
	General Partner	Title:

By:
Printed Name:
Title:

	Dated:	Dated:

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EXHIBIT F – RULES AND REGULATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of July 3, 2013 between

Domain Junction 2 LLC, as Landlord and

HomeAway, Inc., as Tenant

1. Except as otherwise permitted by the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Project without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Project. No tenant and no employee or invitee of any tenant shall go upon the roof of the Project.

4. Any directory of the Project, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names.

5. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will comply with any and all recycling procedures designated by Landlord.

8. Landlord will furnish Tenant two (2) keys free of charge to each door in the Premises that has a passage way lock. Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefore.

9. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord.

10. No equipment, materials, furniture, packages, bulk supplies, merchandise or other property will be received in the Project or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. The persons employed to move such equipment or materials in or out of the Project must be acceptable to Landlord.

11. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Project or to any space in the Project to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Project by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

12. Landlord shall in all cases retain the right to control and prevent access to the Project of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Project and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Landlord reserves the right to exclude from the Project between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Project and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Project of any person.

13. Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord.

14. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Project or by Landlord for noncompliance with this rule.

15. Except as otherwise permitted by the Lease, Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Project without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement. Tenant shall be responsible for any interference caused by such installation.

16. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

17. Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.

18. No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

19. Tenant shall not use in any space or in the public halls of the Project any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Project.

20. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.

21. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Project.

22. Tenant requests for services must be submitted to the Project office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

23. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas.

24. Canvassing, soliciting, distribution of handbills or any other written material in the Project is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Project without the written consent of Landlord.

25. Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Project.

26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project. Landlord agrees to enforce the Rules and Regulations in a uniform and consistent manner, provided, however, Landlord may make reasonable distinctions between office and retail tenants at the Project.

27. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Project, and for the preservation of good order in and about the Project. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

EXHIBIT G –SIGNAGE

attached to and made a part of Lease bearing the

Lease Reference Date of July 3, 2013 between

Domain Junction 2 LLC, as Landlord and

HomeAway, Inc., as Tenant

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G-2

EXHIBIT H – GUARANTY

attached to and made a part of Lease bearing the

Lease Reference Date of July 3, 2013 between

Domain Junction 2 LLC, as Landlord and

HomeAway, Inc., as Tenant

In consideration of, and as an inducement for the granting, execution and delivery of the foregoing Lease Agreement, dated             , 2013 (the “Lease”), including Section 2.2 to the Lease by DOMAIN JUNCTION 2 LLC, a Delaware limited liability company, landlord named therein (“Landlord”, which term shall be deemed to include the named Landlord and its successors and assigns”), to HOMEAWAY, INC., a Delaware corporation, tenant named therein (“Tenant”, which term shall be deemed to include the named Tenant and its successors and assigns), and in further consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by Tenant to the undersigned, the receipt and sufficiency of which are hereby acknowledged, the undersigned, SHORENSTEIN REALTY INVESTORS TEN, L.P., a Delaware limited partnership (“Guarantor”), which term shall be deemed to include the named Guarantor and its successors and assigns), does hereby guarantee, absolutely and unconditionally, to Tenant the full and prompt payment of all charges and sums payable by Landlord under Section 2.2 of the Lease, and Guarantor hereby covenants and agrees to and with Tenant that if default shall at any time be made by Landlord in the payment of any such charges and sums, Guarantor shall and will forthwith pay such charges and sums to Tenant pursuant to Section 2.2 to the Lease, including, without limitation, all reasonable attorneys’ fees and disbursements actually incurred by Tenant in connection with the enforcement of this Guaranty.

This Guaranty is an absolute and unconditional guaranty of payment (and not of collection). The liability of Guarantor is co-extensive with that of Landlord and also joint and several and this Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceeding on Tenant’s part of any kind or nature whatsoever against Landlord and without the necessity of any notice of non-payment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of (a) the assertion or the failure to assert by Tenant against Landlord of any of the rights or remedies reserved by Tenant pursuant to the terms, covenants and conditions of Section 2.2 of the Lease, or (b) any non-liability of Landlord under Section 2.2 of the Lease due to the insolvency of Landlord or any discharge in bankruptcy of Landlord.

This Guaranty shall be a continuing guaranty, and the liability of Guarantor hereunder shall in no way be affected, modified or diminished by reason of (a) any assignment, renewal, modification, amendment or extension of the Lease, or (b) any modification or waiver of or change in any of the terms, covenants and conditions of the Lease by Landlord and Tenant, or (c) any extension of time that may be granted by Tenant to Landlord, or (d) any consent, release, indulgence or other action, inaction or omission under or in respect of the Lease, or (e) any dealings or transactions or matter or thing occurring between Landlord and Tenant, or (f) any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship or similar proceeding affecting Landlord, whether or not notice thereof is given to Guarantor. The obligations of Guarantor shall be enforceable regardless of any circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor; and Guarantor waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty, and agrees that the obligations of Guarantor hereunder shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Without limiting the generality of and in addition to the foregoing, Guarantor hereby irrevocably waives any and all claims or other rights it may now have or hereafter acquire against Tenant, Landlord or any other person under Sections 43.001-005 of the Texas Civil Practice and Remedies Code, as amended, Rule 31, Texas Rules of Civil Procedure, as amended, and Section 17.001, Texas Civil Practice and Remedies Code, as amended.

Should Tenant be obligated by any bankruptcy or other law to repay to Landlord or to Guarantor or to any trustee, receiver or other representative of either of them, as a result of a preference or otherwise, any amounts previously paid to Tenant pursuant to this Guaranty, this Guaranty shall be reinstated in the amount of such repayments and to the extent such repayments are actually made. Tenant shall not be required to litigate or otherwise dispute its obligations to make such repayments if it in good faith believes that such obligation exists.

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No delay on the part of Tenant in exercising any right, power or privilege under this Guaranty or failure to exercise the same shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

No waiver or modification of any provision of this Guaranty nor any termination of this Guaranty shall be effective unless in writing, signed by Tenant; nor shall any such waiver be applicable except in the specific instance for which given.

All of Tenant’s rights and remedies under Section 2.2 of the Lease and under this Guaranty, now or hereafter existing at law or in equity or by statute or otherwise, are intended to be distinct, separate and cumulative and no exercise or partial exercise of any such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

No payment or performance by Guarantor pursuant to any provision hereof shall entitle Guarantor by subrogation or otherwise to the rights of Tenant to any payment by Landlord or out of the property of Landlord, except after payment of all sums or fulfillment of all covenants, terms, conditions or agreements to be paid or performed by Landlord.

Without regard to principles of conflicts of laws, the validity, interpretation, performance and enforcement of this Guaranty shall be governed by and construed in accordance with the internal laws of the State of Texas. Guarantor hereby submits to the non-exclusive personal jurisdiction in the State of Texas, the court thereof and the United States District Courts sitting therein, for the enforcement of this Guaranty, and Guarantor hereby waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Texas for the purpose of litigation to enforce this Guaranty.

NOTWITHSTANDING ANY PROVISION IN THE LEASE OR THIS GUARANTY TO THE CONTRARY, IT IS AGREED AND UNDERSTOOD THAT THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY WILL TERMINATE ON THE “DELIVERY DATE” (AS THAT TERM IS DEFINED IN THE LEASE) AND THEREAFTER THIS GUARANTY WILL BE OF NO FURTHER FORCE OR EFFECT.

IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty this             day of             , 2013.

GUARANTOR:

SHORENSTEIN REALTY INVESTORS TEN, L.P., a Delaware limited partnership

Signed, sealed and delivered in the presence of:	By:
(Seal)

Witness	By:
(Seal)
Address:

Notary Public
My Commission Expires:

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EXHIBIT I – FORM OF CONDOMINIUM DECLARATION FOR THE BUILDING

attached to and made a part of Lease bearing the

Lease Reference Date of July 3, 2013 between

Domain Junction 2 LLC, as Landlord and

HomeAway, Inc., as Tenant

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AFTER RECORDING RETURN TO:

DAVID WOLFF, ESQ.

METCALFE WOLFF STUART & WILLIAMS, L.L.P.

221 W. 6TH STREET, SUITE 1300

AUSTIN, TEXAS 78701

DECLARATION OF CONDOMINIUM REGIME FOR

THE DOMAIN BUILDING 2 CONDOMINIUMS

The street address of the Regime created hereby is:
Austin, Texas

The street address is provided for informational purposes only. The street address may change from time to time. Any change in the street address shall have no effect on the description of the Regime, Units, General Common Elements or Limited Common Elements set forth in the Declaration.

DECLARATION OF CONDOMINIUM REGIME FOR THE DOMAIN BUILDING 2

CONDOMINIUMS

THE STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

This Declaration of Condominium Regime for The Domain Building 2 Condominiums (this “Declaration”), is made on this             day of             , 2013, by DOMAIN JUNCTION 2 LLC, a Delaware limited liability company (“Declarant”), and is as follows:

RECITALS

WHEREAS Declarant is the owner of                     , according to the plat filed as Document No.                      of the Official Public Records of Travis County (the “Land”), together with all easements, rights and appurtenances thereto and all of the Improvements (defined below) thereon, and;

NOW, THEREFORE, for and in consideration of the mutual covenants, conditions, and obligations set forth herein, the receipt and sufficiency of which are acknowledged by Declarant, the Land and Improvements are hereby made subject to a condominium regime in accordance with the provisions of Chapter 82 of the Texas Property Code (the “Uniform Act”) and the provisions of this Declaration, the terms and provisions of which are as follows:

BASIC PROVISIONS

A. (i) NAME OF CONDOMINIUM: The Domain Building 2 Condominiums.

     (ii) NAME OF ASSOCIATION: The Domain Building 2 Condominium Association, Inc., a Texas non-profit corporation.

B. COUNTY IN WHICH CONDOMINIUM IS LOCATED: Travis.

C. DESCRIPTION OF UNIT BOUNDARIES AND IDENTIFYING NUMBER:

See Section 1.53 and Exhibit “A-2”, attached hereto and incorporated herein by reference.

D. MAXIMUM NUMBER OF UNITS DECLARANT MAY CREATE: TWO (2) UNITS. The condominium shall contain two (2) units in the Building (defined below): the Office Unit and the Retail Unit. The Retail Unit may be built in phases. Each unit established pursuant to this Declaration shall be restricted to commercial use.

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E. PERCENTAGE INTEREST IN COMMON ELEMENTS ALLOCATED TO EACH UNIT: “Percentage Interest in Common Elements” shall mean the undivided interest in and to the Common Elements (defined below) and Common Expense Liability (defined below) allocated to each Unit by the following allocation, except to the extent the foregoing allocation varies from the allocations set forth in the Allocation Document, in which case the allocations set forth in the Allocation Document will control:

Unit Designated by Identifying No.	Percentage of Interest In Common Elements
100 (Office Unit)	80%
200 (Retail Unit)	20%

F. RESTRICTIONS ON USE, OCCUPANCY OR ALIENATION OF UNITS: The Regime (defined below) is a commercial condominium. Restrictions on use, occupancy and alienation of units are set forth in Articles Two and Three of this Declaration and the Rules and Regulations (defined below).

G. DESCRIPTION OF AND RECORDING DATA FOR RECORDED EASEMENTS, AND LICENSES APPURTENANT TO OR INCLUDED IN THE CONDOMINIUM OR TO WHICH ANY PORTION OF THE CONDOMINIUM IS OR MAY BECOME SUBJECT BY RESERVATION IN THIS DECLARATION: See Exhibit “A-1” attached hereto and incorporated herein for all purposes.

H. METHODS FOR AMENDING THE DECLARATION: See Article 11 of this Declaration.

I. PLAT AND PLAN: See (i) Exhibit “A-1”, which, inter alia, identifies the Land; and (ii) Exhibits “A-1” and “A-2”, which, inter alia, identifies certain Limited Common Elements and the Units and Building.

J. ASSOCIATION’S OBLIGATIONS TO REBUILD OR REPAIR FOLLOWING A CASUALTY OR OTHER DISPOSITION OF CASUALTY INSURANCE PROCEEDS: See Article 9 of the Declaration.

K. COMPLETION OF IMPROVEMENTS INDICATED ON PLAT AND PLAN. Declarant shall complete the Units, and other improvements shown on Exhibit “A-1” and “A-2”, as revised, modified, or amended pursuant to the applicable terms or provisions of this Declaration. All improvements reflected on the Plats and Plans MUST BE BUILT, except the single story portions of the Retail Unit may be built in subsequent phases as shown on Exhibit “A-1” and “A-2”.

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ARTICLE 1

DEFINITIONS

1.1 “Access Easement” means a perpetual, irrevocable and non-exclusive easement and right of access and entry to each Unit and the Limited Common Elements, from time to time as may be reasonably necessary for (a) the maintenance, repair or replacement of any of the Common Elements thereon or accessible therefrom; (b) the making of emergency repairs therein necessary to prevent harm or damage to the Common Elements, any Unit or any occupant and (c) such other reasonable purposes as are deemed by the Association to be necessary for the performance of the obligations of the Association as described herein, in the Uniform Act or the other Governing Documents.

1.2 “Allocation Document” means that certain “Domain Building 2 Expense Allocation Document” adopted on or about the date hereof by the Owners and incorporated herein for all purposes.

1.3 “Association” shall mean The Domain Building 2 Condominium Association, Inc., a Texas non-profit corporation, the members of which shall be the Owners of the Units within the Regime. The term “Association” shall have the same meaning as the term “unit owners association” in the Uniform Act.

1.4 “Assessment” or “Assessments” shall mean assessments (regular, capital, and special) imposed by the Association pursuant to this Declaration or other Governing Documents.

1.5 “Board” shall mean the Board of Directors of the Association.

1.6 “Building” shall mean the structure described on Exhibit “A-2”, including without limitation the Structure.

1.7 “By-Laws” shall mean the corporate bylaws of the Association.

1.8 “Common Elements” shall mean all portions of the Land and Improvements other than the Units. Without limiting in any way the generality of the foregoing, the Common Elements shall include those items defined as “General Common Elements” or “Limited Common Elements” in this Declaration.

1.9 “Common Elements Easement” means a perpetual, irrevocable and non-exclusive easement over the Common Elements for ingress to and egress from each Unit, together with the non-exclusive right to use and enjoy the General Common Elements and the exclusive right to use and enjoy the Limited Common Elements appurtenant to each Owner’s Unit (subject to the rights of other Owners to use and enjoy such Limited Common Elements if appurtenant to more than one Unit).

1.10 “Common Expense” or “Common Expenses” means any and all costs, expenses and financial obligations of the Association, together with any allocations to reserves made pursuant to the provisions of the Governing Documents, including without limitation, costs incurred for the management and operation of the Regime, the repair, maintenance, insurance,

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and operation of the Common Elements, reserves for replacements or other expenses or liabilities, any costs due and payable by the Owners in accordance with the Existing CC&R’s, and any costs incurred or to be incurred by pursuant to any resolution duly adopted by the Board or the Owners.

1.11 “Common Expense Liability” shall mean the liability for Assessments levied on each Unit for Common Expenses.

1.12 “Declarant’s Easement Rights” shall mean (a) a temporary, non-exclusive easement and right of access and entry over, across and through the Regime by the Declarant, its employees, agents and contractors from time to time as may be necessary for the construction of the Improvements, and (b) an easement through the Common Elements as may be reasonably necessary for discharging the Declarant’s obligations under the Uniform Act or the Governing Documents.

1.13 “Default Rate” shall mean the lesser of (a) twelve percent (12%) or (b) the highest lawful rate.

1.14 “Easements” means, collectively, the Access Easement, the Common Elements Easement, the Roof Easement, the Support Easement, the Systems Maintenance Easement, the Utility Easement and the Vertical Access Easement, but specifically excludes the Parking Easement.

1.15 “Environmental Law” means all federal, state and local health, safety, environmental or natural resource laws, statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items (whether now existing or hereafter enacted or promulgated) of all governmental authorities, having jurisdiction, and all other state, federal, and local laws, regulations, rules, ordinances, and orders which govern: (a) the existence, cleanup and/or remedy of contamination on property; (b) the emission or discharge of Hazardous Substances into the environment; (c) the control of Hazardous Substances; (d) the use, generation, transport, treatment, storage, disposal, removal, or recovery of Hazardous Substances; or (e) the safety and health of employees; as well as all applicable judicial and administrative and regulatory decrees, judgments or orders (including without limitation the “common law”) and all applicable covenants running with the land that relate to the protection of health, safety, environment or natural resources, including, without limitation: (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as now or hereafter amended, “CERCLA”), 42 U.S.C. §§ 9601 et seq.; (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 (as now or hereafter amended, “RCRA”), 42 U.S.C. §§ 6901 et seq.; (iii) the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; (iv) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §§ 11001 et seq.; (v) the Federal Water Pollution Control Act, also known as the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; (vi) the Clean Air Act, as amended by the Clean Air Act Amendments, 42 U.S.C. §§ 7401 et seq.; (vii) the National Environmental Policy Act, 42 U.S.C. §§ 4321, et seq.; (viii) the Endangered Species Act of 1973 (as now or hereafter amended), 16 U.S.C. §§ 1531 et seq.; (ix) the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; (x) the Hazardous Material Transportation Act

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(as now or hereafter amended), 49 U.S.C. §§ 5101 et seq.; (xi) any corresponding applicable law of the State of Texas; and (xii) all regulations, rules, guidelines, or standards promulgated pursuant to such federal and local laws, as such regulations, rules, guidelines, and standards may be amended from time to time, including, but not limited to, any rules and/or regulations applicable to jurisdictional wetlands.

1.16 “Event of Default” means a (a) monetary default by any Owner under any Governing Document which fails to be cured within 30 days of written notice thereof from the Association to such Owner, (b) non-monetary default by any Owner under any Governing Document which fails to be cured within 60 days of written notice thereof from the Association to such Owner, provided, if such non-monetary default has a Material Adverse Effect on another Owner or such other Owner’s Unit or the Common Elements, such cure period shall be limited to 5 days, or such longer period of time as may be reasonable required, so long as such Owner commences to cure such default within the foregoing 5-day period and thereafter diligently pursues such default to completion, or (c) a default by the Association under any Governing Document which fails to be cured within 60 days of written notice thereof from an Owner to the Association, provided, if such default has a Material Adverse Effect on another Owner or such other Owner’s Unit or the Common Elements, such cure period shall be limited to 15 days, or such longer period of time as may be reasonable required, so long as the Association commences to cure such default within the foregoing 15-day period and thereafter diligently pursues such default to completion.

1.17 “First Mortgagee” shall mean a Mortgagee that holds any indebtedness secured by a first and prior Mortgage upon a Unit.

1.18 “General Common Elements” shall mean all portions of the Common Elements that are not Limited Common Elements.

1.19 “Governing Documents” means, collectively, the Allocation Document, the Bylaws, the Certificate of Formation, this Declaration and the Rules and Regulations.

1.20 “Hazardous Substances” means any substance: (a) the presence of which requires investigation, reporting, removal or remediation under any Environmental Law; (b) that is or becomes defined as a “hazardous waste”, “hazardous substance”, “hazardous material”, “extremely hazardous substance”, or other type of pollutant or contaminant under any applicable Environmental Law; (c) that is toxic, reactive, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic, teratogenic, or otherwise hazardous and is or becomes regulated by any applicable Environmental Law; (d) that is or contains oil, gasoline, diesel fuel, aviation fuel, or other petroleum hydrocarbons, products or derivatives, other than petroleum, crude oil, and petroleum products to the extent contained within regularly operated motor vehicles; (e) that is or contains PCBs, asbestos, radon or urea formaldehyde; (f) that is fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including but not limited to, mold (including, without limitation, penicillium/aspergillus and stachybotrys chartarum); or (g) the presence of which causes or threatens to cause a nuisance upon the Secured Property or to adjacent property or poses or threatens to pose a hazard to the health or safety of any person, to plant or animal life, or to the environment.

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The term “Hazardous Substance” shall not include, however, any materials that are customarily used, stored, released, generated or transported in the construction, operation, use, maintenance and cleaning of properties similar to the Regime, but only during the period that the same are stored in reasonable and customary quantities and used in accordance with applicable Environmental Laws and the manufacturer’s recommended standards; provided, however that under no circumstances may any such excluded materials (1) contain a Hazardous Substance in a concentration, or at a level, that would subject the material to regulation, reporting, removal or remediation under any Environmental Laws or (2) subject the Regime to higher than customary insurance rates.

1.21 “Improvements” shall mean and refer to all improvements related to or existing upon the Land, including without limitation, the Building.

1.22 “Land” shall mean                     , according to the plat filed as Document No.                      of the Official Public Records of Travis County, and all easements, rights and appurtenance related to the Land.

1.23 “Legal Requirements” means any and all present and future judicial decisions, statutes rulings, rules, regulations, permits, certificates, or ordinances of any federal, state or municipal authority in any way applicable to any Owner, any Unit or the Regime, including zoning ordinances, subdivision and building codes, flood disaster laws, applicable architectural barrier, health and environmental laws and regulations and all other applicable restrictive covenants, including, but not limited to, the Use Restrictions and the Existing CC&R’s.

1.24 “Limited Common Elements” shall mean those portions of the Land and Improvements, if any, so designated on Exhibit “A-2”, such other portions of the Land and Improvements reserved for the exclusive use of one or more Owners to the exclusion of other Owners, and, unless otherwise provided in this Declaration, such portions of the Land and Improvements designated as Limited Common Elements under the Uniform Act.

1.25 “Major Decision” means any action with respect to any matter coming before the Association, whether initiated by an Owner or any other Person, relating to (i) architectural or aesthetic changes to the exterior of the Improvements; (ii) structural changes to the Improvements and/or changes to the Systems; (iii) changes to the Governing Documents (except as otherwise permitted in Article 11); (iv) the levy of any special Assessments under Section 6.5 below for capital improvements to the Regime; (v) a decision not to restore the Improvements unless an Owner elects not to restore its Unit in accordance with the terms set forth in Section 9.4 below; or (vi) any other matter having a Material Adverse Effect on an Owner or a Unit or the Common Elements.

1.26 “Material Adverse Effect” means any act, event, condition or circumstance that could materially and adversely affect the business, operations, condition (financial or otherwise), or value of a Unit.

1.27 “Member” shall mean any person(s), entity or entities holding membership rights in the Association.

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1.28 “Mortgage” shall mean any mortgage(s) or deed(s) of trust covering any portion of a Unit given to secure the payment of a debt.

1.29 “Mortgagee” shall mean the holder or holders of any Mortgage.

1.30 “Office Parking Easement Rights” shall mean the easement rights allocated to the Office Unit in the Parking Easement.

1.31 “Office Unit” shall mean the Office Unit as shown on the Plan and the portion of the Skin of the Building that surrounds the Office Unit, as designated on the Plan, all walls, floors, ceilings, hallways, lobbies, windows, doors, elevators and other Improvements that serve the Office Unit exclusively, to the extent the same do not constitute the Structure. [Units to be measured to outside of façade so as to include Skin.].

1.32 “Owner” shall mean the person(s), entity or entities, including Declarant, holding a fee simple interest to a Unit, but shall not include a Mortgagee.

1.33 “Parking Easement” shall mean that certain Parking Garage Easement of even date hereto by and between Declarant and RREEF Domain, L.P.

1.34 “Percentage Interest” is synonymous with “Allocated Interest” as defined in the Uniform Act and shall mean the undivided interest in and to the Common Elements and Common Expense Liability allocated to each Unit pursuant to the terms of this Declaration. The Percentage Interest associated with each Unit is reflected in Paragraph E of the Basic Provisions above and Section 2.3 below.

1.35 “Person” shall mean any individual, individuals, or any entities having the legal right to hold title to real property.

1.36 “Plat” shall mean the plat attached hereto as Exhibit “A-1”, as changed, modified or amended in accordance with this Declaration.

1.37 “Plan” shall mean the dimensional drawings attached hereto as Exhibit “A-2”, which identifies or describes the Building, Units and Limited Common Elements unless otherwise described on the Plat, or changed, modified or amended in accordance with this Declaration.

1.38 “Regime” shall mean the Land, Improvements, Units, General Common Elements and Limited Common Elements which comprise the condominium regime established by this Declaration.

1.39 “Replacement Reserve Fund” shall mean the reserve fund established pursuant to Section 6.2 for maintenance, repairs, and replacements to Common Elements and other special purposes permitted by the provisions of this Declaration.

1.40 “Retail Parking Easement Rights” shall mean the easement rights allocated to the Retail Unit in the Parking Easement.

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1.41 “Retail Unit” shall mean the Retail Unit as shown on the Plan, including the portion of the Skin of the Building that surrounds the Retail Unit, as designated on the Plan, all walls, floors, ceilings, hallways, lobbies, windows, doors, elevators and other Improvements that serve the Retail Unit exclusively, to the extent the same do not constitute the Structure.

1.42 “Roof Easement” means a perpetual, irrevocable and non-exclusive easement for the placement of electric, satellite, telecommunications, transmitting and other equipment and for the use and maintenance of such equipment on a portion of the roof of the Building in a location shown on the Plan or otherwise approved by the Association, such approval not to be unreasonably withheld, conditioned or delayed.

1.43 “Rules and Regulations” shall mean The Domain Building 2 Condominium Association, Inc. rules and regulations attached hereto as Exhibit “B” regulating the use and enjoyment of the Regime by the Owners and their respective employees, agents, contracts, tenants and invitees. The Rules and Regulations may be amended only by unanimous agreement of the Board as a Major Decision.

1.44 “Signage” shall mean any signage, lettering, decorations, banners, advertising or marketing media, awnings, canopies, window covering, or any other form of expression on the Skin or in the interior of the Improvements only if the same is visible from the exterior of the Improvements.

1.45 “Signage Rights” shall mean the right to affix Signage to the Skin, as described in Section 4.3 of this Declaration.

1.46 “Skin” The exterior façade and the surface of such façade of the Improvements or the portions thereof, as applicable, but excluding any exterior doors.

1.47 “Special Services” shall mean: (i) special benefits or services provided by the Association to a Unit; or (ii) a higher level of service provided to a Unit than the Association then currently provides to such Unit.

1.48 “Structure” shall mean all foundations, footings, columns, flat slabs, sheer walls, girders, support beams, post tension cables or rods and including any and all other structural components that support, uphold or are a part of the Building or any other Improvement to the extent such Structure serves one or more of the Units or the Common Elements.

1.49 “Support Easement” means a perpetual, irrevocable and non-exclusive easement for maintenance, repair, replacement and improvement of all foundations, footings, columns, girders, support beams, load bearing walls, Skin and any and all other structural members that support, uphold or are a part of the Building.

1.50 “Systems” shall mean all fixtures, utilities, equipment, pipes, lines, wires, computer cables, conduits, circuits, junction boxes, hangers, pull boxes, terminal points, electronic devices, air compressors, air handlers, chillers and other systems used in the production, heating, cooling and/or transmission of air, water, gas, electricity, communications, waste water, sewage, audio and video signals, and other utility services including the main switch gear conduits, plumbing chases and mechanical shafts located on the Land and/or Improvements.

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1.51 “Systems Maintenance Easement” means a perpetual, irrevocable and non-exclusive easement for use, maintenance, repair, replacement and improvement (but not expansion, except as may be approved in accordance with the Governing Documents) of all Systems.

1.52 “Unilateral Decisions” means any right or action unilaterally available to an Owner under the Governing Documents.

1.53 “Unit” shall mean the physical portion of the Building designated for separate ownership or occupancy as a Unit. The boundaries of the Units are depicted on the Plan, and include: (a) all Systems that exclusively serve the Unit; (b) the finish materials, fixtures and appliances contained within the Unit; and (c) the Skin surrounding each such Unit; but excluding any portion of the Building or Systems that serve more than one Unit or the Common Elements, all as subject to and further described in § 82.052 of the Uniform Act. Notwithstanding any provision of this Declaration to the contrary, if construction of any Unit has not been substantially completed, then, until construction of the Unit is substantially completed and the Notice (as hereinafter defined) for such Unit has been filed, such Unit shall be defined as the physical portion of the Regime designated for separate ownership or occupancy, the boundaries of which are set forth in the Plat and Plan, as amended from time to time in accordance with this Declaration. The Owners may file a Notice of Change (the “Notice”) in the Official Public Records of Travis County, Texas, to describe the Unit, but only if changes are made to any Unit in accordance with this Declaration. The Notice, upon recordation in the Official Public Records of Travis County, Texas, shall automatically amend this Declaration for the purpose of defining the Unit to which the Notice relates.

1.54 “Utility Easement” means all existing recorded easements for utilities and any additional utility easements which Declarant or the Association may grant.

1.55 “Utility Service Contract” or “Utility Service Contracts” shall mean and refer to one or more contracts (if any) which are entered into by the Association for the provision of electric, water, natural gas, propane, or wastewater utility services to the Units.

1.56 “Vertical Access Easement” means a perpetual, irrevocable and non-exclusive easement for access through the stairways, the elevators, the elevator shafts, fire rooms, fire systems and lobbies located within the Building.

ARTICLE 2

DIVISION AND CONVEYANCE OF UNITS

2.1 Separate Estates. The Land and Improvements are hereby divided into fee simple estates consisting of separate Units, together with the exclusive rights to use the Limited Common Elements, if any, appurtenant thereto, the non-exclusive right to use the General Common Elements, and the Percentage Interest in and to the Common Elements associated with

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and appurtenant to each Unit as set forth in Basic Provision E. The General Common Elements shall be owned in common by the Owners of the Units, in proportion to their Percentage Interests. Each Owner of a Unit having or hereafter acquiring a Limited Common Element assigned only to such Unit on Exhibit “A-2”, or on a subsequent amendment to this Declaration, shall be entitled to exclusive ownership and possession of its Unit and exclusive use of the Limited Common Elements appurtenant thereto. Each Owner shall have an unrestricted right of ingress and egress to their Unit, which shall be perpetual and shall run with and be appurtenant to each Unit.

2.2 Description and Conveyance of Units. No Unit shall be conveyed to any other party unless the conveyance also includes the Common Elements appurtenant thereto. Any attempted conveyance, encumbrance, judicial sale or other voluntary or involuntary transfer of all or any portion of a Common Element, which does not include the Unit appurtenant thereto, shall be void. The description of a Unit in any deed, lease, Mortgage, deed of trust or other instrument shall include, at a minimum: (i) the name of the Regime; (ii) the recording data for this Declaration, including any amendments, plats, and plans; (iii) the county in which the condominium is located; and (iv) the identifying number of the Unit.

2.3 Percentage Interest. The Percentage Interests assigned to each Unit under this Declaration are: Office Unit – 80%; Retail Unit – 20%.

2.4 Subdivision of Units. Units may not be subdivided without the written consent of all Owners. However, either Unit Owner may create a condominium regime governing multiple ownership of its Unit, which shall be subject and subordinate to this Declaration.

ARTICLE 3

USE RESTRICTIONS FOR THE UNITS

3.1 Permitted and Prohibited Uses for the Office Unit. The Office Unit shall be used or occupied for office purposes and related uses associated with the operation of the Office Unit as an office building and compatible with the operation of the Regime as a first class, multi-purpose retail and office project; provided, however, that the Owner of the Office Unit shall have the right to convert the Office Unit to use for a multi-family development and related uses associated with a multi-family development. Any uses that violate Legal Requirements or that are prohibited under the Existing CC&Rs shall be prohibited within the Office Unit.

3.2 Permitted and Prohibited Uses for the Retail Unit. The Retail Unit shall be used or occupied solely for the sale of retail goods and other commercial purposes that shall be compatible with the operation of the Condominium as a first class, multi-purpose retail and office project. Without limiting the foregoing, any uses that violate the Legal Requirements and the following uses shall be prohibited in the Retail Unit: (1) tattoo parlor; (2) dry cleaning plant (provided, however, this prohibition shall not be applicable to nominal supportive facilities for onsite dry cleaning operations that are oriented to pickup and delivery by the ultimate consumer where no cleaning services are conducted at such location); (3) flea market or swap shop; (4) meeting hall or place of worship; (5) pawn shops; (6) check cashing services; (7) bowling alley, skating rink, billiard room or venture whose primary business is the operation of video or arcade

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games; (8) massage parlor (except as administered by a licensed massage therapist), adult book/pornographic materials store or the showing of hardcore pornographic films (provided, however, that this restriction shall not prohibit customary national and regional video operators such as Blockbuster and Hollywood Video) or any sexually oriented business; (9) beauty or barber college or other place of instruction, reading room or any other operation catering primarily to students or trainees rather than to customers, except as may be approved by the Board; (10) funeral parlor; (11) facility for the sale of paraphernalia for use with illicit drugs; (12) off-track betting parlor; (13) carnival, amusement park or circus; (14) gas station; (15) auto repair shop; (16) any use that results in strong obnoxious odors in other spaces within the Building; (17) pet kennel; (18) animal medical services establishment; (19) coin operated laundry; and (20) auto parts store. Any uses that violate Legal Requirements or that are prohibited under the Existing CC&Rs shall be prohibited in the Retail Unit.

ARTICLE 4

EASEMENTS, ENCROACHMENTS AND SIGNAGE

4.1 Easements. The Declarant hereby reserves the Access Easement, the Roof Easement, the Support Easement, the Systems Maintenance Easement, the Utility Easement and the Vertical Access Easement for the benefit of the Association and its agents and representatives, and each Owner shall by virtue of the recordation of this Declaration, accept the deed to such Owner’s Unit subject to the Access Easement, the Support Easement, the Systems Maintenance Easement, the Utility Easement and the Vertical Access Easement. Additionally, the Association shall have an easement through the Common Elements as may be reasonably necessary for discharging the Association’s obligations under the Uniform Act or the Governing Documents. Declarant hereby reserves for the benefit of each Owner the Common Elements Easement (and declares that by virtue of this Declaration the Common Elements shall be subject to the Common Elements Easement), the Support Easement, the System Maintenance Easement, the Utility Easement and the Vertical Access Easement. Each Owner shall provide the Association with access to such Owner’s Units for Access Easement purposes. Declarant hereby further reserves (a) for the Owner of the Office Unit, the Office Parking Easement Rights, and (b) for the Owner of the Retail Unit, the Retail Parking Easement Rights. Additionally, the Declarant hereby reserves the Roof Easement for the benefit of the Owner of the Office Unit and its agents, representatives and tenants, excepting therefrom the single story Retail roof on which Declarant hereby reserves the Roof Easement for the benefit of the Owner of the Retail Unit and its agents, representatives, and tenants (except with respect to any rooftop deck on such single story Retail roof utilized by the Office Unit), and Declarant hereby further reserves for the benefit of the Owner of the Retail Unit the Roof Easement on the roof above the Office Unit as necessary for the Owner of the Retail Unit to use and maintain an exhaust vent and related equipment located thereon and serving the Retail Unit as set forth in the Plan

4.2 Encroachments. If as a result of the original construction, reconstruction, repair, shifting, settlement or other circumstance any portion of the Common Elements encroaches upon an Owner’s Unit, an irrevocable and perpetual easement for such encroachment and for the maintenance of the same is hereby granted and conveyed to the Association by each Owner at the time each Owner’s Unit is conveyed to the Owner. If as a result of the original construction,

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reconstruction, repair, shifting, settlement or other circumstance any portion of an Owner’s Unit encroaches upon the Common Elements, or upon any adjoining Owner’s Unit, an irrevocable and perpetual easement for such encroachment and for the maintenance of the same is hereby granted to the Owner of such Owner’s Unit. Such encroachments and easements shall not be considered or determined to be encumbrances either upon a Unit or upon the Common Elements.

4.3 Signage Rights on the Skin of the Buildings. The Owner of the Office Unit and the Owner of the Retail Unit shall have the right to erect Signage on the Skin attached to its respective Unit or Limited Common Elements, provided that such Signage: (a) is in compliance with the Governing Documents and the Legal Requirements; and (b) does not flash or produce a disturbing noise. All Signage shall be subject to such further restrictions and requirements as set forth in the Rules and Regulations and the Existing CC&Rs. Each Owner shall be responsible, at its sole expense, to (i) obtain and maintain all necessary permits and approvals required under all applicable Legal Requirements with respect to the erection and maintenance of its Signage; (ii) keep and maintain, or cause to be kept and maintained, its Signage in good condition and repair; and (iii) keep or cause to be kept all lighting and other equipment in connection with its Signage in good working order and condition. The Association may remove any such Signage, as necessary, in connection with any of its maintenance and repair or other obligations under this Declaration or may require the Unit Owner to do so. The Owner of the Unit utilizing the Signage Rights shall be responsible for the cost to repair Common Elements or Units if such repairs are necessitated by use or misuse of their respective Signage Rights. The Association does not insure equipment or improvements installed pursuant to the Signage Rights and is not liable to any Owner or any other Person for any loss or damage from any cause to the equipment or improvements installed pursuant to the Signage Rights. The Owners are hereby permitted to assign their respective Signage Rights to their tenants of their respective Unit.

4.4 Construction Easement to Owner of Retail Unit. Declarant hereby grants to the Owner of the Retail Unit a perpetual, irrevocable and non-exclusive easement and right of access and entry, over, across and through the Common Elements located at grade level by the Owner of the Retail Unit, its employees, agents and contractors from time to time as may be reasonably necessary for the future construction of the single-story expansions of the Retail Unit contemplated by the Owner of the Retail Unit in the areas depicted on the Plat and Plan (each an “Expansion”). The Owner of the Retail Unit shall have no obligation to construct the Expansion. The Owner of the Retail Unit shall provide written notice that it intends to commence construction of the Expansion to the Association and all other Owners no less than thirty (30) prior to commencing construction of an Expansion. Construction of any Expansion shall not unreasonably disrupt the use, operation or access to any other Owner’s Unit, its Limited Common Elements or such Owner’s use of the General Common Elements. During the course of any construction of an Expansion, the Owner of the Retail Unit shall maintain builder’s risk insurance on an “all risk” basis (including collapse) on a completed value (non-reporting) form for full replacement cost covering all work incorporated and all materials and equipment engaged, and naming the Association and all other Owners as additional insureds. TO THE FULLEST EXTENT ALLOWED BY LAW, THE OWNER OF THE RETAIL UNIT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE ASSOCIATION AND ALL OTHER OWNERS, TOGETHER WITH THEIR RESPECTIVE PARTNERS, MEMBERS, EMPLOYEES, OFFICERS, DIRECTORS, CONTRACTORS, AGENTS AND TENANTS, FROM AND AGAINST ANY AND ALL CLAIMS, COSTS, LIABILITIES,

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ACTIONS AND DAMAGES, INCLUDING WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEYS’ FEES, FROM ANY THIRD PARTY ARISING IN CONNECTION WITH THE CONSTRUCTION OF THE EXPANSION, TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF THE OWNER OF THE RETAIL UNIT OR ITS AGENTS, EMPLOYEES OR CONTRACTORS.

ARTICLE 5

THE ASSOCIATION

5.1 Organization. The Association was formed and incorporated on                     , 2013, as a nonprofit corporation created for the purposes, charged with the duties, and vested with the powers prescribed by law or set forth in its Articles and Bylaws, as amended, or in this Declaration. Neither the Articles nor Bylaws shall for any reason be further amended or otherwise changed without the written consent of all Owners, or interpreted so as to be inconsistent with this Declaration.

5.2 Membership. Any Person upon becoming an Owner shall automatically become a Member of the Association. Membership shall be appurtenant to and shall run with the ownership of the Unit which qualifies the Owner thereof for membership, and membership may not be severed from, or in any way transferred, pledged, mortgaged, or alienated except together with the title to the Unit.

5.3 Voting Rights. The right to cast votes, and the number of votes which may be cast, for election of members to the Board and on all other matters to be voted on by the Members shall be equal to one (1) vote for each percent of said Member’s Percentage Interest.

5.4 Powers and Authority of the Association. The business affairs of the Regime shall be managed by the Association acting through the Board. The Association shall have the powers provided in §82.102 of the Uniform Act, subject only to such limitations upon the exercise of such power as are expressly set forth in this Declaration. It shall further have the power to do and perform any and all acts which may be necessary or proper for or incidental to the exercise of any of the express powers granted to it by §82.102 of the Uniform Act or by this Declaration. Any and all actions taken by the Association or the Board pursuant to the Governing Documents are binding on all Owners.

5.5 Right of Action by Owners. The Owners, acting collectively or individually, shall have the right to maintain actions against the Association or any other Owner for its or their failure to comply with the provisions hereof or to perform its duties and responsibilities hereunder.

5.6 Major Decisions. The rights of each Owner with respect to Major Decisions shall be identical and each Owner shall be entitled to consent to all Major Decisions. Neither the Association, the Board nor any other Person acting on behalf of the Association or the Declarant shall have the authority to act on any matter constituting a Major Decision, without the prior written approval of all Owners.

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5.7 Unilateral Decisions. An Owner may make any Unilateral Decision without notifying the other Owners. If an Owner desires to confirm whether an act is a Unilateral Decision, such Owner may notify the other Owner (the “Unaffected Owner”) in writing of the action to be taken or other effect of the proposed decision. The Unaffected Owner shall have ten (10) days after receipt of the original notice to deliver written notice to the proposing Owner if the proposed decision is a Unilateral Decision and if not, the reason or explanation of why the proposed decision is not a Unilateral Decision. If no objection is received by the proposing Owner within the 10-day time period, the proposing Owner may take all appropriate action necessary or desired to accomplish the purpose of the Unilateral Decision.

5.8 Utility Service Contracts. Without limitation on the generality of the Association powers set out in Section 5.4 above, the Association shall have the power to enter into Utility Service Contracts as provided in this Section 5.8. The Association shall enter into Utility Service Contracts with any service providers chosen by the Board after thirty (30) days advance written notice to all Owners, which notice will include all material terms and conditions of the proposed Service Contract; provided, however, an Owner may opt out of such Service Contract and contract directly with any service provider in Owner’s sole and absolute discretion by providing written notice thereof to the Association. A Utility Service Contract may be entered into on such noticed terms and provisions only if such Utility Service Contract is approved by Owners holding greater than fifty percent (50%) of the votes in the Association. Unless an Owner contracted directly with a service provider as set forth herein, each Owner will be required to accept services and pay for charges under any such approved Utility Service Contract (the “Shared Utility Services”). Each Owner will be required to enter into an agreement with the Association for the provision of such services (the “Utility Services Agreement”). Each Utility Services Agreement shall be on the Association’s prescribed form, which: (i) will include commercially reasonable procedures to substantiate each Unit Owner’s consumption of the Shared Utility Services; (ii) will provide that such Shared Utility Services be provided to the Unit at the cost charged to the Association for such services including a five percent (5%) administrative fee which will be retained by the Association; and (iii) will include requirements that the Association provide each Owner written and reasonable substantiation of the Shared Utility Services consumed by each Unit during each billing period. The Association may, at its option and election, add the charges payable by such Owner under any Utility Services Agreement to the Assessments against such Owner’s Unit. In this regard, it is agreed and understood that if any Owner fails to pay any charges due by such Owner under the terms of any Utility Services Agreement, the Association shall be entitled to collect such charges by exercising the same rights and remedies it would be entitled to exercise under this Declaration with respect to the failure by such Owner to pay Assessments.

5.9 Special Services. An Owner may request that the Association provide Special Services. If the Board receives a request signed by an Owner (the “Requesting Owner”) which: (i) requests Special Services; and (ii) includes a description of the Special Services desired by the Requesting Owner, then the Board shall investigate the terms upon which the Special Services can be provided. At the completion of its investigation, the Board will: (a) notify the Requesting Owner of the Special Services the Association can provide, if any; and (b) if the Board has determined that the Board can provide the requested Special Services, provide the Requesting Owner with the costs and expenses which will be charged to the Requesting Owner’s Unit to provide the Special Services (the “Service Charge”). The Service Charge may include a

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reasonable administrative charge to be retained by the Association in an amount which the Board deems appropriate. The Association will be required to provide the Special Services if the Service Charge for a Unit is approved by the Owner thereof. When the Association commences to provide the Special Service, the Association may levy the applicable Service Charge against the Requesting Owner’s Unit. The Association may, at its option and election, add the Service Charge payable by the Requesting Owner to the Assessments against such Owner’s Unit. In this regard, it is agreed and understood that, if any Owner fails to pay any Service Charge, the Association shall be entitled to collect the Service Charge by exercising the same rights and remedies it would be entitled to exercise under this Declaration with respect to the failure by such Owner to pay Assessments. In addition, in the event of nonpayment by any Owner of any Service Charge and after the lapse of at least thirty (30) days since such charges were due, the Association may, upon five (5) days’ prior written notice to such Owner (which may run concurrently with such thirty-day period), in addition to all other rights and remedies available at law, equity or otherwise, terminate, in such manner as the Board deems appropriate, any Special Services provided to such Owner’s Unit.

5.10 Existing CC&R’s. The Regime is subject to that certain Amended and Restated Declaration of Covenants, Conditions and Restrictions for “The Domain” recorded under Document No. 2007136702 of the Official Public Records of Travis County, Texas (the “Existing CC&R’s”). Pursuant to Section 1(b) of Article I of the Existing CC&R’s, the Association has the exclusive right to act as the “Owner” of the “Parcel” comprised of the Land for all purposes under the Existing CC&R’s, including voting rights and payment of assessments, which assessments shall be included in Assessments under this Declaration and allocated to each Owner pursuant to its Percentage Interest.

ARTICLE 6

FUNDS AND ASSESSMENTS

6.1 Assessments.

(a) The Association (acting by and through the Board) may from time to time levy Assessments against each Unit, but in any event, Assessments must be levied at least annually. The level of Assessments against each Unit shall be equivalent to the Percentage Interest attributable to such Unit multiplied by the total Assessments levied by the Board, unless otherwise provided in this Article 4 or the Allocation Document.

(b) Where the obligation to pay an Assessment first arises after the commencement of the year or other period for which the Assessment was levied, the Assessment shall be prorated as of the date when said obligation first arose in proportion to the amount of the Assessment year or other period remaining after said date.

(c) Each unpaid Assessment and late charges, together with such interest thereon and costs of collection thereof as hereinafter provided, shall be the personal obligation of the Owner of the Unit against which the Assessment fell due. In accordance with §82.113(c) of the Uniform Act, the Association’s lien for Assessments will be created and perfected upon recording of this Declaration, and no other recordation of a lien or notice of a lien is required. Upon the occurrence of an Event of Default for payment of any Assessment, the Association may enforce payment of such Assessments in accordance with the provisions of this Article and §82.113 of the Uniform Act.

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6.2 Maintenance Fund. The Board shall establish a reasonable reserve to act as a maintenance fund into which shall be deposited all Assessments paid to the Association and from which disbursements shall be made in performing the functions of the Association under this Declaration. The funds of the Association must be used solely for purposes authorized by this Declaration, as it may from time to time be amended.

6.3 Regular Annual Assessments. Prior to the beginning of each fiscal year, the Board shall estimate the expenses to be incurred by the Association during such year in performing its functions, powers, and authority under this Declaration or the Governing Documents, including but not limited to the cost of: (i) General Common Element maintenance, repair, or replacement; (ii) utilities consumed by the General Common Elements (and, if applicable, by the occupants of the Units); (iii) professional management of the Regime; (iv) the costs of providing services to the Regime and General Common Elements; (v) any taxes associated with the General Common Elements and any personal property owned by the Association; (vi) insurance as described in Section 7.1 of this Declaration; (vii) the cost of enforcing the Declaration; and (viii) a reasonable provision for contingencies and appropriate replacement reserves, less any expected income and any surplus from the prior year’s fund. The Board shall prepare an annual budget (the “Annual Budget”) based on such estimate and adopt Assessments sufficient to pay the net expenses reflected on the Annual Budget. The Board shall send a copy of the Annual Budget, together with a notice of the Assessments to be levied against each Unit to each Owner at least sixty (60) days prior to the effective date of the Annual Budget. The Annual Budget shall automatically become effective unless Owners of Units holding at least fifty percent (50%) of the votes in the Association disapprove the Annual Budget at a meeting of Owners called for such purpose. The Board shall have no obligation to call a meeting of Owners for the purpose of disapproving an Annual Budget unless a petition requesting a meeting for consideration of the budget is presented to the Board and signed by Owners of Units holding at least fifty percent (50%) of the votes in the Association. A petition must be presented to the Board within thirty (30) days after the Board has delivered the Annual Budget and notice of Assessment to each Owner. If any Annual Budget is disapproved by the Owners of Units holding at least fifty percent (50%) of the votes in the Association, then the prior year’s budget will continue in effect until a new budget is adopted by the Board and not disapproved by the Owners in accordance with the procedures set forth in this Section 6.3. In the event the prior year’s budget is to be applied to the next fiscal year as a result of Owner disapproval as provided in this Section 6.3, the prior year’s budget will be increased by the Board to discharge any actual expenses properly incurred by the Association and required to be paid by the Association in accordance with the Governing Documents or the Uniform Act. All such regular Assessments shall be due and payable to the Association at the beginning of the fiscal year or during the fiscal year in equal monthly installments on or before the first day of each month, or in such other manner as the Board may designate in its reasonable and good discretion.

6.4 Allocation of Common Expenses. Common Expenses shall be allocated in the manner set forth in Basic Provision E above. The Allocation Document may be amended and supplemented from time to time upon the unanimous written approval of the Owners without the need of amending this Declaration or recording any copies of the Allocation Document.

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6.5 Special Assessments. In addition to the regular annual Assessments provided for above, the Board may levy special Assessments whenever in the Board’s reasonable opinion such special Assessments are necessary to enable the Board to carry out the obligation of the Association under Governing Documents and the Uniform Act, including arising as a result of unanticipated events. The amount of any special Assessments shall be at the reasonable and good faith discretion of the Board. Special Assessments shall be allocated between the Owners in accordance with their respective Percentage Interests, except as otherwise set forth in the Allocation Document.

6.6 Late Charges. If any Assessment is not paid before it is delinquent, the Owner responsible for the payment thereof may be required by the Board to pay a late charge at such rate the Board may reasonably and uniformly designate from time to time, and such late charge (and any reasonable handling costs) shall be a charge upon the Unit to which the Assessment relates, collectible in the same manner as herein provided for collection of Assessments, including foreclosure of the lien against such Unit; provided, however, such charge shall never exceed the maximum charge permitted under applicable law.

6.7 Owner’s Personal Obligation for Payment of Assessments. All Assessments provided for herein shall be the personal and individual debt of the Owner of the Unit covered by such Assessments. No Owner may exempt itself from liability for such Assessments. In the event an Owner defaults in the payment of any Assessment, the Owner of the Unit shall be obligated to pay interest at the Default Rate on the amount of the Assessment from the due date thereof, together with all costs and expenses of collection, including reasonable attorneys’ fees.

6.8 Assessment Lien and Foreclosure. All sums assessed in the manner provided in this Article 6, but unpaid shall, together with late charges and interest as provided in Section 6.6 and Section 6.7 above and the cost of collection, including attorneys’ fees, thereupon become a continuing lien and charge on the Unit covered by such Assessment, which shall bind such Unit in the hands of the Owner, and such Owner’s heirs, devisees, personal representatives, successors or assigns. The obligation to pay Assessments hereunder is part of the purchase price of each Unit when sold to an Owner. An express lien on each Unit is hereby granted and conveyed by Declarant to the Association to secure the payment thereof in each such instance, each such lien to be superior and paramount to any homestead or other exemption provided by law. The aforesaid lien shall be superior to all other liens and charges against the said Unit, except only for: (i) a lien for real property taxes and other governmental assessments or charges against the Unit unless otherwise provided by § 32.05 of the Texas Tax Code; (ii) a lien or encumbrance recorded before this Declaration is recorded; or (iii) a first vendor’s lien or first deed of trust lien recorded before the date on which the Assessment sought to be enforced becomes delinquent. The Association shall have the power to subordinate the aforesaid Assessment lien to any other lien. Such power shall be entirely discretionary with the Board and such subordination must be approved by the Board in writing and signed by a duly authorized officer of the Association. To evidence the aforesaid Assessment lien, the Association may prepare a written notice of Assessment lien setting forth the amount of the unpaid indebtedness, the name of the Owner of the Unit covered by such lien and a description of the Unit. Such

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notice shall be signed by one of the officers of the Association and shall be recorded in the Official Public Records of Travis County, Texas. Such lien for payment of Assessments shall attach with the priority above set forth from the date that such payment becomes delinquent and, upon an Event of Default, may be enforced by suit against the Owner personally obligated to pay the Assessment and/or for foreclosure of the aforesaid lien judicially. NOTWITHSTANDING ANY PROVISION IN THIS SECTION 6.8 OR THE DECLARATION TO THE CONTRARY, THE ASSOCIATION SHALL NOT HAVE THE AUTHORITY TO FORECLOSE ON THE DEFAULTING OWNER’S UNIT FOR NON-PAYMENT OF ASSESSMENTS IF THE ASSESSMENTS CONSIST SOLELY OF FINES. In any foreclosure proceeding, the Owner shall be required to pay the costs, expenses, and reasonable attorneys’ fees incurred by the Association related thereto. The Association shall have the power to bid on the property at foreclosure or other legal sale and to acquire, hold, lease, mortgage, convey, or otherwise deal with the same. Upon the written request of any Mortgagee, the Association shall report to said Mortgagee any unpaid Assessments remaining unpaid for longer than thirty (30) days after the same are due. Except as otherwise provided by applicable law, no sale or transfer of a Unit shall relieve any Owner of a Unit or such Owner’s transferee of the Unit from liability for any Assessments thereafter becoming due or from the lien associated therewith. If an Owner conveys such Owner’s Unit and on the date of such conveyance Assessments against the Unit remain unpaid, or said Owner owes other sums or fees under this Declaration to the Association, the Owner shall pay such amounts to the Association out of the sales price of the Unit, and such sums shall be paid in preference to any other charges against the Unit other than a lien of a First Mortgagee or Assessment Liens and charges in favor of the State of Texas or a political subdivision thereof for taxes on the Unit which are due and unpaid. The Owner conveying such Unit shall remain personally liable for all such sums until the same are fully paid, regardless of whether the transferee of the Unit also assumes the obligation to pay such amounts.

ARTICLE 7

GENERAL RESTRICTIONS

Each Unit, and all Common Elements appurtenant thereto, shall be owned, held, encumbered, leased, used, occupied, and enjoyed subject to the following limitations and restrictions:

7.1 Hazardous Activities. No activities shall be conducted or permitted within the Regime which are or might be unsafe or hazardous to any person or property, or violate any Legal Requirement to the Units, or thereafter the security or health of any persons, or thereafter the value of the Land/or Improvements. No Owner shall use, or permit the use of by its tenants, employees, guests, invitees or contractors, any Hazardous Substances within the Regime.

7.2 Insurance Rates. Nothing shall be done or kept within any Unit which would increase the rate of insurance, unless such Owner pays the additional cost incurred as a result thereof, or cause the cancellation of insurance covering the Regime or any part thereof.

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7.3 Mining and Drilling. No portion of the Regime shall be used for the purpose of mining, quarrying, drilling, boring, or exploring for or removing oil, gas, or other hydrocarbons, minerals of any kind, rocks, stones, sand, gravel, aggregate, or earth.

7.4 Noise. No noise shall be permitted to exist or operate upon any portion of the Regime so as to be offensive or detrimental to any other portion of the Regime or to its occupants; however, normal noises associated with restaurant operations, including outdoor dining and sound systems, shall be permitted.

7.5 Nuisance. No noxious, destructive or offensive activities shall be permitted to exist or operate upon any portion of the Regime, nor shall anything be done upon the Regime which may be offensive or detrimental to any portion of the Regime or to its occupants. Any businesses operating within the Retail Unit shall be vented so as to minimize disturbance of the occupants of the Office Unit.

7.6 Animals. No kennels or other facilities for selling or boarding dogs or other animals for commercial purposes shall be allowed on any portion of the Regime. No animals, including dogs, cats, pigs, hogs, swine, poultry, fowl, wild animals, horses, cattle, sheep, goats, or any other type of animal may be kept, maintained, or cared for on the Regime, other than service animals.

7.7 Rubbish and Debris. No rubbish or debris of any kind shall be placed or permitted to accumulate upon any portion of the Regime, other than those areas of the Regime specifically designated therefore, and no odors shall be permitted to arise therefrom so as to render the Regime or any portion thereof unsanitary, unsightly, offensive, or detrimental to any other property or to its occupants. The Board shall determine what constitutes rubbish, debris, or odors and what conditions render any portion of the Regime unsanitary, unsightly, offensive or detrimental to any other property or to its occupants. Notwithstanding the foregoing, this paragraph shall not be construed to prevent the normal construction of Improvements upon any portion of the Regime.

7.8 Refuse Collection Areas. Refuse collection areas must be designed to contain all refuse generated on-site and deposited between collections. Deposited refuse should not be visible from outside the refuse enclosure. Refuse collection enclosures shall be of a design, construction and location approved by the Board.

7.9 Temporary Structures. No tent, shack, or other temporary building, improvement, or structure shall be placed upon any portion of the Regime; provided, however, that temporary structures necessary for storage of building materials, tools and equipment, and for office space for architects, builders, and foremen during actual construction may be maintained with the prior approval of the Board, approval to include the nature, size, duration, and location of such structure, provided, however, that no such approval shall be required in connection with the construction of the Expansion. All temporary structures shall be removed from the Regime within thirty (30) days after the completion of the Improvements. The Board will determine, in its sole discretion, the date of such completion.

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7.10 Compliance with the Restrictions. Each Owner shall comply strictly with the provisions of the Declaration as the same may be amended from time to time. Failure to comply with any of the provisions of this Declaration shall constitute a violation hereof, and shall give rise to a cause of action to recover sums due for damages or injunctive relief or both, maintainable by the Board on behalf of the Association, by an aggrieved Owner, or by the Declarant. All uses must additionally comply with all restrictive covenants applicable to the Land, including but not limited to the Existing CC&R’s, and all applicable Legal Requirements, zoning regulations and requirements.

7.11 Rentals. Nothing in this Declaration shall prevent the rental of any Unit or any portion thereof by its Owner for commercial purposes.

7.12 Boundaries of Units. Upon completion of the Improvements, the physical boundaries of the Units and the Common Elements shall be conclusively presumed to be the boundaries of such areas. Additionally, there is hereby granted a valid and existing easement pursuant to §82.064 of the Uniform Act for any encroachments now existing or hereafter arising due to any such variances, settling, rising, or other movement, which easement shall exist for the duration of the Regime.

7.13 Separate Taxes. Taxes, assessments and other charges of the State, any political subdivision, any special improvement district, or other taxing or assessing authority, shall be assessed against the Units and collected as provided in §82.005 of the Uniform Act.

7.14 Use of General Common Elements. Each Owner may use the General Common Elements in accordance with the purpose for which they are intended, without hindering or encroaching upon the lawful rights of the other Owners.

7.15 Architectural Features. Any Expansion shall be no taller than the actual height of the ground floor Retail Unit in the multi-story building to which such Expansion is attached. Any mechanical equipment related to an Expansion of the Retail Unit located on the roof of the Expansion shall be located as far as reasonably possible from the windows of the Office Unit and shall be properly screened as reasonably practical from the view of any Owner.

ARTICLE 8

MAINTENANCE AND REPAIRS

8.1 Maintenance by the Association.

(a) Except as provided in the Allocation Document, all General Common Elements shall be maintained by the Association, the cost and expense of which shall constitute a Common Expense and be payable by the Association, subject, however, to allocation between the Owners in accordance with the provisions of the Allocation Document. The Association shall maintain such General Common Elements in good operating condition and repair and otherwise in accordance with the terms of this Declaration. The Association shall repair and, where applicable, replace such General Common Elements and shall establish and maintain an adequate

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reserve fund for such purposes, to be funded by Monthly Assessments. Nothing herein shall be deemed or construed as relieving any Owner from liability or responsibility for damage to the Common Elements caused by the negligence or misconduct of such Owner or such Owner’s tenants, occupants or invitees, subject to the provisions of Section 9.3 below.

(b) The Association shall not be liable for injury or damage to any person or property caused by the elements or by the Owner of any Unit or its tenant, family members, guests and invitees, or any other Person, or resulting from any utility, rain, snow or ice which may leak or flow from any portion of the Common Elements or from any pipe, drain, conduit, appliance or equipment which the Association (as opposed to an Owner) is responsible to maintain hereunder, including without limitation liability for any mold growth resulting therefrom. The Association shall not be liable to any Owner or occupants of any Unit or such Owner’s or occupant’s tenant, guest or family, for loss or damage, by theft or otherwise, of any property which may be stored in or upon any of the Common Elements. The Association shall not be liable to any Owner or occupant of any Unit or such Owner’s or occupant’s tenant, guest or family for any damage or injury caused in whole or in part by the Association’s failure to discharge its responsibilities hereunder where such damage or injury is not a foreseeable, natural result of the Association’s failure to discharge its responsibilities. If the need for General Common Element maintenance or repair is required of the Association and such maintenance is caused by the willful or negligent act of any Owner, its tenants, employees, guests, invitees or contractors, the cost of such maintenance or repairs shall, to the extent not covered by the Association’s insurance, be deemed a debt of such Owner to the Association, payable on demand, and payment thereof shall be secured in the same manner as Assessments.

8.2 Maintenance by Owner.

(a) Except as otherwise provided in the Allocation Document, each Owner, at the Owner’s sole cost and expense, shall maintain the Owner’s Unit and the Limited Common Elements appurtenant to its Unit in good operating condition and repair and in accordance with the requirements of this Declaration and shall repair, and where appropriate, replace the fixtures and appliances therein contained and all interior doors and interior windows within the Unit and exterior doors and windows of such Owner’s Unit. Subject to Section 9.3 below, an Owner shall pay for the cost and expense of any structural repairs to the Building caused by the negligence or willful misconduct of such Owner or the occupants or the invitees of such Owner. Any maintenance and repair work done by or at the instance of an Owner shall be done in a good and workmanlike manner, in accordance with the terms of this Declaration, using materials of equal or better quality than the original quality of the materials removed and/or replaced and shall be done in such a manner as not (i) to impair the structural soundness or integrity of the Building, (ii) to impair or materially alter the exterior appearance of any General Common Element, or (iii) to impair or alter in any manner any other Owner’s Unit or Limited Common Elements. In the event an Owner fails to discharge the Owner’s maintenance and repair obligations hereunder and such failure affects the General Common Elements or any other Owner’s Unit or Limited Common Elements, the Association or the Owner of the affected Unit or Limited Common Elements (the “Aggrieved Owner”) shall be entitled (but not obligated) to cause such work to be done, and the cost and expense thereof (together with interest thereon at the Default Rate from the date paid by the Association or the Aggrieved Owner until the date such sum is repaid to the Association or the Aggrieved Owner by such Owner) shall be assessed against such Owner and

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secured by a lien upon such Owner’s Unit. Such lien may be enforced in the same method as is provided for the enforcement of Assessment liens pursuant to the provisions of Section 6.8 of this Declaration. Damage to the interior of any Unit or a Limited Common Element resulting from such maintenance, repair or replacement activities by the Association, whether by reason of an emergency or otherwise, shall constitute a Common Expense and be payable by the Association; provided, however, that if such maintenance, repairs or replacements are the result of the misuse or negligence of an Owner, or its guests or invitees, then such Owner shall be responsible and liable for all such damage and the Association shall be entitled to assess the applicable Owner for such amount, and such assessed amount shall thereafter be considered an Assessment for purposes of this Declaration, payable on demand, and payment thereof shall be secured in the same manner as Assessments.

(b) No Owner shall have the right to modify, alter, decorate, redecorate, or improve any of the General Common Elements without first obtaining the written consent of the Board, which consent may be in its sole discretion. However, under no circumstances shall any Owner do any act nor allow any condition to exist which will have a Material Adverse Effect on any other Owners and their use of the General Common Elements or the Limited Common Elements appurtenant to their Units.

(c) Each Owner shall have the right to maintain, modify, alter, repair, decorate, redecorate, or improve such Owner’s Unit or the Limited Common Elements of Owner, and to repair such Unit or Limited Common Elements of Owner provided that such action does not impair the structural integrity or weaken the support of any of the Units, the Building, or any General Common Elements or Limited Common Elements, and provided that all such action is performed in a good and workmanlike manner and does not unreasonably interfere with the other Owner’s use of or business in such Owner’s Unit. Each Owner may modify any Limited Common Element appurtenant to such Owner’s Unit, provided that such modification does not have a Material Adverse Effect on any other Owner’s use and enjoyment of such Owner’s Unit, any General Common Elements or Limited Common Elements nor impair the structural integrity or weaken the support of any of the Units, Building, the structure or any Common Elements, and provided that all such modification is performed in a good and workmanlike manner.

(d) Each Owner shall maintain, repair and replace as necessary its equipment packages located on the roof of the Building as shown on Exhibit “A-2”. Should damage to the roof result from such maintenance, repair and replacement activities by the Owner, or its tenants, guests or invitees, then such Owner shall be responsible and liable for all such damage.

(e) Mechanic’s Liens: Indemnification. No labor performed or materials furnished and incorporated in a Unit with the consent or at the request of an Owner, its agents or representatives, shall be the basis for the filing of a lien against the Unit of any other Owner not expressly consenting to or requesting the same, or against the Common Elements. Each Owner shall indemnify and hold harmless each of the other Owners, the Declarant, the Association and the Manager from and against all liabilities and obligations arising from the claim of any lien against the Unit of such other Owners or the Common Elements.

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(f) Compliance with the Governing Documents. The Association, each Owner and any occupant of any Unit automatically shall be deemed to have agreed to comply strictly with the provisions of the Governing Documents and all Legal Requirements. Any Event of Default by an Owner shall be grounds for an action to recover damages or sums due, with interest thereon at the Default Rate, or for injunctive relief, or both, and for reimbursement of all attorneys’ fees incurred in connection therewith, which action may be maintained by the Board or the Manager in the name of the Association on behalf of all of the Owners or, in a proper case, by an aggrieved Owner.

ARTICLE 9

INSURANCE AND CASUALTY AND REBUILDING

9.1 Insurance - Association.

(a) Except as set forth in Allocation Document, the Association shall obtain and maintain, as a Common Expense, insurance for all portions of the Regime as required by § 82.111 of the Uniform Act, other than those portions which constitute Units; provided, however, such insurance required by § 82.111 of the Uniform Act must cover at least one hundred percent (100%) of the replacement cost or actual cash value of the insured property as of the completion of the Improvements and at each renewal date of such insurance. The Board may also obtain such other insurance in such reasonable amounts as the Board may deem desirable. The Board has the option to purchase and maintain additional insurance coverage, including that which is commonly provided by an “Umbrella Policy”. The Association is not providing liability coverage for accidents or occurrences that occur within a Unit or, unless the Board elects to do so, any portion of the Limited Common Elements. The Board may, but will not be required to obtain, fidelity bonds indemnifying the Association, the Board and the Owners from loss of funds resulting from fraudulent or dishonest acts of any employee of the Association or of any other person handling the funds of the Association in such an amount as the Board may deem desirable.

(b) The name of the insured under the foregoing described policies shall be set forth substantially as follows:

“THE DOMAIN BUILDING 2 CONDOMINIUM ASSOCIATION, INC. for the use and benefit of the individual owners (which owners may be designated by name if required by law).”

Notwithstanding the foregoing, the policies may be issued in the name of an authorized representative of the Association. Loss payable provisions shall be in favor of the Association as a trustee for each Owner and each such Owner’s First Mortgagee. Each Owner and such Owner’s First Mortgagee, if any, shall be beneficiaries of such policies in the amount of the “Allocation of Interest in Common Areas” assigned to such Owner’s Unit as specified in the Declaration.

9.2 Insurance - Owner. Except as set forth in the Allocation Document, no later than upon completion of the Improvements, each Owner shall obtain and maintain insurance on all portions of such Owner’s Unit and any Limited General Elements appurtenant to such Unit, as

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well as any Improvements located thereon, in an amount equal to one hundred percent (100%) of the replacement cost or actual cash value of the insured property as of the completion of the Improvements and at each renewal date of such insurance. An Owner shall also obtain and maintain, if applicable, insurance for workers’ compensation and employer’s liability, commercial general liability and business automobile in accordance with the Allocation Document. Upon written request from the Association, Board or any Owner, an Owner shall promptly deliver proof of coverage for the insurance required under the Governing Documents.

9.3 Waiver of Subrogation. The Association and each Owner by his possession or acceptance of title to a Unit hereby waives any and every claim which arises or may arise in its or his favor against any other Owner or the Association for any and all loss of, or damage to, its property located within or upon, or constituting a part of, the Regime, which loss or damage is covered (or required to be covered) by valid and collectible fire and extended coverage insurance policies, to the extent such loss or damage is recoverable thereunder. Inasmuch as the foregoing mutual waivers will preclude the assignment of any of such claim by way of subrogation (or otherwise) to an insurance company (or any other party), the Association and each Owner immediately shall give to each insurance company which has issued policies of insurance to such Owners, written notice of the terms of this mutual waiver and cause such policies to be endorsed, if necessary, to prevent the invalidation of such coverages by reason hereof

9.4 Application of Insurance Proceeds in the Event of Damage. If the Regime is damaged by fire or any other disaster, the insurance proceeds shall held and disbursed pursuant to §82.111 of the Uniform Act. In the event a deductible is applicable to any insurance for the Regime carried by the Association, the Board may levy a Special Assessment to cover the amount of such deductible, which shall be allocated between the Owners in accordance with each Owner’s respective Allocation of Interest in Common Areas. Notwithstanding anything to the contrary in this Declaration or the Uniform Act, an Owner shall not be obligated to rebuild or restore its Unit (the “Affected Unit”) following a casualty or condemnation provided that (a) such Owner, at its sole cost and expense, undertakes any demolition and restoration of the Affected Unit necessary to ensure that the other Unit of the Regime (the “Non-Affected Unit”) is structurally sound, operable and substantially the same in quality of materials and aesthetic character as that which existed prior to such casualty, and that any remaining portions of the Affected Unit are also of the same quality of materials and aesthetic character as that which existed prior to such casualty, and (b) prior to undertaking such demolition and restoration work, the Owner of the Non-Affected Unit has approved the plans and specifications for such demolition and restoration work, such approval not to be unreasonably withheld, conditioned or delayed. Additionally, in the instance that the Owner of the Non-Affected Unit disapproves such plans and specification, the Owner of the Non-Affected Unit shall provide detailed reasons for such disapproval to the Owner of the Affect Unit.

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ARTICLE 10

CONDEMNATION

10.1 Participation in Condemnation Proceedings; Expenses. If all or any part of the Regime is taken or threatened to be taken by condemnation, eminent domain, or by any other similar power, the Board and each Owner whose Unit is being taken in whole or part will be entitled to participate in proceedings incident thereto at their respective expense. The Board will give notice of the existence of such proceedings to all owners and Mortgagees of which the Board has knowledge. The expense or participation in such proceedings by the Board will be borne by the Association. The Board is specifically authorized to obtain and pay for such assistance from attorneys, appraisers, architects, engineers, expert witnesses, and other persons as the Board in its discretion deems necessary or advisable to aid or advise it in matters relating to such proceedings. All damages or awards for any such taking will be deposited with the Board, acting as trustee, and such damages or awards will be applied or paid as provided herein.

10.2 Condemnation of Common Elements. In the event that an action in eminent domain is brought against a portion of the General Common Elements or any Limited Common Elements that are not exclusively assigned to a single Unit, the Board will have the sole authority to determine whether to defend any such proceedings; to make any settlement with respect thereto; or to convey such property to the condemning authority in lieu of such condemnation proceeding. With respect to any such taking of General Common Elements or Limited Common Elements that are not exclusively assigned to a single Unit, all damages and awards will be determined for such taking as a whole and not separately for each Owner’s interest therein. After the damage and award for any taking is determined, the Board will determine, in its sole and absolute discretion, whether to replace or restore the General Common Elements or Limited Common Elements, or, may, if it deems advisable, call a meeting of the Association. At such meeting the Members by a vote of at least eighty percent (80%) of the total votes in the Association, will decide whether to replace or restore, to the extent possible, the General Common Elements or Limited Common Elements taken by eminent domain proceedings. Any damages or awards not used for replacement or restoration of General Common Elements or Limited Common Elements will be paid to the Owners as provided in § 82.007(c) of Uniform Act. In the event that an eminent domain action is brought against a portion of the Limited Common Element which is assigned to a single Unit, the Owner or Owners of such Unit will have the sole authority to determine whether to defend any such proceedings; to make any settlement with respect thereto; or to convey such property to the condemning authority in lieu of such condemnation proceedings. With respect to the taking of Limited Common Element assigned to a single Unit, all damages and awards remaining after any necessary repairs or replacements pertaining to such Limited Common Element, will be paid to the Association as required in § 82.007(c) of Uniform Act, and then will be distributed by the Association to the Owner or Owners of the Unit or Units to which the Limited Common Element was assigned.

10.3 Deposit and Disposition of Funds and Regrouping of Surviving Units. In the event that any eminent domain proceeding results in the taking of or damage to one or more Units, then the damage and awards for such taking and the payment thereof, and the regrouping of ownership interests, will be determined in accordance with § 82.007(a) and (b) of the Uniform Act.

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ARTICLE 11

AMENDMENTS TO DECLARATION

11.1 Amendment by Declarant. Any amendment of this Declaration will be a Major Decision requiring written agreement of all Owners. Notwithstanding the foregoing, prior to the sale of the Retail Unit by Declarant to RREEF Domain LP (“RREEF”) pursuant to that certain Repurchase Agreement by and between Declarant and RREEF referenced in Section 3(e) of that certain Contribution Agreement by and between RREEF and SRI Ten Domain LLC, a Delaware limited liability company, of even date herewith, without the prior written consent of RREEF (which RREEF may withhold in its reasonable discretion), Declarant may not (i) subject to Section 11.2 below, amend or otherwise modify the terms or conditions of this Declaration or (ii) undertake any action of any kind as Owner except those actions which it could take under the Governing Documents if it owned only the Office Unit. Any such amendment or modification of, or action as “Owner” under, this Declaration prior to the sale of the Retail Unit by Declarant in violation of this Section 11.1 is void and of no force or effect without RREEF’s prior written consent.

11.2 Other Permitted Methods of Amendments. Notwithstanding anything to the contrary in this Declaration, this Declaration may also be amended in accordance with §82.067(a) and (f) of the Uniform Act. The Association may amend this Declaration in accordance with §82.007(a), §82.056(d), §82.058(c), or §82.062 of the Uniform Act. Certain Owners may amend this Declaration in accordance with §82.058(b) and §82.062 of the Uniform Act. No amendment will be effective until an original thereof is duly recorded in the Official Public Records of Travis County, Texas.

11.3 Termination. This Declaration may be terminated in accordance with §82.068 of the Uniform Act.

ARTICLE 12

MISCELLANEOUS

12.1 Notices. Any notice permitted or required to be given by this Declaration shall be in writing and may be delivered either personally or by mail. If delivery is made by mail, it shall be deemed to have been delivered upon actual receipt if delivered by United States mail, postage prepaid, addressed to the person at the address given by such person to the Association for the purpose of service of notices, or, if such person refuses to accept delivery, upon the date of such refusal. Such address may be changed from time to time by notice in writing given by such person to the Association.

12.2 Interpretation. The provisions of this Declaration shall be liberally construed to effectuate the purposes of creating a uniform plan for the development and operation of the Regime and of promoting and effectuating the fundamental concepts of the Regime set forth in this Declaration. This Declaration shall be construed and governed under the laws of the State of Texas.

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12.3 Enforcement and Nonwaiver. Except as otherwise provided herein, any Owner at its own expense, Declarant or the Board shall have the right to enforce any provision of the Declaration. Such right of enforcement shall include both damages for, and injunctive relief against, the breach of any such provision. The failure to enforce any provision of the Declaration at any time shall not constitute a waiver of the right thereafter to enforce any such provision or any other provision of the Declaration. The Association shall have the right, when appropriate in its judgment, to claim or impose a lien upon any Unit in order to enforce any right or effect compliance with this Declaration.

12.4 Construction. The provisions of this Declaration shall be deemed independent and severable, and the invalidity or partial invalidity of any provision or portion thereof shall not affect the validity or enforceability of any other provision or portion thereof. Unless the context requires a contrary construction, the singular shall include the plural and the plural the singular; and the masculine, feminine or neuter shall each include the masculine, feminine and neuter. All captions and titles used in this Declaration are intended solely for convenience of reference and shall not enlarge, limit or otherwise effect that which is set forth in any of the paragraphs, sections or articles hereof.

12.5 Injury to Person or Property. BY ACCEPTANCE OF TITLE TO A UNIT, EACH OWNER ACKNOWLEDGES THAT THE DECLARANT AND THE ASSOCIATION SHALL HAVE NO DUTY OR OBLIGATION TO ANY OWNER, OR THEIR TENANTS, AGENTS OR INVITEES OR THEIR GUESTS: (I) TO SECURE OR OTHERWISE ENCLOSE ANY LIMITED COMMON ELEMENT, GENERAL COMMON ELEMENT OR OTHER IMPROVEMENT; OR (II) TO PROVIDE SECURITY OR PROTECTION TO ANY OWNER OR THEIR TENANTS, GUESTS, EMPLOYEES, CONTRACTORS AND INVITEES FROM HARM OR LOSS. BY ACCEPTING TITLE TO A UNIT, EACH OWNER AGREES THAT (I) THE LIMITATIONS SET FORTH IN THIS SECTION 12.5 ARE REASONABLE AND CONSTITUTE THE EXERCISE OF ORDINARY CARE BY THE ASSOCIATION AND THE DECLARANT AND (II) TO INDEMNIFY AND HOLD HARMLESS THE ASSOCIATION AND THE DECLARANT FROM ANY CLAIM OF DAMAGES, TO PERSON OR PROPERTY ARISING OUT OF AN ACCIDENT OR INJURY IN OR ABOUT THE REGIME TO THE EXTENT AND ONLY TO THE EXTENT CAUSED BY THE ACTS OR OMISSIONS OF SUCH OWNER, ITS TENANTS, GUESTS, EMPLOYEES, CONTRACTORS OR INVITEES TO THE EXTENT SUCH CLAIM IS NOT COVERED BY INSURANCE OBTAINED BY THE ASSOCIATION AT THE TIME OF SUCH ACCIDENT OR INJURY.

12.6 DISCLAIMERS OF WARRANTIES AND LIMITATION OF LIABILITY. EXCEPT AS SPECIFICALLY PROVIDED IN ANY PURCHASE DOCUMENT BETWEEN DECLARANT AND AN OWNER EXECUTED IN CONNECTION WITH THE SALE OF A UNIT BY THE DECLARANT TO SUCH OWNER, EACH UNIT CONVEYED BY DECLARANT IS BEING CONVEYED IN ITS “AS IS” AND “WHERE IS” CONDITION, WITH ALL EXISTING DEFECTS (PATENT AND LATENT) AND WITHOUT WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY DECLARANT OR ANY AGENT, EMPLOYEE, MEMBER, OFFICER, PARTNER OR PRINCIPAL OF DECLARANT OR ANY OTHER PARTY AS TO

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(a) THE PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PROPERTY, THE CONDOMINIUM AND THE UNITS, INCLUDING WITHOUT LIMITATION ANY IMPROVEMENTS TO ANY UNIT OR THE COMMON ELEMENTS OR THE CONDITION OF ANY APPLIANCES, WINDOWS, EXTERIOR OR INTERIOR WALLS, FLOORS, ROOF, ELEVATOR SYSTEMS, PUMPS, FIRE AND OTHER BUILDING EMERGENCY SYSTEMS, ELECTRICAL LINES AND SYSTEMS, WATER LINES, HOT WATER HEATERS AND OTHER HVAC AND PLUMBING SYSTEMS, (b) THE PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE AREAS SURROUNDING OR ADJACENT TO THE PROPERTY, OR (c) ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE COMPLIANCE OF THE PROPERTY, THE CONDOMINIUM AND THE UNITS WITH FEDERAL, STATE OR LOCAL LAWS, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH. TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OWNER BY ITS ACCEPTANCE OF A DEED OR OCCUPANCY OF A UNIT AGREES THAT IN NO EVENT SHALL DECLARANT OR ANY AGENT, EMPLOYEE, MEMBER, OFFICER OR PRINCIPAL OF DECLARANT BE RESPONSIBLE OR LIABLE UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHER THEORY OF LAW OR EQUITY, FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY NATURE ARISING FROM THE CREATION OF THE CONDOMINIUM OR THE SALE OF A UNIT, AND EACH OWNER BY ITS ACCEPTANCE OF A DEED TO OR OCCUPANCY OF A UNIT EXPRESSLY WAIVES THE RIGHT TO CLAIM, SEEK OR COLLECT ANY SUCH DAMAGES TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN ANY PURCHASE DOCUMENT BETWEEN DECLARANT AND AN OWNER EXECUTED IN CONNECTION WITH THE SALE OF A UNIT BY THE DECLARANT TO SUCH OWNER.

12.7 References to the Uniform Act. References or citations to the Uniform Act shall mean such sections or provisions of the Uniform Act in effect as of the effective date of this Declaration.

ARTICLE 13

Special Declarant Rights

13.1 Special Declarant Rights. Declarant hereby reserves the following rights (collectively, the “Special Declarant Rights”):

(a) The right to complete the Improvements in accordance with the Plat and the Plan; and

(b) The Declarant’s Easement Rights.

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Any of the Special Declarant Rights may be exercised by the Declarant for the time period specified in the Uniform Act, but in no event after the closing of the sale of the Retail Unit to RREEF as described in Section 11.1, at which time the Special Declarant Rights shall be deemed terminated and shall be evidenced by a recorded instrument signed by the Declarant.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE

IMMEDIATELY FOLLOWS.]

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EXECUTED to be effective this     day of June, 2013.

DECLARANT: DOMAIN JUNCTION 2 LLC, a Delaware limited liability company

By:
Name:
Title:

State of	§
§
County of	§

This instrument was acknowledged before me on June     , 2013, by                     , as                     of Domain Junction 2 LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public
My Commission expires:

CONSENT OF MORTGAGEE

The undersigned, being the sole owner and holder of a deed of trust lien dated                     , recorded as Document No.                     , Official Public Records of Travis County, Texas, securing a note of even date therewith in the amount of $                     , executes this Declaration solely for the purpose of evidencing its consent to this Declaration and makes no representation or warranty, express or implied, of any nature whatsoever, to any Owner with respect to any Unit or the effect of the terms and provisions of this Regime.

By:
Printed Name:
Title:

EXHIBIT “A-1”

DOMAIN BUILDING 2 CONDOMINIUMS

[SURVEY]

Exhibit “A-1”

EXHIBIT “A-2”

DOMAIN BUILDING 2 CONDOMINIUMS

[ARCHITECTURAL PLANS]

Exhibit “A-2”

EXHIBIT “B”

DOMAIN BUILDING CONDOMINIUMS

RULES AND REGULATIONS

I. AUTHORITY

The following Rules and Regulations apply to the Domain Building 2 Condominiums (the “Regime”) and have been adopted by the Board of Directors of the Domain Building 2 Condominium Association, Inc. (the “Association”) pursuant to Section 82.102(a)(7) of the Texas Uniform Condominium Act (the “Act”). These rules regulate the use, leasing or sale, maintenance, repair, modification and appearance of Units and common elements. These rules may be amended from time to time by the Board. In the event of any conflict between these rules and the Declaration of Condominium Regime for the Domain Building 2 Condominiums, recorded in the Official Public Records of Travis County, Texas (the “Declaration”), or any provision of the Act, the provisions of the Declaration or the Act shall control. Any capitalized term not otherwise defined herein shall have the meaning as defined in the Declaration.

II. COMPLIANCE

Each Owner shall comply with these Rules and Regulations, the Declaration and the Bylaws of the Association (collectively, the Rules and Regulations, the Declaration and the Bylaws of the Association are referred to herein as the “Governing Documents”). Each Owner is responsible for compliance with the Governing Documents by the residents or occupants of such Owner’s Unit, and their respective invitees, tenants, agents, employees or contractors.

GOVERNMENTAL ORDINANCES. Owners and their tenants, guests, invitees, contractors and agents shall comply with all applicable governmental ordinances, as well as these policies.

COMMUNICATIONS. Please direct any repair requests, complaints or rule violations to                     ,                     , Austin, Texas 787     , telephone: (     )             .

III. POLICIES APPLICABLE TO ALL OWNERS, OCCUPANTS AND GUESTS

1. Security, safety and lighting. Neither the Association nor the Association’s management company provides or warrants security. Each occupant is responsible for his own security and that of its tenants, guests, invitees, contractors or agents.

Occupants are requested to immediately report General Common Element lighting problems or hazardous conditions immediately to the Association’s management company representative. The Association cannot and does not check exterior lighting on a daily basis. The Association generally must rely on Owners and occupants to notify the Association’s managing agent when lights are burned out or insufficient in some manner. Occupants must assume that electronic or mechanical devices may malfunction from time to time.

Exhibit “B” - 1

2. Storage of property in common areas. Except as expressly permitted under the Declaration, no property may be stored temporarily or permanently on General Common Elements. Management company employees and service personnel, board members and persons designated by them may remove and throw away any property stored in violation of this rule. This provision does not prohibit the use of Limited Common Elements adjacent to Unit 200 for retail or dining purposes permitted by the Owner of Unit 200.

3. Trash. Trash, rubbish or debris shall not be left or deposited, even temporarily, on any General Common Elements.

4. Noise. Except as permitted under Section 5.4 of the Declaration or arising out of construction activities by a Unit Owner, Unit Owners and occupants shall use commercially reasonable methods to minimize, noise from electrical, mechanical or other sources that may be heard outside their Unit.

5. Nuisances. No unsafe, noxious, offensive or illegal activity or odor is permitted on the Property. No activity shall be conducted on the Regime which in the judgment of the Board might reasonably be considered as annoying to neighbors of ordinary sensibilities, or might be reasonably calculated to reduce the desirability of the Regime. No person may do anything that will increase insurance rates for the Regime, or which may cause such improvements to be uninsurable or which may cause any policy to be canceled, suspended or materially modified by the issuing company without the prior written consent of the Board.

6. Vehicle repair. Vehicles must be serviced or repaired off the Regime. Vehicles which have expired license plates, expired inspection stickers, flat tires or which are obviously inoperable due to missing parts are prohibited and must be removed from the Regime at the expense of the Owner whose tenant, occupant, licensee, contractor or agent owns such vehicle. Such vehicles must be removed from the property immediately upon notice from any Board member or management representative.

7. Parking.

a. Parking of vehicles, motorcycles and bicycles in grass areas, dirt areas, flower beds or sidewalks is prohibited, except within areas designated for such use.

b. No vehicles may be parked or unattended in such a manner as to block the passage of other vehicles on the streets or in driveways within the Regime. No vehicle (shall be left parked and unattended, in the street, along the curb or in driveway areas in such a manner as to prevent the ingress and/or egress of emergency vehicles (i.e., fire, EMS) or service vehicles (i.e., refuse trucks). No inoperable vehicle may be stored on the Property.

c. No boats or recreational vehicles may be parked on the Regime at any time.

Exhibit “B” - 2

8. Towing illegally parked vehicles. Vehicles parked in violation of these rules may be removed and stored without permission of the vehicle’s owner or operator. Notice and removal shall be in accordance with Chapter 684 of the Texas Transportation Code (formerly article 6701g-2). A Unit Owner is liable for all costs of towing illegally parked vehicles of the Unit Owner, his guests or tenants.

9. Criminal activity. While on the Regime, no person may violate any criminal laws, health codes or other applicable laws. No tampering with water, lighting, timers, sprinklers or other facilities located within the general common area is allowed.

10. Common Element repairs. If any General Common Element (for example, common wastewater disposal system, etc.) is in need of repair or maintenance, Owners and occupants are requested to contact the Association’s management company immediately and leave a message about what needs to be fixed.

11. Fees for special services. Fees chargeable to Owners for special services (such as furnishing resale certificates, eligibility certificates, copies of declarations, copies of information sent to mortgagees, copies of accounting records, etc.) shall be set by the Board from time to time.

12. Change of address. Owners shall keep the Association timely informed of their current addresses.

13. Names and addresses of tenants. Owners shall notify the Association of current names, addresses and telephone numbers of tenants of their respective Units.

14. Name and address of new Owners. An Owner may not sell or convey his Unit unless all amounts due and owing to the Association are paid in full. If an Owner sells, conveys or transfers his Unit without paying all amounts due and owing to the Association, the seller of such Unit shall remain liable for all such sums. If an Owner sells or transfers ownership of his Unit and fails to notify the Association of the sale, the seller of such Unit shall continue to be liable for the assessments accruing after the sale or transfer until such time as the selling or transferring Owner notifies the Association in writing of the name and address of the new Owner.

Exhibit “B” - 3

EXHIBIT J – FORM OF DOMAIN BUILDING 2 EXPENSE ALLOCATION DOCUMENT

attached to and made a part of Lease bearing the

Lease Reference Date of July 3, 2013 between

Domain Junction 2 LLC, as Landlord and

HomeAway, Inc., as Tenant

DOMAIN BUILDING 2 EXPENSE ALLOCATION DOCUMENT

This document is that certain Domain Building 2 Expense Allocation Document (the “Allocation Document”) described in the Declaration of Condominium Regime for the Domain Building 2 Condominium (the “Declaration”), made and established on             , 2013 by Domain Junction 2 LLC, a Delaware limited liability company, as Declarant therein. All terms which are capitalized herein but not defined herein shall have those meanings subscribed to them in the Declaration. This Allocation Document is incorporated by reference into the Declaration for all purposes, and shall set forth the percentages by which the Owners of the Office Unit and the Retail Unit share in the listed expenses and the extent that any Owners shall undertake the maintenance obligations contained in this Allocation Agreement. All other Common Expenses not listed herein or in the Declaration shall be shared by the Owners in accordance with the Percentage Interest, unless otherwise specified in the Declaration or agreed by the Owners. This Allocation Document may be amended by the Owners only as provided in the Declaration.

MAINTENANCE OBLIGATIONS AND EXPENSE ALLOCATIONS

Item	Party Obligated to Undertake Maintenance	Office Unit Expense Allocation	Retail Unit Expense Allocation
All portions of the Office Unit, as set forth in the Declaration and as shown on the Plan, including the roof of the Building (other than that portion of the roof over the single story retail), the rooftop deck over the single story retail portion of the Building (and the portion of the roof under such deck), the portion of the Skin of the Building that surrounds the Office Unit, as designated on the Plan, all walls, floors, ceilings, hallways, lobbies, windows, doors, elevators and other Improvements that exclusively serve the Office Unit	Office Unit Owner	100%	0%

Limited Common Elements of the Office Unit, as set forth in the Declaration and as shown on the Plan, that exclusively serve the Office Unit, including the elevator, the elevator lobby and the skywalk	Office Unit Owner	100%	0%

ALLOCATION DOCUMENT – Page 2

All portions of the Retail Unit, as set forth in the Declaration and as shown on the Plan, including the portion of the Skin of the Building that surrounds the Retail Unit and the portion of the roof of the single story retail portion of the Building (other than the portion of the Office Unit rooftop deck), as designated on the Plan, all walls, floors, ceilings, hallways, lobbies, windows, doors, and other Improvements that exclusively serve the Retail Unit	Retail Unit Owner	0%	100%

Limited Common Elements of the Retail Unit, as set forth in the Declaration and as shown on the Plan that exclusively serve the Retail Unit, including any exterior dining areas and ventilation chases	Retail Unit Owner	0%	100%

All perimeter area landscaping and hardscaping (including the paseo [as shown on the Plan]) that is a General Common Element, as stated on the Plan[1] (the “Landscape/Hardscape Common Elements”)	Retail Unit Owner	50%	50%

General Common Elements, as set forth in the Declaration and as shown on the Plan (other than the Landscape/Hardscape Common Elements), including the structure and any Systems that serve both the Office Unit and the Retail Unit, all replacement reserves for such General Common Elements, and all organizational, operating and administration costs of the Association	Association	80%	20%

INSURANCE MAINTENANCE OBLIGATIONS AND INSURANCE EXPENSE ALLOCATIONS

ASSOCIATION MAINTAINED INSURANCE

Property Insurance. The Owner of the Office Unit shall obtain and pay (subject to reimbursement as provided in this Allocation Document) all expenses relating to the property insurance coverage required to be maintained by the Association under Section 9.1 of the Declaration and the Act; provided, however, that the Owner of the Office Unit shall not be liable for failure to obtain any required insurance coverage or for any loss or damage resulting from such failure, if such failure is due to the reasonable unavailability of such insurance coverage.

[1]	Upon completion of the Improvements, the Retail Unit Owner and Office Unit Owner shall delegate the maintenance obligations and costs related to the maintenance of any patio areas appurtenant to the Retail Unit solely to the Retail Unit Owner.

ALLOCATION DOCUMENT – Page 3

The Owner of the Retail Unit shall reimburse the Owner of the Office Unit within thirty (30) days of receipt of invoice of the premium for the property insurance for the portion reasonably allocated to the Retail Unit by the insurance company or, if not reasonably allocated, a portion of the costs equal to the percentage interest (the “Retail Unit’s Allocated Insurance Interest”) represented by a fraction, the numerator of which is the gross square feet of building area within the Retail Unit and the denominator of which is the combined gross square feet of building area within the Retail Unit and the Office Unit.

General Liability Insurance. The Owner of the Office Unit shall obtain and pay (subject to reimbursement as provided in this Allocation Document) all expenses relating to the commercial general liability insurance (“CGL Insurance”) required to be maintained by the Association under Section 9.1 of the Declaration and the Act in an amount agreed upon by the Board of Directors of the Association; provided, however, that the Owner of the Office Unit shall not be liable for failure to obtain any required insurance coverage or for any loss or damage resulting from such failure, if such failure is due to the reasonable unavailability of such insurance coverage.

The Owner of the Retail Unit shall reimburse the Owner of the Office Unit within thirty (30) days of receipt of invoice of the premium for the CGL Insurance for the portion reasonably allocated to the Retail Unit by the insurance company or, if not reasonably allocated, an amount equal to the Retail Unit’s Allocated Insurance Interest.

Other Association Insurance. The cost of directors and officers liability insurance and any other insurance the Owners agree should be maintained by the Association shall be paid in part by the Retail Unit Owner in accordance with the Retail Allocated Insurance Interest, with the balance paid by the Office Unit Owner.

Determination of Retail Unit’s Allocated Insurance Interest. At any time after completion of the Building or any additions thereto, either Owner may have the building area gross square footage of each Owner’s Unit measured by a registered architect, and the Owner seeking the measurement will notify the other Owner, prior to the date the Units are measured, that it has retained an architect to measure the Units. The Owner which measured must promptly deliver a copy of the architect’s report to the other Owner. The Owners shall execute and deliver to each other a letter agreement which correctly sets forth the building area of each Unit and the Retail Unit’s Allocated Insurance Interest. Upon delivery of the architect’s measurement to the other Owner, such other Owner may retain its own architect. If the second architect’s measurements are delivered to the Owner which initiated the measurement within thirty days of the delivery of the first measurement and they disagree, the two architects shall select a third architect to make a final determination of the square footage and both Owners shall be bound by the third architect’s determination. The Owner whose architect differs most from the third architect’s determination shall pay the third architect’s fee.

OWNER MAINTAINED INSURANCE

Commencing upon the conveyance of any Unit to an Owner, such Owner shall obtain and maintain insurance coverage as required by this Allocation Document. Such Owners shall carry such other or additional insurance in such amounts and against such risks as such Owners shall reasonably deem necessary with respect to the Improvements, facilities and contents within such Owner’s Unit, at their sole cost and expense.

ALLOCATION DOCUMENT – Page 4

TYPE	WHO MUST CARRY	MINIMUM AMOUNT	OTHER REQUIREMENTS
1. Workers’ Compensation and Employer’s Liability	All Units	Statutory Limits, if state has no statutory limits then: $1,000,000 each accident $1,000,000 policy limit bodily injury by disease $1,000,000 each employee, bodily injury by disease	1. No “alternative” forms of coverage will be permitted

2. Commercial General Liability (Occurrence Basis)	All Units	$ 1,000,000 per occurrence $ 2,000,000 general aggregate $ 2,000,000 product-completed operations aggregate limit. $ 1,000,000 personal and advertising injury limit $ 50,000 fire legal liability

1. ISO form CG 0001 0196, or equivalent

2. Insured Parties will be named as “additional insureds” on ISO Form CG 20 11 and if performing improvements CG 2026 or equivalent

3. Aggregate limit of insurance (per location endorsement ISO CG2504, or equivalent) and if performing improvements, also CG 2503)

4. Deletion of exclusions for liability assumed under contract (personal and advertising injury)

5. Defense will be provided as an additional benefit and not included within the limit of liability

6. Coverage for products liability CG2407 or equivalent (only required if the Unit has restaurant use)

7. Total pollution exclusion with heating equipment and hostile fire exception CG 21 65 or equivalent

3. Business Automobile Liability (Occurrence Basis)	All Units	Combined single limit for bodily injury and property damage of $1,000,000 per occurrence or its equivalent.	1. ISO form CA 0001 1001, or equivalent 2. Insured Parties will be named as “additional insureds” 3. Includes owned, hired and non-owned vehicles

ALLOCATION DOCUMENT – Page 5

TYPE	WHO MUST CARRY	MINIMUM AMOUNT	OTHER REQUIREMENTS
4. Causes of Loss-Special Form (formerly known as “All-Risk”) Property Insurance	All Units	One hundred percent (100%) of the then current replacement cost of the Unit (to be procured by such Unit)

1. ISO form CP 1030, or better

2. Name Insured Parties as “insured as its interest may appear”

3. Contain only standard printed exclusions

4. Provide damage due to water and sprinkler leakage and flood and collapse and terrorism (covering losses from domestic and international terrorist acts) and shall be written with limits of coverage typically required with respect to facilities similar to the Condominium

5. Cost of debris removal and value of grading, paving, landscaping, architects, and development fees endorsement

6. Waiver of any right of the insurer to repair, rebuild or replace any damage or destruction if decision is made pursuant to the Declaration not to do so

ADDITIONAL INSURED STATUS. Each Policy requiring an additional insured endorsement shall be endorsed, using an additional insured endorsement, to name as additional insureds the Association, Declarant, each Owner (other than the Owner who is procuring the insurance), each of their designees and each First Mortgagee of a Unit (collectively, the “Insured Parties”).

REVIEW OF POLICIES. The Association shall periodically, and not less than once every three years, review all insurance Policies maintained by all Owners to determine the adequacy of the coverage and review the current market conditions, available insurance terms and conditions, market trends for similar sized properties and to adjust the Policies accordingly.

LANDSCAPE/HARDSCAPE COMMON ELEMENTS MAINTENANCE

The Owner of the Retail Unit shall be responsible at its sole cost and expense (subject to reimbursement as provided in this Allocation Document) for all expenses relating to the maintenance and repair of the Landscape/Hardscape Common Elements (the “Landscape/Hardscape Maintenance Expenses”).

Within thirty (30) days of receipt of invoices and supporting documentation for the Maintenance Expenses (but not more often than quarterly), the Owner of the Office Unit shall reimburse to the Owner of the Retail Unit an amount equal to 50% of the Landscape/Hardscape Maintenance Expenses, as referenced in this Allocation Document (the “Office Unit Reimbursement Obligation”).

ALLOCATION DOCUMENT – Page 6

RIGHTS IF A PARTY FAILS TO PAY REIMBURSEMENT OBLIGATIONS

In the event that an Owner (the “Reimbursing Owner”) fails to timely reimburse the other Owner (the “Performing Owner”) for a reimbursement obligation set forth in this Allocation Document or any other Governing Document, and such failure continues after the expiration of a second, written 30-day “reminder” notice delivered to the Reimbursing Owner, such unpaid amounts shall be delinquent and shall be considered as an unpaid Assessment pursuant to the terms of Article 6 of the Declaration and the Performing Owner shall have all of the rights and remedies granted to the Association and described in Sections 6.6 through 6.8 of the Declaration.

ALLOCATION DOCUMENT – Page 7

IN WITNESS WHEREOF, Declarant has duly executed this Allocation Document effective as of the date set forth above.

DECLARANT: DOMAIN JUNCTION 2 LLC, a Delaware limited liability company

By:
Name:
Title:

ALLOCATION DOCUMENT – Page 1

EXHIBIT K – FORM OF PARKING EASEMENT AGREEMENT

attached to and made a part of Lease bearing the

Lease Reference Date of July 3, 2013 between

Domain Junction 2 LLC, as Landlord and

HomeAway, Inc., as Tenant

K-1

PARKING GARAGE EASEMENT AGREEMENT

THIS PARKING GARAGE EASEMENT AGREEMENT (this “Agreement”) is made as of the      day of June, 2013, by and between RREEF DOMAIN LP, a Texas limited partnership (“RREEF Domain”) and DOMAIN JUNCTION 2 LLC, a Delaware limited liability company (“Domain Junction”). RREEF Domain and Domain Junction are herein sometimes referred to collectively as the “Parties” and individually as a “Party.”

Recitals

A. RREEF Domain is the owner of certain real property situated in Austin, Travis County, Texas, being more particularly described or depicted on Exhibit A attached hereto (the “Z Block Tract”).

B. Domain Junction is the owner of certain real property adjacent to the Z Block Tract described or depicted on Exhibit B attached hereto (the “Building 2 Tract”) (each of the Z Block Tract and the Building 2 Tract is sometimes referred to separately as a “Parcel” and are collectively referred to as the “Parcels”).

C. The Building 2 Tract is subject to a condominium regime created by Domain Junction as declarant (the “Building 2 Regime”) comprised of two (2) units, consisting of (i) Unit 100 intended for office use (the “Office Unit”), the owners of which (together with such owner’s tenants, employees, agents and invitees, the “Office Permitted Users”) shall be permitted to use certain parking spaces within the Parking Garage (as defined below) and (ii) Unit 200 intended for retail uses (the “Retail Unit”) the occupants of which (together with such owner’s tenants, employees, agents and invitees, the “Retail Permitted Users”) shall be permitted to use certain parking spaces within the Parking Garage, all as more particularly described in this Agreement. The owner of the Office Unit and the owner of the Retail Unit are herein collectively called the “Unit Owners” and individually a “Unit Owner.”

D. Domain Junction desires to build a parking structure containing no fewer than 621 parking spaces (the “Parking Garage”) on the approximate area depicted on Exhibit C attached hereto (the “Parking Garage Tract”), which Parking Garage shall be used by the Office Permitted Users and Retail Permitted Uses. The Parking Garage Tract is part of the Z Block Tract.

E. RREEF Domain has agreed to grant Domain Junction the Parking Easements (as defined below) the purposes of constructing, operating and using the Parking Garage on the terms and conditions set forth herein, including RREEF Domain’s right to expand the Parking Garage in its sole discretion as described in Exhibit E attached hereto (the “Parking Garage Expansion Area”), as more particularly described below.

F. Domain Junction and RREEF Domain now desire to enter into this Agreement to set forth their respective rights and obligations with regard to the Parking Easements and the use and operation of the Parking Garage.

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, RREEF Domain and Domain Junction do hereby agree as follows:

1. Parking Easements. RREEF Domain hereby grants upon the terms and conditions set forth in this Agreement the following (collectively, the “Parking Easements”):

(a) an exclusive, non-revocable (except as provided herein with respect to the Parking Garage Expansion) easement to Domain Junction to construct, operate, maintain and use the Parking Garage in the approximate area depicted on Exhibit C attached hereto, together with rights of access, ingress and egress on all publicly dedicated streets and private streets or rights of way, driveways, curb cuts, sidewalks, walkways and skybridges located on the Z Block Tract for vehicular and pedestrian access to and from the Parking Garage;

(b) an exclusive, non-revocable (except as provided herein with respect to the Parking Garage Expansion) easement for the benefit of the Office Unit to use and/or to make available for use by the Office Permitted Users (i) those 459 parking spaces in the Parking Garage identified on Exhibit D attached hereto as the “Office Parking Spaces” and (ii) between the hours of 8:00 a.m. and 6:00 p.m. on any weekday (i.e. Monday through Friday), the Office Permitted Users shall have the right to use 114 of the “Retail Parking Spaces” identified on Exhibit D;

(c) an exclusive, non-revocable (except as provided herein with respect to the Parking Garage Expansion) easement for the benefit of the Retail Unit to use and/or to make available for use by the Retail Permitted Users subject to the easement granted in Section l(b)(ii) above, those 162 parking spaces in the Parking Garage identified on Exhibit D attached hereto as the “Retail Parking Spaces”.

2. Construction of the Parking Garage. Domain Junction shall, at its sole cost and expense (including, without limitation, payment of all impact fees, reservation fees, connection charges, tap-in charges or other such charges in connection with any utilities serving the Parking Garage), construct the Parking Garage pursuant to the plans and specifications described in Exhibit F attached hereto (the “Plans and Specifications”), and shall diligently pursue to completion the construction of the Parking Garage in accordance with the Plans and Specifications. Domain Junction shall be responsible for obtaining all governmental approvals, permits and utility connections required for construction and operation of the Parking Garage; provided, however, that RREEF Domain agrees, at Domain Junction’s request and at no out-of-pocket third party costs to RREEF Domain, to cooperate as may be reasonably necessary for Domain Junction to obtain the same. RREEF Domain grants to Domain Junction and its agents, employees, contractors and subcontractors a temporary construction easement over and across the Z Block Tract as reasonably necessary for the construction of the Parking Garage, which construction easement shall terminate automatically upon the Final Completion (as hereafter defined) of the Parking Garage. “Final Completion” shall mean issuance of certificates or permits from the applicable governmental authority necessary for the legal use of the Parking Garage by the Office Permitted Users and Retail Permitted Users. During the course of construction of the Parking Garage, Domain Junction shall maintain builder’s risk insurance on an “all risk” basis (including collapse) on a completed value (non-reporting) form for full replacement cost covering all work incorporated and all materials and equipment engaged.

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3. Taxes. The tax parcel of which the Parking Garage is a part (the “Tax Parcel”) includes other adjacent property and improvements thereon. Ad valorem taxes shall be allocated annually to the buildings and other improvements included in the Tax Parcel by an independent MAI appraiser, with at least ten (10) years’ experience in commercial real estate of comparable scale and quality in central Texas, selected by RREEF Domain (“Landlord’s Appraiser”). The reasonable cost of such allocation by RREEF Domain shall be included in ad valorem taxes. Ad valorem taxes for the Tax Parcel shall be equitably allocated based on the valuations determined by Landlord’s Appraiser among the buildings and other improvements included in the Tax Parcel on the basis of building square footage and product type and structured parking spaces, taking into account the contributory value of the improvements of each building and parking structure and the market based allocation of each building and parking structure in the Tax Parcel (the equitably allocation of ad valorem taxes for the Parking Garage Tract is herein called the “Parking Garage Tract Tax Allocation”). During the term of this Agreement, at least thirty (30) days prior to ad valorem taxes for the Tax Parcel being due, RREEF Domain shall provide written notice to Domain Junction of the amount of the Parking Garage Tract Tax Allocation, together with supporting evidence prepared by Landlord’s Appraiser in his or her determination of the amount thereof. Domain Junction shall have fifteen (15) days thereafter to provide payment of the Parking Garage Tract Tax Allocation to RREEF Domain. RREEF Domain covenants and agrees that, so long as Domain Junction timely pays any amount it owes under this Section 3, all ad valorem taxes for the Tax Parcel shall be paid prior to delinquency; provided, however, that nothing herein shall prohibit RREEF Domain from contesting the amount of ad valorem taxes for the Tax Parcel in accordance with applicable law.

4. Maintenance. Domain Junction shall, at its sole cost and expense, maintain in good condition and repair the Parking Garage, including all maintenance and repair costs, insurance costs, utility expenses, security costs (if any), and all other costs or expenses incurred in connection with the operation and/or maintenance of the Parking Garage and any other improvements located on the Parking Garage Tract, as well as all driveways, streets, curb cuts and other improvements located on the Z Block Tract and serving the Parking Garage Tract and Parking Easements (such costs, together with ad valorem taxes payable by Domain Junction under Section 3 above, hereafter the “Parking Garage Operating Expenses”). The Parking Garage Operating Expenses shall allocated to the Units Owners as follows: (i) eighty-three and nine one-hundredths percent (83.09%) by the Owner of the Office Unit, and (ii) sixteen and ninety-one hundredths percent (16.91%) by the Owner of the Retail Unit. The Unit Owners shall pay their respective portions of the Parking Garage Operating Expenses in monthly installments in such amounts as are estimated and billed by Domain Junction at the beginning of each twelve (12) month period commencing and ending on dates designated by Domain Junction, each installment being due on the first business day of each calendar month. If at any time during such twelve (12) months period it shall appear that Domain Junction has underestimated the Parking Garage Operating Expenses for such twelve (12) month period, Domain Junction may re-estimate the Parking Garage Operating Expenses and may bill the Unit Owners for any deficiency which may have accrued during such twelve (12) month period and thereafter subsequent monthly installments shall also be adjusted as necessary. Within one hundred twenty (120) days after the end of each such twelve (12) month period, Domain Junction shall deliver to

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the Unit Owners a statement of the Parking Garage Operating Expenses actually incurred for such twelve (12) month period and each of the Unit Owners shall pay Domain Junction within thirty (30) days of receipt of such statement, or RREEF Domain shall credit each of the Unit Owner’s account, the amount of any excess or deficiency in the Parking Garage Operating Expenses paid by the Unit Owners to Domain Junction during such twelve (12) month period. Failure of Domain Junction to provide the statement called for hereunder shall not relieve Unit Owners from their obligations hereunder. The Parking Garage Operating Expenses shall include an administrative fee payable to Domain Junction in the amount of five percent (5%) of the Parking Garage Operating Expenses. If a Unit Owner fails to pay timely its portion of the Garage Operating Expenses, then any amounts outstanding shall bear interest at the lesser of twelve percent (12%) per annum or the highest legal interest rate until paid in full.

5. RREEF Domain Obligations: RREEF Domain shall not permit (to the extent in RREEF Domain’s reasonable control) or cause any structure, barrier, fence, curb, wall, ditch, barricade or gates or other improvements on the Z Block Tract to obstruct or affect the Parking Easements or use or operation of the Parking Garage.

6. Event of Default; Remedies.

(a) The following shall constitute an event of default (each an “Event of Default”) under this Agreement: (a) failure by a Party to timely pay any amount due hereunder to the other Party and such failure continues for a period of five (5) days after written notice of such failure; and (b) failure by a Party to perform any non-monetary obligation hereunder and such failure continues for a period of thirty (30) days after written notice of such failure; provided, however, that if, despite reasonable efforts, curative action cannot be completed within said 30-day period, then no Event of Default shall occur so long as the non-performing Party commences curative action within the required 30-day period and thereafter diligently pursues such curative action to completion. Upon the failure by a Party to timey pay any amounts due hereunder to the other Party, any outstanding amounts shall bear interest at the rate of the lesser of twelve percent (12%) per annum or the highest legal interest rate until paid in full.

(b) Upon the occurrence of an Event of Default, in addition to any other remedies available in law or in equity, (a) if the defaulting Party fails to complete any curative action required under the terms hereof within the applicable cure period set forth above, then the non-defaulting Party (including any Unit Owner) may perform such obligations and the cost for doing so shall be reimbursed by the non-performing Party upon demand, and/or (b) the non-defaulting Party (including any Unit Owner) shall be entitled to seek injunctive and/or specific performance against the defaulting Party, and each Party hereto acknowledges and agrees the inadequacy of legal remedies and irreparable harm which may result by a breach of this Agreement.

(c) In any action to enforce the terms and obligations of this Agreement, the prevailing Party shall be entitled to recover court costs and expenses, including reasonable attorneys’ fees, arising as a result of such action.

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7. Indemnification. TO THE FULLEST EXTENT ALLOWED BY LAW, BUT SUBJECT TO THE PROVISIONS OF SECTION 8(b) BELOW, EACH PARTY TO THIS AGREEMENT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER PARTY, TOGETHER WITH ITS PARTNERS, MEMBERS, EMPLOYEES, OFFICERS, DIRECTORS, CONTRACTORS, AGENTS AND TENANTS, FROM AND AGAINST ANY AND ALL CLAIMS, COSTS, LIABILITIES, ACTIONS AND DAMAGES, INCLUDING WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEYS’ FEES, FROM ANY THIRD PARTY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT, THE PARKING EASEMENTS, THE PARKING GARAGE OR THE PARKING GARAGE EXPANSION (AS DEFINED BELOW), TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFYING PARTY OR ITS AGENTS, EMPLOYEES OR CONTRACTORS. ADDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY LAW, EACH PARTY TO THIS AGREEMENT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER PARTY, TOGETHER WITH ITS PARTNERS, MEMBERS, EMPLOYEES, OFFICERS, DIRECTORS, CONTRACTORS, AGENTS AND TENANTS, FROM AND AGAINST ANY AND LIEN CLAIMS ARISING AS A RESULT OF SUCH PARTY’S CONSTRUCTION, MAINTENANCE OR REPAIR ACTIVITIES HEREUNDER, INCLUDING WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEYS’ FEES.

8. Insurance.

(a) Domain Junction, at its sole expense, shall at all times maintain (i) comprehensive liability insurance and, if necessary, umbrella liability insurance, covering the use of the Parking Easements and the Parking Garage, with the original coverage having combined single limits of not less than $3,000,000.00 and naming RREEF Domain as an additional insured; and (ii) full replacement cost all-risk property insurance covering the Parking Garage.

(b) RREEF Domain and Domain Junction each waive any and every claim which arises or may arise in its favor against any the other party hereto for any and all loss of, or damage to, its property located within or upon, or constituting a part of, the Parking Garage Tract or the Z Block Tract, which loss or damage is covered (as required hereunder to be covered) by valid and collectible fire and extended coverage insurance policies, to the extent such loss or damage is recoverable thereunder. Inasmuch as the foregoing mutual waivers will preclude the assignment of any of such claim by way of subrogation (or otherwise) to an insurance company (or any other party), RREEF Domain and Domain Junction each Owner immediately shall give to each insurance company which has issued policies of insurance to such party, written notice of the terms of this mutual waiver and cause such policies to be endorsed, if necessary, to prevent the invalidation of such coverages by reason hereof.

9. Expansion of Parking Garage.

(a) RREEF Domain shall have the right, in its sole discretion and upon no less than thirty (30) days prior written notice to Domain Junction, to expand the Parking Garage to accommodate future development of the Z Block Tract and to relocate the location of Office Parking Spaces and the Retail Parking Spaces as described in Section 9(c) below within the Parking Garage Expansion Area (the “Parking Garage Expansion”). The expansion parking garage shall initially consist of six (6) parking levels (including one on grade) with an ability to add a seventh level (the Parking Garage, as expanded in accordance with the terms herein, is

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called the “Expanded Parking Garage”). RREEF Domain shall not unreasonably disrupt Domain Junction’s use or operation of the Parking Garage during the construction of the Expansion and shall not reduce the Office Parking Spaces or Retail Parking Spaces. In the event that the construction of the Expanded Parking Garage reduces the number of available Office Parking Spaces and/or Retail Parking Spaces in the Parking Garage during construction, RREEF Domain shall provide an equal number of parking spaces to the applicable Unit Owner on other parcels within The Domain for so long as the number of available Office Parking Spaces and/or Retail Parking Spaces in the Parking Garage is reduced in connection with such construction. Such off-site parking spaces shall be allocated to the Retail Permitted Uses and, as necessary during such time, any eliminated Office Parking Spaces will be replaced with a comparable number of Retail Parking Spaces.

(b) During the course of any construction of the Parking Garage Expansion, RREEF Domain shall maintain builder’s risk insurance on an “all risk” basis (including collapse) on a completed value (non-reporting) form for full replacement cost covering all work incorporated and all materials and equipment engaged.

(c) In the event RREEF Domain elects to construct the Parking Garage Expansion, RREEF Domain shall execute and record a declaration of condominium regime (the “Parking Garage Declaration”) by which the Parking Garage Tract, together with the Expanded Parking Garage and all other land and improvements on the Z Block Tract and the various rights and appurtenances thereto set forth in this Agreement, shall be converted to a condominium regime (the “Z Block Regime”), with those portions of the Expanded Parking Garage set forth in Exhibit G attached identified as the “Expanded Garage Office Parking Spaces” and the “Expanded Garage Retail Parking Spaces”, together with all rights necessary for the use of the Expanded Garage Office Parking Spaces, Expanded Garage Retail Parking Spaces and the Expanded Parking Garage, being distinct condominium units (the unit comprising the Expanded Garage Office Parking Spaces is hereafter called the “Office Parking Unit” and unit comprising the Expanded Garage Retail Parking Spaces is hereafter called the “Retail Parking Unit”). The Parking Garage Declaration shall include those provisions listed on Schedule 1 attached hereto. Prior to executing and recording the Parking Garage Declaration, RREEF Domain shall deliver the Parking Garage Declaration to Domain Junction for review and approval, such approval not to be unreasonably withheld, conditioned or delayed, based solely on the failure of the Parking Garage Declaration to include any provisions required under Schedule 1 or with regard to any provision in the Parking Garage Declaration that Domain Junction reasonably believes will affect its use of the Expanded Garage Office Parking Spaces or the Expanded Garage Retail Parking Spaces in manner that makes such use materially and adversely different from Domain Junction’s then existing use of the Parking Garage. In the event Domain Junction does not approve the Parking Garage Declaration, it shall provide detailed description of the reason for such disapproval to RREEF Domain and thereafter the parties shall in good faith negotiate a resolution to the reasons set forth for such disapproval. The Office Parking Unit shall be conveyed by special warranty deed from the declarant under the Z Block Regime to the owner of the Office Unit and the Retail Parking Unit shall be conveyed by special warranty deed from the declarant under the Z Block Regime to the owner of the Retail Unit, and RREEF Domain shall convey said units, at its sole cost, free and clear of any and all liens affecting the Z Block Tract or any other unit (save and except any liens created by Domain Junction). The operating costs for the common elements of the Regime shall be equitably allocated among the Unit Owners and

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the owners of the unit or units comprising the remainder of the Z Block Regime. Upon the recording of the Parking Garage Declaration, the Completion of the Expanded Parking Garage and the conveyances of the Office Parking Unit and the Retail Parking Unit as set forth above, this Agreement shall be terminated, and all owners of the Parcels and their respective mortgagees shall enter into appropriate documentation for such termination.

10. General Provisions.

(a) Modification and Cancellation. This Agreement may be modified or canceled only by written agreement signed by all of the then owners of the Parcels, or their respective successors and assigns (and any mortgagees holding first lien security interests on any portion of the Parcels), as long as they have any interest as owner of any portion of the Parcels.

(b) No Dedication. No provision of this Agreement shall ever be construed to grant or create any rights whatsoever in or to any portion of the Parcels other than the easements, covenants, conditions and restrictions specifically set forth herein. Nothing in this Agreement shall ever constitute or be construed as a dedication of any interest herein described to the public or give any member of the public any right whatsoever.

(c) Notice. Any notice hereunder must be in writing, and shall be effective upon three (3) business days after being deposited in the United States mail, certified mail, return receipt requested, addressed as set forth below (or as may be designated from time to time pursuant to the procedures provided in this Section 10(c), or when actually received by the party to be notified, if hand delivered. For purposes of notice, the addresses of the parties, until changed as herein provided, shall be as follows:

If to Domain Junction:	c/o Shorenstein Properties LLC
235 Montgomery Street San Francisco, CA 94104 Attention: Russell M. Cooper Fax: (415) 765-9080

And to:	c/o Shorenstein Properties LLC
235 Montgomery Street San Francisco, CA 94104 Attention: Margaret A. Leahy Fax: (415) 772-7080

With a copy to:	Pillsbury Winthrop Shaw Pittman LLP
909 Fannin, Suite 2000 Houston, Texas 77010 Attention: Laura Hannusch Fax: (281) 582-6304

If to RREEF Domain:	c/o RREEF America L.L.C.
875 North Michigan Avenue, 41st Floor Chicago, IL 60611-1901 Attention: Michael Nigro Fax: (312) 266-9346

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With a copy to:	Seyfarth Shaw LLP 131 South Dearborn Street, Suite 2400 Chicago, IL 60603 Attention: Joel D. Rubin Fax: (312) 460-7600

(d) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto. The parties do not rely upon any statement, promise or representation not herein expressed, and this Agreement once executed and delivered shall not be modified or altered in any respect except by a writing executed and delivered in the same manner as required by this document.

(e) Severability. If any provision of this Agreement shall be or become invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

(f) Rights of Successors. The easements, restrictions, benefits and obligations hereunder shall create mutual benefits and servitudes running with the land. Notwithstanding anything to the contrary in this Agreement, upon an owner’s sale of all of its property comprising a part of the Parcels, such owner shall be released from all unaccrued liabilities and other obligations arising under this Agreement from and after the effective date of such sale. Subject to the other provisions hereof, this Agreement shall bind and inure to the benefit of the parties and their respective heirs, representatives, lessees, successors and assigns. The singular number includes the plural and the masculine gender includes the feminine and neuter.

(g) No Merger. It is expressly understood and agreed that the parties hereto do not intend that there be, and there shall in no event be, a merger of the dominant and servient tenements in the Parcels by virtue of the present or future ownership of any portion of said tenements being vested in the same person(s) or entity, but instead intend that the easement servitudes shall not be extinguished thereby and that said dominant and servient tenements be kept separate.

(h) Estoppel Certificates. Any owner of any portion of the Parcels (or any mortgagee holding a first lien security interest in any portion of the Parcels) may, at any time and from time to time, in connection with the leasing, sale or transfer of its property, or in connection with the financing or refinancing of its property by any bona fide mortgage, deed of trust or sale-leaseback made in good faith and for value, deliver a written notice to any other owner requesting such owner to execute a certificate certifying that, to the best of such owner’s knowledge, (i) the owner requesting such certificate is not in default in the performance of its obligations under this Agreement, or, if in default, describing the nature and amount or degree of such default and (ii) such other information regarding the status of the obligations under this Agreement as may be reasonably requested. An owner shall execute and return such certificate within fifteen (15) days following its receipt of a request therefor.

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(i) Counterparts; Multiple Originals. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(j) Headings. The headings herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of intent of this document nor in any way affect the terms and provisions hereof.

(k) Survey of Areas. Any owner of a Parcel may, at its own expense and upon ten (10) days’ prior written notice to the other owners of the other Parcels, have the Parking Garage Tract surveyed and upon completion shall deliver the resulting survey to the other owners of any Parcel for review. Five (5) business days after delivery of said survey, the metes and bounds description of the survey shall be substituted or appended, as applicable, for the applicable portion of Exhibit C and the owners of the Parcels agree to execute and record an amendment to this Agreement to so replace the description of such areas; provided, however, that said amendment shall not in any other way amend, modify, limit, restrict or expand the rights and obligations set forth herein.

(l) RREEF Domain acknowledges and agrees that Domain Junction shall have the right, but not the obligation, at any time (i) to finance, mortgage, encumber, pledge or assign as security its right, title and interest in and to the easement and other rights created hereby pursuant to one or more mortgages or deeds of trust and (ii) in connection with Domain Junction’s use of the Domain 2 Tract, to lease the Parking Garage or any portion thereof on terms and conditions satisfactory to Domain Junction in its sole discretion.

[Signature Page Follows]

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EXECUTED as of the date first set forth above.

DOMAIN JUNCTION: DOMAIN JUNCTION 2 LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF                 §

                                     §

COUNTY OF             §

This instrument was acknowledged before me on             , 2013, by                     , as                      of                     , a                     , on behalf of said                    .

Notary Public in and for the State of

[Signature Page to Parking Easement Agreement]

RREEF DOMAIN: RREEF DOMAIN, LP, a Texas limited partnership

By:	RREEF DOMAIN GP, LLC a Delaware limited liability company Its: General Partner

By:
Name:
Title:

STATE OF

COUNTY OF

Before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared this date                     , personally well known (or satisfactorily proven) to me to be the person whose name is subscribed to the foregoing and annexed Instrument, who, being by me first duly sworn, did depose and state that he/she is the                      of RREEF Domain GP, LLC, a Delaware limited liability company, general partner of RREEF Domain, LP a Texas limited partnership, which entity is a party to the foregoing and annexed Instrument, and that he, being duly authorized so to do, executed said Instrument on behalf of said entity as its free act and deed for the uses and purposes therein contained.

WITNESS my hand and official seal this             day of                 , 2013.

[Notarial Seal]

Notary Public

[Signature Page to Parking Easement Agreement]

CONSENT AND SUBORDINATION OF LENDER

The undersigned Lender hereby consents to the recordation of this instrument and subordinates the lien of the Deed of Trust dated                     , recorded under Document No.                      in the Official Public Records of Travis County, Texas, for the benefit of Lender, for so long as this instrument remains in effect.

LENDER: JP MORGAN CHASE, N.A.

By:
Its:

STATE OF	§
§
COUNTY OF	§

This instrument was ACKNOWLEDGED before me on                     , 2013, by                     ,                     of JP MORGAN CHASE, N.A., on behalf of said national banking association.

[SEAL]

EXHIBIT A

Legal Description of Z Block Tract

[See attached five (5) pages]

Exhibit A – Page 1

7.565 ACRES	FN NO. 13-251 (KWA)
FUTURE LOT 1 RREEF DOMAIN	MAY 30, 2013
BLOCK 2 SUBDIVISION	BPI JOB NO. R0101231-10038

DESCRIPTION

OF A 7.565 ACRE TRACT OF LAND OUT OF THE JAMES ROGERS SURVEY, ABSTRACT NO. 659, SITUATED IN THE CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, BEING A PORTION OF LOT 2A, RREEF DOMAIN BLOCK C SUBDIVISION, A SUBDIVISION OF RECORD IN DOCUMENT NO. 201300086 OF THE OFFICIAL PUBLIC RECORDS OF TRAVIS COUNTY, TEXAS; SAID 7.565 ACRES OF LAND BEING MORE PARTICULARLY DESCRIBES BY METES AND BOUNDS AS FOLLOWS:

BEGINNING, at a 1/2 inch iron rod with “BPI” cap set at the northwesterly corner of Lot 3A of said RREEF Domain Block U Subdivision, being an interior corner of said Lot 2A, for the northeasterly corner hereof;

THENCE, along the westerly line of said Lot 3A, being an interior line of said Lot 2A, for a portion of the easterly line hereof, the following nine (9) courses and distances:

1)	Along a non-tangent curve to the left, having a radius of 39.50 feet, a central angle of 141°08’44”, an arc length of 97.31 feet, and a chord which bears, S01°59’31”E, a distance of 74.50 feet to a 1/2 inch iron rod with “BPT” cap set at the point of tangency of said curve;

2)	S72°33’53”E, a distance of 98.71 feet to a 1/2 inch iron rod with “BPI” cap set at the point of curvature of a curve to the right;

3)	Along said curve, having a radius of 60.50 feet, a central angle of 90°02’58”, an arc length of 95.09 feet, and a chord which bears, S27°32’24”E, a distance of 85.60 feet to a 1/2 inch iron rod with “BPI” cap set at the point of tangency of said curve;

4)	S17°29’05”W, a distance of 86.60 feet to a 1/2 inch iron rod with “BPI” cap set at the point of curvature of a curve to the left;

5)	Along said curve, having a radius of 24.50 feet, a central angle of 90°02’58”, an arc length of 38.51 feet, and a chord which bears, S27°32’24”E, a distance of 34.66 feet to a 1/2 inch iron rod with “BPI” cap set at the point of tangency of said curve;

6)	S72°33’53”F, a distance of 38.61 feet to a 1/2 inch iron rod with “BPI” cap set at the point of curvature of a curve to the right;

7)	Along said curve, having a radius of 79.50 feet, a central angle of 21°04’24”, an arc length of 29.24 feet, and a chord which bears, S62°01’41”E, a distance of 29.08 feet to a 1/2 inch iron rod with “BPI” cap set at the point of tangency of said curve;

Exhibit A – Page 2

FN NO. 13-251 (KWA)

MAY 30, 2013

8)	S5l°29’29”E, a distance of 25.48 feet to a 1/2 inch iron rod with “BPI” cap set at the point of curvature of a curve to the left;

9)	Along said curve, having a radius of 24.50 feet, a central angle of 30°47’19”, an arc length of 13.17 feet, and a chord which bears, S66°53’08”E, a distance of 13.01 feet to a 1/2 inch iron rod with “BPI” cap set at the southwesterly corner of said Lot 3A, for an angle point hereof;

THENCE, leaving the southwesterly corner of said Lot 3A, over and across said Lot 2A, for a portion of the easterly, southerly, westerly and a portion of the northerly lines hereof, the following sixteen (16) courses and distances:

1)	Along a non-tangent curve to the left, having a radius of 146.50 feet, a central angle of 27°31’17”, an are length of 70.37 feet, and a chord which bears, S31°11’46”W, a distance of 69.70 feet to a 1/2 inch iron rod with “BPI” cap set at the point of tangency of said curve;

2)	S17°26’07”W, a distance of 430.01 feet to a 1/2 inch iron rod with “BPI” cap set at the southeasterly corner hereof;

3)	N72°33’53”W, a distance of 244.06 feet to a 1/2 inch iron rod with “BPI” cap set for an angle point;

4)	S12°33’53”E, a distance of 10.97 feet to a 1/2 inch iron rod with “BPI” cap set for an angle point;

5)	N73°32’36”W, a distance of 87.81 feet to a 1/2 inch iron rod with “BPI” cap set for an angle point;

6)	N72°33’53”W, a distance of 145.36 feet to a 1/2 inch iron rod with “BPI” cap set at the point of curvature of a curve to the right;

7)	Along said curve, having a radius of 334.50 feet, a central angle of 05°34’36”, an arc length of 32.56 feet, and a chord which bears, N69°46’35”W, a distance of 32.54 feet to a 1/2 inch iron rod with “BPI” cap set at the point of compound curvature of a curve to the right, for the southwesterly corner hereof, from which a PK Nail with “Baker Aicklen Washer” found for an angle point in the northerly line of said Lot 2A bears, N00°54’14”W, a distance of 53.46 feet;

8)	Along said compound curve, having a radius of 24.50 feet, a central angle of 84°32’02”, an arc length of 36.15 feet, and a chord which bears, N24°43’15”W, a distance of 32.96 feet to a 1/2 inch iron rod with “BPI” cap set at the point of tangency of said curve;

Exhibit A – Page 3

FN NO. 13-251 (KWA)

MAY 30, 2013

9)	N17°32’46”E, a distance of 209.11 feet to a 1/2 inch iron rod with “BPI” cap set for an angle point;

10)	N21[0]28’53”E, a distance of 257.91 feet to a 1/2 inch iron rod with “BPI” cap set at the point of curvature of a curve to the right;

11)	Along said curve, having a radius of 330.50 feet, a central angle of 15°45’31”, an arc length of 90.90 feet, and a chord which bears, N37°16’20”E, a distance of 90.61 feet to a 1/2 inch iron rod with “BPI” cap set at the point of curvature of a compound curve to the right;

12)	Along said compound curve, having a radius of 191.50 feet, a central angle of 10°53’11”, an arc length of 36.39 feet, and a chord which bears, N52°25’37”E, a distance of 36.33 feet to a 1/2 inch iron rod with “BPI” cap set at the point of tangency of said curve;

13)	N57°52’13”E, a distance of 31.37 feet to a 1/2 inch iron rod with “BPI” cap set for an angle point;

14)	N60°06’55”E, a distance of 84.70 feet to a 1/2 inch iron rod with “BPI” cap set at the point of curvature of a curve to the right;

15)	Along said curve to the right, having a radius of 448.50 feet, a central angle of 08°27’56”, an arc length of 66.27 feet, and a chord which bears, N64°20’53”E, a distance of 66.21 feet to a 1/2 inch iron rod with “BPI” cap set at the point of tangency of said curve;

16)	N68°34’51”E, a distance of 44.06 feet to the POINT OF BEGINNING containing an area of 7.565 acres (329,530 sq. ft.) of land, more or less, within these metes and bounds.

I, MARK J. JEZISEK, A REGISTERED PROFESSIONAL LAND SURVEYOR, DO HEREBY CERTIFY THAT THE PROPERTY DESCRIBED HEREIN WAS DETERMINED BY A SURVEY MADE ON THE GROUND UNDER MY DIRECTION AND SUPERVISION. A SURVEY EXHIBIT WAS PREPARED TO ACCOMPANY THIS FIELDNOTE DESCRIPTION.

/s/ Mark J. Jezisek 5/30/13
BURY & PARTNERS, INC. 221 WEST SIXTH STREET, SUITE 600 AUSTIN, TEXAS 78701	MARK J. JEZISEK R.P.L.S. NO. 5267 STATE OF TEXAS	DATE

Exhibit A – Page 4

SHEET 1 OF 2

BEARING BASIS NOTE:
THE BEARING BASIS FOR THE SURVEY SHOWN HEREON IS THE TEXAS STATE PLANE COORDINATE SYSTEM, CENTRAL ZONE, NAD 83(93), UTILIZING GPS CONTROL MONUMENTS.

LEGEND

▲	P.K. NAIL WITH WASHER FOUND
O	1/2" IRON ROD WITH "BPI" CAP SET
P.O.B.	POINT OF BEGINNING

0 75 150 300
SCALE: 1"= 150'
MOPAC EXPRESSWAY NORTH
(R.O.W. VARIES)
RESUBDIVISION OF LOT 5A, BLOCK "A" THE DOMAIN SHOPPING CENTER SECTION 3 DOCUMENT NO. 201200125
LOT 5A-2
LOT 5A-1
DOMAIN BOULEVARD
(PRIVATE DRIVE)
LOT 3A RREEF DOMAIN BLOCK U SUBDIVISION DOCUMENT NO. 201300086
P.O.B.
L10
C11
L9
L8
C10
C9
C1
L1
C2
L2
C3
L3
C4
C5
L4
C6
LOT 4A, BLOCK "A" THE DOMAIN SHOPPING CENTER SECTION 2 DOCUMENT NO. 200800026
DOMAIN DRIVE
(PRIVATE DRIVE)
N21°28'53"E 257.91'
7.565 ACRES
(329,530 SQ. FT.)
LOT 2A RREEF DOMAIN BLOCK U SUBDIVISION DOCUMENT NO. 201300086
"BAKER AICKLEN WASHER"
N00°54'14"W 53.46'
N17°32'46"E 209.11'
S17°26'07"W 430.01'
ROCK ROSE AVENUE
(PRIVATE DRIVE)
C8
C7
L7
L6
L5
N72°33'53"W 244.06'
STATE OF TEXAS
REGISTERED
MARK JERRY JEZISEK
5267
PROFESSIONAL LAND SURVEYOR
5/30/13

Bury+Partners

221 West Sixth Street, Suite 600
Austin, Texas 78701
Tel. (512)328-0011 Fax (512)328-0325
Bury+Partners, Inc. ©Copyright 2013

ENDEAVOR REAL ESTATE GROUP

DATE: 05/30/13	FILE: H:\101231\038\10123103BEX1.DWG	FN No.: 13-251(KWA)	DRAWN BY: KWA	PROJ. No: 101231-10038

Exhibit A – Page 5

SHEET 2 OF 2

LINE TABLE

No.	BEARING	DISTANCE
L1	S72°33'53"E	98.71'
L2	S17°29'05"W	86.60'
L3	S72°33'53"E	38.61'
L4	S51°29'29"E	25.48'
L5	S12°33'53"E	10.97'
L6	N73°32'36"W	87.81'
L7	N72°33'53"W	145.36'
L8	N57°52'13"E	31.37'
L9	N60°06'55"E	84.70'
L10	N68°34'51"E	44.06'

CURVE TABLE

NO.	DELTA	RADIUS	ARC LENGTH	CHORD LENGTH	CHORD BEARING
C1	141°08'44"	39.50	97.31	74.50	S01°59'31"E
C2	90°02'58"	60.50	95.09	85.60	S27°32'24"E
C3	90°02'58"	24.50	38.51	34.66	S27°32'24"E
C4	21°04'24"	79.50	29.24	29.08	S62°01'41"E
C5	30°47'19"	24.50	13.17	13.01	S66°53'08"E
C6	27°31'17"	146.50	70.37	69.70	S31°11'47"W
C7	5°34'36"	334.50	32.56	32.54	N69°46'35"W
C8	84°32'02"	24.50	36.15	32.96	N24°43'15"W
C9	15°45'31"	330.50	90.90	90.61	N37°16'20"E
C10	10°53'11"	191.50	36.39	36.33	N52°25'37"E
C11	8°27'56"	448.50	66.27	66.21	N64°20'53"E

STATE OF TEXAS
REGISTERED
MARK JERRY JEZISEK
5267
PROFESSIONAL LAND SURVEYOR

5/30/13

Bury+Partners
221 West Sixth Street, Suite 600
Austin, Texas 78701
Tel. (512)328-3011 Fax (512)328-0325
Bury+Partners, Inc. ©Copyright 2013

ENDEAVOR REAL ESTATE GROUP

DATE: 05/30/13 | FILE: H:\101231\038\10123103BEX1.DWG | FN No.: 13-251(KWA) | DRAWN BY: KWA | PROJ. No: 101231-10038

Exhibit A – Page 6

EXHIBIT B

Legal Description of Building 2 Tract

Lot 3A, RREEF Domain Block U Subdivision, according to the map or plat thereof recorded under Document No. 201300086 of the Official Public Records of Travis County, Texas.

Exhibit B – Page 1

EXHIBIT C

Depiction of Parking Garage Tract (including Parking Garage and Access Driveways)

“Phase 1 Garage” as depicted on the attached site plan

Exhibit C – Page 1

FUTURE GROUND FLOOR RETAIL
DOMAIN DRIVE
DOMAIN 2 OFFICE BUILDING
DOMAIN BLVD
PHASE 1 GARAGE
FUTURE GROUND FLOOR RETAIL
Z5 GARAGE
Z2-Z3 RESIDENTIAL OVER RETAIL
ROCK ROSE
Z2-Z3 RESIDENTIAL OVER RETAIL
PALM WAY

The DOMAIN

Gensler

DOMAIN 2

Z BLOCK - SITE EXHIBIT

01/15/13

SCALE: NTS

North

ENDEAVOR

221 West 6th St, Ste 1300
Austin, Texas 78701

Exhibit C – Page 2

EXHIBIT D

Depiction of Office Parking Spaces and Retail Parking Spaces

[See attached six (6) pages]

Exhibit D – Page 1

FLOOR 1
PHASE 1 PARKING GARAGE

RETAIL PARKING ONLY (48)
SHARED (30)

Exhibit D – Page 2

FLOOR 2
PHASE 1 PARKING GARAGE

SHARED (84)

Exhibit D – Page 3

FLOOR 3

PHASE 1 PARKING GARAGE

OFFICE ONLY

Exhibit D – Page 4

FLOOR 4

PHASE 1 PARKING GARAGE

OFFICE ONLY

Exhibit D – Page 5

FLOOR 5

PHASE 1 PARKING GARAGE

OFFICE ONLY

Exhibit D – Page 6

FLOOR 6

PHASE 1 PARKING GARAGE

OFFICE ONLY

Exhibit D – Page 7

EXHIBIT E

Parking Garage Expansion Area

“Z5 Garage” as depicted on the attached site plan

Exhibit E – Page 1

Exhibit E – Page 2

EXHIBIT F

Plans and Specifications

[See attached four (4) pages]

Exhibit F – Page 1

Exhibit F – Page 2

Gensler	April 23, 2013	The Domain - Garage Z5 Phase 1
25.1088.500	Addendum #3	Austin, Texas

~~SECTION 00 01 10~~	TABLE OF CONTENTS	3

DIVISION 00 - PROCUREMENT AND CONTRACTING REQUIREMENTS
Section No.	Title

~~SECTION 00 30 00~~	~~GEOTECHNICAL~~
00 31 00	Geotechnical Data	1
	Geotechnical Engineering Report (dated February 27, 2013)	62
00 60 00	Forms	1
	Submittal Transmittal	1
	Data Transfer Agreement	1
	Request for Interpretation	1
	Sustitution Request	1
	Change Order	1

~~SECTION~~ DIVISION 01 ~~00 00~~–GENERAL

Section No.	Title
01 10 00	Summary	3
01 14 00	Work Restrictions	2
01 23 00	Alternates	2
01 25 00	Substitution Procedures	4
01 26 13	Requests for Information (RFI’s)	3
01 31 00	Project Management and Coordination	6
01 33 00	Submittal Procedures	~~18~~17
01 40 00	Quality Requirements	6
01 42 00	References	12
01 50 00	Temporary Facilities and Controls	11
01 60 00	Product Requirements	8
01 73 00	Execution Requirements	7
01 73 29	Cutting and Patching	5
01 74 19	Construction Waste Management and Disposal	4
01 77 00	Closeout Procedures	~~8~~7
01 78 23	Operations and Maintenance Data	8
01 78 39	Project Record Documents	5
01 79 00	Demonstration and Training	7
01 81 13.19	Sustainable Design Requirements	7
	LEED Scorecard	2
	LEED Criteria Worksheet	1
01 91 13	Fundamental Comissioning	13

FACILITY CONSTRUCTION SUBGROUP

DIVISION 02 – EXISTING CONDITIONS (Not Used)

DIVISION 03 – CONCRETE
Section No.	Title
03 30 00	Cast-In-Place Concrete (by IIWA)	23
03 41 00	Precast Structural Concrete (by IIWA)	15

TABLE OF CONTENTS	00 01 10 - 1
Copyright 2013 Gensler

Exhibit F – Page 3

Gensler	April 23, 2013	The Domain - Garage Z5 Phase 1
25.1088.500	Addendum #3	Austin, Texas

DIVISION 04 – MASONRY
Section No.	Title
04 20 00	Unit Masonry (by HWA)	7

DIVISION 05 – METALS
Section No.	Title
05 12 00	Structural Steel Framing (by HWA)	10
05 31 00	Steel Decking (by HWA)	4
05 50 00	Metal Fabrications	15

DIVISION 06 – WOOD, PLASTICS, AND COMPOSITES
Section No.	Title
06 10 53	Miscellaneous Rough Carpentry	5
06 20 00	Finish Carpentry	4

DIVISION 07 – THERMAL AND MOISTURE PROTECTION
Section No.	Title
07 16 16	Crystalline Waterproofing	4
07 18 00	Traffic Coatings	4
07 19 00	Water Repellents	4
07 54 00	Thermoplastic (TPO) Membrane Roofing	13
07 60 00	Flashing and Sheet Metal	7
07 92 00	Joint Sealants	11

DIVISION 08 – OPENINGS
Section No.	Title
08 11 13	Hollow Metal Doors and Frames	9
08 71 00	Door Hardware	8

DIVISION 09 – FINISHES
Section No.	Title
09 91 23	Exterior Painting	6

DIVISION 10 – SPECIALTIES
Section No.	Title
10 14 00	Signage	6
10 44 00	Fire Protection Specialties	4
10 82 33	Greenscreen	4

DIVISION 11 – EQUIPMENT (Not Used)

DIVISION 12 – FURNISHINGS (Not Used)

DIVISION 13 – SPECIAL CONSTRUCTION (Not Used)

DIVISION 14 – CONVEYING EQUIPMENT
Section No.	Title
14 21 00	Electric Traction Elevators	22

DIVISIONS 15 through 19 (Reserved by CSI for future development).

TABLE OF CONTENTS	00 01 10 - 2
Copyright 2013 Gensler

Exhibit F – Page 4

Gensler	April 23, 2013	The Domain - Garage Z5 Phase 1
25.1088.500	Addendum #3	Austin, Texas

DIVISION 21 – FIRE SUPPRESSION (by Encotech)
Section No.	Title
21 13 16	Dry-Pipe Sprinkler Systems	6

DIVISION 22 – PLUMBING (by Encotech)
Section No.	Title
22 00 52	Common Work Results for Plumbing	6
22 00 61	Hangers and Supports for Plumbing Piping and Equipment	6
22 00 76	Identification for Plumbing Piping and Equipment	3
22 00 82	Plumbing Insulation	9
22 01 11	General-Duty Valves for Plumbing Piping	4
22 01 40	Domestic Water Piping	9
22 01 45	Domestic Water Piping Specialties	3
22 01 50	Sanitary Waste and Vent Piping	5
22 01 55	Sanitary Waste and Vent Piping Specialties	5

DIVISION 23 (Not Used)

DIVISION 24 (Not Used)

DIVISION 25 (Not Used)

DIVISION 26 – ELECTRICAL (by Encotech)
Section No.	Title
26 00 01	Electrical General Provisions	14
26 00 30	Electrical Grounding Section	2
26 01 10	Electrical Raceway	4
26 01 20	Electrical Insulated Conductors	2
26 01 30	Electrical Boxes	2
26 01 40	Electrical Wiring Devices	2

DIVISION 27 (Not Used)

DIVISION 28 (Not Used)

DIVISION 29 (Not Used)

DIVISION 30 (Not Used)

DIVISION 31 – EARTHWORK (by HWA)
Section No.	Title
31 63 29	Drilled Concrete Piers	9

DIVISION 32 (Not Used)

END OF TABLE OF CONTENTS

TABLE OF CONTENTS	00 01 10 - 3
Copyright 2013 Gensler

Exhibit F – Page 5

EXHIBIT G

Depiction of Expanded Garage Office Parking Spaces and Retail Parking Spaces

[See attached six (6) pages]

Exhibit G – Page 1

FLOOR 1

EXPANDED GARAGE

NO OFFICE PARKING

Exhibit G – Page 2

FLOOR 2

EXPANDED GARAGE

NO OFFICE PARKING

Exhibit G – Page 3

FLOOR 3

EXPANDED GARAGE

SHARED (114) BETWEEN RETAIL & OFFICE

OFFICE ONLY (30)

Exhibit G – Page 4

FLOOR 4

EXPANDED GARAGE

OFFICE ONLY (160)

Exhibit G – Page 5

FLOOR 5

EXPANDED GARAGE

OFFICE ONLY (160)

Exhibit G – Page 6

FLOOR 6

EXPANDED GARAGE

OFFICE ONLY (109)

Exhibit G – Page 7

SCHEDULE 1

Parking Garage Declaration-Required Provisions

The Office Permitted Users and the Retail Permitted Users shall have free, reasonable and continuous access to the Expanded Garage Office Parking Spaces and the Expanded Garage Ritual Parking Spaces, respectively, in all material respects identical to their respective use of the Office Parking Spaces and Retail Parking Spaces.

The owners of the Office Parking Unit and Retail Parking Unit shall have the right to charge for use of the Expanded Garage Office Parking Spaces and the Expanded Garage Ritual Parking Spaces, respectively, without the pass-through of such charges to the condominium association or any other party.

Assessments by the condominium association shall be comparable in scope to the maintenance charges set forth in Section 4 above and shall be commercially reasonable and comparable to assessments for parking structures in similar mixed-use developments.

The skybridge connecting the Office Unit to the Parking Garage shall be included in the Office Parking Unit.

The condominium association shall be required to maintain insurance in amounts no less than those required for the association under the declaration for the Building 2 Regime (the “Domain 2 Declaration”).

Following a casualty, (a) the Office Parking Unit shall be restored to useable condition comparable to that existing prior to the casualty unless the Office Unit Owner agrees differently and (b) Retail Parking Unit shall be restored to useable condition comparable to that existing prior to the casualty unless the Retail Unit Owner agrees differently. Notwithstanding anything to the contrary in the Uniform Act, an owner of a unit shall not be obligated to rebuild or restore its unit (including, without limitation, the Office Parking Unit and the Retail Parking Unit, as applicable) (the “Affected Unit”) following a casualty or condemnation provided that such owner, at its sole cost and expense, undertakes any demolition and restoration of the Affected Unit necessary to ensure that the other units of the Regime (including, without limitation, the Office Parking Unit and the Retail Parking Unit, as applicable) are structurally sound, operable and substantially the same in quality of materials and aesthetic character as that which existed prior to such casualty, unless such other unit owners agree differently.

Any amendment of the Parking Garage Declaration affecting the Garage Expansion or provisions of this Schedule 1 shall require the written agreement of the Retail Unit Owner and Office Unit Owner, except as set forth in §§ 82.007(a), 82.056(d), 82.058(b) and (c), 82.062, 82.067(a) and (f) of the Uniform Act.

The Parking Garage Declaration can only be terminated in accordance with § 82.068 of the Uniform Act.

Schedule 1 – Page 1

EXHIBIT L – DEPICTION OF ROOF DECK

attached to and made a part of Lease bearing the

Lease Reference Date of July 3, 2013 between

Domain Junction 2 LLC, as Landlord and

HomeAway, Inc., as Tenant

L-1